                                               FILED PURSUANT TO RULE 424(b)5
                                               UNDER REGISTRATION NO. 33-99276

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SHALL NOT CONSTITUTE + +AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE + +ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION + +OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE +
+SECURITIES LAWS OF ANY SUCH STATE.                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 16, 1998

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MARCH 16, 1998

                     [LOGO OF CAPITAL ONE(R) APPEARS HERE]

                                  MASTER TRUST
       $500,000,000 CLASS A   % ASSET BACKED CERTIFICATES, SERIES 1998-1
        $50,236,407 CLASS B   % ASSET BACKED CERTIFICATES, SERIES 1998-1

                     CAPITAL ONE BANK, SELLER AND SERVICER

  The Class A % Asset Backed Certificates, Series 1998-1 (the "Class A Certificates") and the Class B % Asset Backed Certificates, Series 1998-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") offered hereby represent undivided interests in certain assets of the Capital One Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement between Capital One Bank, a Virginia banking corporation (the "Bank"), as seller and servicer, and The Bank of New York, as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. Concurrently with the issuance of the Investor Certificates, the Trust will issue $40,780,142 aggregate initial principal amount of Floating Rate Class C Asset Backed Interests, Series 1998-1 (the "Class C Interests" and, together with the Investor Certificates, the "Series 1998-1 Interests"). The Bank owns the remaining undivided interest in the Trust not represented by the Investor Certificates, the other investor certificates issued by the Trust and any uncertificated interests in the Trust issued as Series Enhancement and will service the Receivables. The Trust previously has issued eighteen other series of investor certificates which evidence undivided interests in the Trust. The Bank may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Investor Certificates and the Class C Interests. The issuance of additional series of certificates may impact the timing or amount of payments received by the holders of the Class A
Certificates and the Class B Certificates (the "Investor Certificateholders").
                                                        (Continued on next page)

  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE INVESTOR CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE INVESTOR CERTIFICATES ARE PAID IN FULL. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" HEREIN ON PAGE S-16 AND IN THE PROSPECTUS ON PAGE 18.

THE INVESTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF THE BANK. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         PRICE TO  UNDERWRITING   PROCEEDS TO
                                         PUBLIC(1)  DISCOUNTS   THE SELLER(1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate................       %          %              %
--------------------------------------------------------------------------------
Per Class B Certificate................       %           %              %
--------------------------------------------------------------------------------
Total..................................    $          $              $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from April 1, 1998.
(2) Before deduction of expenses payable by the Seller, estimated to be $   .

                                  ----------
  The Investor Certificates are offered by the Underwriter when, as and if issued by the Trust and accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Investor Certificates will be delivered in book-entry form on or about April 1, 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

                                BARCLAYS CAPITAL

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH  , 1998

(Continued from previous page)

  Following the completion of the offering made hereby, additional Investor Certificates may be issued from time to time if certain conditions have been met. See "Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

  Interest will accrue on the Class A Certificates from April 1, 1998 (the
"Series Issuance Date") at the rate of    percent per annum (the "Class A
Certificate Rate"). Interest on the Class B Certificates will accrue from the
Series Issuance Date at the rate of    percent per annum (the "Class B
Certificate Rate"). Interest on the Investor Certificates will be distributed monthly on the 15th day of each month (or if any such day is not a business day, the next succeeding business day) beginning on May 15, 1998 (each, a "Distribution Date"). See "Series Provisions--Interest Payments." For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

  Principal with respect to the Class A Certificates is scheduled to be paid on the April 2008 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal with respect to the Class B Certificates is scheduled to be paid on the June 2008 Distribution Date, but may be paid earlier or later under certain circumstances described herein. See "Maturity Considerations" and "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus. Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates. See "Series Provisions--Principal Payments."

  THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED HEREIN. In addition, the fractional undivided interest in the Trust represented by the Class C Interests will be subordinated to the extent necessary to fund payments with respect to the Investor Certificates to the extent described herein. The Series 1998-1 Interests will also have the benefit of the Cash Collateral Account which will be funded with an initial deposit of $9,456,265. See "Summary of Series Provisions--The Investor Certificates; the Class C Interests," "--Subordination; Additional Amounts Available to Investor Certificateholders" and "--The Cash Collateral Account." Only the Investor Certificates are offered hereby. Additional credit enhancement will be provided in the event that additional Investor Certificates are issued. See "Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

  Application will be made to list the Investor Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Investor Certificateholders should consult with Banque Internationale a Luxembourg, the Luxembourg listing agent for the Investor Certificates, 69, route d'Esch, L-1470 Luxembourg, phone number 011-352-4590-3550, for the status of such listing.

  The Termination Date for the Investor Certificates is the June 2011 Distribution Date.

  Series 1998-1 is not an Extendable Series or a Prefunded Series.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  The Investor Certificates offered hereby constitute a separate Series of investor certificates being offered by the Bank from time to time pursuant to its Prospectus dated March 16, 1998. This Prospectus Supplement does not contain complete information about the offering of the Investor Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Investor Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  The following Summary of Series Terms (the "Summary of Terms") and the Summary of Series Provisions are qualified in their entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

                            SUMMARY OF SERIES TERMS

TRUST.......................  Capital One Master Trust (the "Trust").

TITLE OF SECURITIES.........  $500,000,000 Class A  % Asset Backed
                               Certificates, Series 1998-1 (the "Class A
                               Certificates") and $50,236,407 Class B % Asset Backed Certificates, Series 1998-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates"). In addition, the Trust will issue $40,780,142 Floating Rate Class C Asset Backed Interests, Series 1998-1 (the "Class C Interests" and, together with the Investor Certificates, the "Series 1998-1 Interests"). Only the Investor Certificates are offered hereby.

INITIAL INVESTOR AMOUNT.....  $591,016,549 (the "Initial Investor Amount").

CLASS A INITIAL INVESTOR
 AMOUNT.....................  $500,000,000 (the "Class A Initial Investor
                               Amount").

CLASS B INITIAL INVESTOR
 AMOUNT.....................  $50,236,407 (the "Class B Initial Investor
                               Amount").

CLASS C INITIAL INVESTOR
 AMOUNT.....................  $40,780,142 (the "Class C Initial Investor
                               Amount").

INITIAL CASH COLLATERAL
 AMOUNT.....................  $9,456,265 (the "Initial Cash Collateral
                               Amount").

SERIES DESIGNATIONS.........  Series 1998-1 is not an Extendable Series or a
                               Prefunded Series.

CLASS A CERTIFICATE RATE....   % per annum.

CLASS B CERTIFICATE RATE....   % per annum.

INTEREST PAYMENT DATES......  The 15th day of each calendar month (or, if any such day is not a business day, the next succeeding business day), beginning on May 15, 1998.

CLASS A CONTROLLED
 ACCUMULATION AMOUNT........  For each Distribution Date with respect to the
                               Class A Accumulation Period, $25,000,000; except that, if the commencement of the Class A Accumulation Period is delayed as described herein under "Series Provisions--Principal Payments," which the Bank believes is likely, the Class A

                               Controlled Accumulation Amount may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined as described under "Series Provisions--Application of Collections--Payments of Principal."

SERIES 1998-1 TERMINATION
 DATE ......................  The June 2011 Distribution Date. See "Series
                               Provisions--Series Termination."

CLASS A EXPECTED FINAL
 PAYMENT DATE...............  The April 2008 Distribution Date.

CLASS B EXPECTED FINAL
 PAYMENT DATE...............  The June 2008 Distribution Date.

SERIES CUT-OFF DATE.........  April 1, 1998.

SERIES ISSUANCE DATE........  April 1, 1998.

GOVERNING LAW...............  New York.

                          SUMMARY OF SERIES PROVISIONS

THE INVESTOR
 CERTIFICATES;THE CLASS C
 INTERESTS..................  Each of the Series 1998-1 Interests represents a specified undivided interest in certain assets of the Trust. The portion of the Trust Assets allocated to the holders of the Series 1998-1 Interests as described below and under "Description of the Certificates" in the Prospectus will be further allocated between the holders of the Class A Certificates (the "Class A Certificateholders' Interest"), the holders of the Class B Certificates (the "Class B Certificateholders' Interest") and the holders of the Class C Interests (the "Class C Investors' Interest") as described herein. The Class A Certificateholders' Interest and the Class B Certificateholders' Interest are sometimes collectively referred to herein as the "Investor Certificateholders' Interest." The specified undivided interest in the Trust Assets represented by the Class C Interests in the initial amount of $40,780,142 (an amount that represents 6.90% of the Initial Investor Amount) together with amounts on deposit in the Cash Collateral Account constitute the Credit Enhancement for the Investor Certificates. For purposes of this Prospectus Supplement, the Class C Investors' Interest shall be deemed to be the "Enhancement Invested Amount" for all purposes under the Prospectus. The Class C Interests will be issued pursuant to the Pooling Agreement and the Series 1998-1 Supplement as supplemented by the supplement relating to the Class C Interests (the "Class C Supplemental Agreement").

                              The aggregate amount of Principal Receivables
                               allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest (as more fully defined herein, the "Invested Amount") will be $591,016,549 on the Series Issuance Date (the "Initial Invested Amount").

                              The aggregate amount of Principal Receivables
                               allocable to the Class A Certificateholders'
                               Interest (as more fully defined herein, the "Class A Invested Amount") will be $500,000,000 on the Series Issuance Date (the "Class A Initial Invested Amount"). The aggregate amount of Principal Receivables allocable to the Class B Certificateholders' Interest (as more fully defined herein, the "Class B Invested Amount") will be $50,236,407 on the Series Issuance Date (the "Class B Initial Invested Amount"). The aggregate amount of Principal Receivables allocable to the Class C Interests (as more fully defined herein, the "Class C Invested Amount") will be $40,780,142 on the Series Issuance Date (the "Class C Initial Invested Amount"). Because Series 1998-1 is not a Prefunded Series, the Class A Initial Invested Amount will equal the Class A Initial Investor Amount, the Class B Initial Invested Amount will equal the Class B Initial Investor Amount and the Class C Initial Invested Amount will equal the Class C Initial Investor Amount.

                              The Class B Invested Amount will decline in
                               certain circumstances as a result of (a) the allocation to the Class B Certificateholders' Interest of Defaulted Amounts otherwise allocable to the Class A Certificateholders' Interest and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Certificateholders' Interest to fund certain payments in respect of the Class A Certificates. Any such reductions in the Class B Invested Amount may be reimbursed out of Excess Spread, if any, Excess Finance Charges allocable to Series 1998-1, the reallocation of certain amounts allocable to the Class C Interests and certain amounts, if any, on deposit in the Cash Collateral Account as described herein. The Class C Invested Amount may be reduced and may be reimbursed in certain circumstances, as described herein. During the Class A Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and the Defaulted Amount with respect to each Monthly Period, the Class A Certificateholders' Interest will be further reduced by the amount on deposit in the Principal Funding Account (as so reduced, the "Class A Adjusted Invested Amount" and together with the Class B Invested Amount and the Class C Invested Amount, the "Adjusted Invested Amount"). The principal amount of the Seller's Interest will fluctuate as the amount of Principal Receivables in the Trust, the invested amount of each Series and the amounts on deposit in the Excess Funding Account, any principal funding account and any prefunding account change from time to time.

                              The Investor Certificateholders' Interest and the
                               Class C Investors' Interest will include the right to receive (but only to the extent needed to make required payments under the Pooling Agreement and the Series 1998-1 Supplement and subject to any reallocation of such amounts as described herein) varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. Finance Charge Receivables collections and the Defaulted Amount will be allocated to the Series 1998-1 Interests based on the Floating Allocation Percentage. Such amounts will be further allocated to the Class A Certificates, the Class B Certificates and the Class C Interests based on the Class A Floating Percentage, the Class B Floating Percentage and the Class C Floating Percentage, respectively. Collections of Principal Receivables will be allocated to the Series 1998-1 Interests based on the Principal Allocation Percentage. Such percentage will vary as described herein under "Series Provisions-- Allocation Percentages" depending on whether the Investor Certificates are in their Revolving Period, Principal Payment Period, Accumulation Period or Early Amortization Period. See also "Description of the Certificates--Allocation Percentages" in the Prospectus. Such amounts will be further allocated to the Class A Certificates, the Class B Certificates and the Class C Interests as described herein. See "Series Provisions--Allocation Percentages."

ISSUANCE OF ADDITIONAL
 INVESTOR CERTIFICATES......  After the completion of the offering made hereby, the Bank may cause the Trustee to issue
                               additional Investor Certificates of Series 1998-1 ("Additional Investor Certificates") from time to time during the Revolving Period, provided that certain conditions included in the Series 1998-1 Supplement are met. In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Credit Enhancement will be increased pro rata. When issued, the Additional Investor Certificates of a class will be identical in all respects to the other outstanding Investor Certificates of that class. See "Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

OTHER SERIES................  As of the date hereof, the Trust has issued eighteen other Series of Certificates, thirteen of which are still outstanding. For information concerning the characteristics of such other outstanding Series of Certificates, see "Annex
                               I: Previous Issuances of Certificates."
                               Additional Series are expected to be issued from time to time by the Trust. See "Description of the Certificates--New Issuances" in the Prospectus and "Maturity Considerations" herein.

RECEIVABLES.................  The Bank has conveyed to the Trust Receivables arising in Accounts constituting a portion of the Bank Portfolio, based on criteria provided in the Pooling Agreement as applied on July 30, 1993 (the "Trust Cut-Off Date"), and in certain Additional Accounts conveyed to the Trust in accordance with the Pooling Agreement since the Trust Cut-Off Date, all as more fully described herein under "The Bank Portfolio." The aggregate amount of Receivables in the Accounts (including Receivables in Accounts conveyed to the Trust after January 30, 1998 and before the Series Issuance Date) as of January 30, 1998 was $10,951,046,183.46, consisting of
                               $10,629,372,511.61 of Principal Receivables and $321,673,671.85 of Finance Charge Receivables.

REGISTRATION, CLEARANCE AND
 SETTLEMENT.................  The Investor Certificates will be represented by certificates registered in the name of Cede, as the nominee of DTC. No purchaser of an Investor Certificate will be entitled to receive a definitive certificate except under certain limited circumstances. Investor
                               Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). See "The Pooling Agreement Generally--Definitive Certificates" in the Prospectus.

SERVICING COMPENSATION......  The Servicing Fee Rate for the Series 1998-1
                               Interests will be 2.00% per annum. On each Distribution Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer in respect of the Monthly

                               Servicing Fee. In addition, the Class A
                               Servicing Fee, the Class B Servicing Fee and the Class C Servicing Fee will be paid on each Distribution Date as described under "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" and "-- Servicing Compensation and Payment of Expenses" herein. See also "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus.

FUNDING PERIOD..............  If the Summary of Terms herein designates Series
                               1998-1 a Prefunded Series, then during the period (the "Funding Period") from and including the Series Issuance Date to but excluding the earlier of (i) the conclusion of the Revolving Period, (ii) the date on which the Invested Amount first equals the Investor Amount and
                               (iii) the Final Funding Date specified in the Summary of Terms, the Prefunded Amount will be maintained in an Eligible Deposit Account to be established with the Trustee (the "Prefunding Account"). If Series 1998-1 is designated a Prefunded Series, the "Prefunded Amount" will equal the Initial Prefunded Amount specified in the Summary of Terms, less the amounts of any increases in the Invested Amount pursuant to the Series 1998-1 Supplement in connection with an increase in the amount of Principal Receivables in the Trust. Funds on deposit in the Prefunding Account will be invested by the Trustee in Eligible Investments.

                              During the Funding Period, if applicable, funds
                               on deposit in the Prefunding Account will be withdrawn on the Funding Dates specified in the Summary of Terms and paid to the Seller, and the Invested Amount will be increased by a corresponding amount, to the extent that the principal amount of the Seller's Interest on such day exceeds the Required Funding Percentage specified in the Summary of Terms of the aggregate amount of Principal Receivables in the Trust on such day; provided, however, that the Invested Amount will in no event exceed the Initial Investor Amount or increase by an amount in excess of the Prefunded Amount immediately prior to giving effect to such increase. Investor Certificateholders and the holders of the Class C Interests (the "Class C Interest Holders" and, together with the Investor Certificateholders, the "Series 1998-1 Holders") will have no further right to or interest in such funds upon their withdrawal from the Prefunding Account in connection with such increases in the Invested Amount. Should the Prefunded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Prefunding Account will be payable pro rata to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders on the next succeeding Distribution
                               Date and result in a reduction of the Investor Amount. See "Series Provisions--Prefunding Account" herein and "Description of the Certificates--Funding Period" in the Prospectus.

REVOLVING PERIOD; CLASS A
 ACCUMULATION PERIOD; CLASS
 B AMORTIZATION PERIOD;
 CLASS C AMORTIZATION
 PERIOD.....................  Unless a Pay Out Event or, if Series 1998-1 is an
                               Extendable Series, a Principal Payment Event has occurred, the revolving period with respect to Series 1998-1 (the "Revolving Period") is scheduled to end at the close of business on the last day of the July 2006 Monthly Period. Subject to the conditions set forth under "Series Provisions--Principal Payments" herein, the day on which the Revolving Period ends and the Class A Accumulation Period begins may be delayed to no later than the close of business on the last day of February 2008 Monthly Period. Unless a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event has occurred, (i) the Class A accumulation period (the "Class A Accumulation Period") will commence at the close of business on the last day of the Revolving Period and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the commencement of the Principal Payment Period, if applicable, (c) the payment in full of the Class A Invested Amount or (d) the Series 1998-1 Termination Date (the "Termination Date"), (ii) the Class B amortization period (the "Class B Amortization Period") will commence on the Distribution Date on which the Class A Invested Amount is paid in full (the "Class B Principal Commencement Date") and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Class B Invested Amount or (c) the Termination Date and (iii) the Class C amortization period (the "Class C Amortization Period") will commence on the Distribution Date on which the Class B Invested Amount is paid in full (the "Class C Principal Commencement Date") and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Class C Invested Amount or (c) the Termination Date. No principal will be payable to Class A Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Expected Final Payment Date, or, upon the occurrence of a Pay Out Event or a Principal Payment Event as described herein, the first Special Payment Date with respect to the Early Amortization Period or Principal Payment Period, as applicable. No principal will be payable to the Class B Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Invested Amount is paid in full. No principal will be payable to the Class C Interest Holders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class B Invested Amount is paid in full. For the period beginning on the Series Cut-Off Date and ending with the commencement of the Class A Accumulation Period, the Principal Payment Period or the Early Amortization Period, collections of Principal Receivables otherwise allocable to the Investor Certificateholders' Interest and the Class C Investors' Interest (other than collections of Principal Receivables allocated to the Class B Certificateholders' Interest and the Class C Investors' Interest ("Reallocated Principal Collections") that are used to pay any deficiency in the Class A Required Amount or the Class B Required Amount) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Supplements for such other Series, or paid to the Bank. See "Series Provisions--Pay Out Events" and "--Extension of Initial Principal Payment Date" herein and "Description of the Certificates--Pay Out Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Class A Accumulation Period. In addition, see "Series Provisions--Principal Payments" herein and "Description of the Certificates--Shared Principal Collections" in the Prospectus.

SUBORDINATION; ADDITIONAL
 AMOUNTS AVAILABLE TO
 INVESTOR
 CERTIFICATEHOLDERS.........  The fractional undivided interest in the Trust
                               Assets allocable to the Class B Certificates and the Class C Interests will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Class C Interests will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates.

                              If collections of Finance Charge Receivables
                               allocable to the Class A Certificates for any Monthly Period and certain other available amounts described herein are less than the sum of (i) current and overdue Class A Monthly Interest, (ii) Class A Additional Interest,
                               (iii) current and overdue Class A Servicing Fee and (iv) the Class A Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charges allocable to Series 1998-1 will be applied to fund the deficiency (the "Class A Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of (a) the excess of collections of Finance Charge Receivables allocated to the Class A Certificates and other available funds described herein over the sum of the amounts referred to in clauses (i), (ii),
                               (iii) and (iv) above, (b) the excess of
                               collections of Finance Charge Receivables allocated to the Class B Certificates and certain other available funds described herein over the sum of (i) current and overdue Class B Monthly Interest, (ii) Class B Additional Interest and (iii) current and overdue Class B Servicing Fee and (c) the excess of collections of Finance Charge Receivables allocated to the Class C Interests and certain other available funds described herein over the current and overdue Class C Servicing Fee. If Excess Spread and Excess Finance Charges allocable to Series 1998-1 with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If Excess Spread and Excess Finance Charges allocable to Series 1998-1 with respect to such Distribution Date and amounts, if any, on deposit in the Cash Collateral Account are less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount with respect to the related Monthly Period will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, then a portion of the Class C Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Class C Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction in the Class C Invested Amount) to avoid a charge-off with respect to the Class A Certificates. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced if the Class A Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 1998-1, amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections for the related Monthly Period, but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the aggregate reductions in the Class C Invested Amount and the Class B Invested Amount with respect to such Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions-- Reallocation of Cash Flows" and "--Defaulted Receivables; Investor Charge-Offs."

                              Excess Spread and Excess Finance Charges
                               allocable to Series 1998-1 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be applied to fund the Class B Required Amount. The "Class B Required Amount" means the amount for any Distribution Date equal to the sum of (a) the amount, if any, by which the sum of (i) current and overdue Class B Monthly Interest, (ii) Class B Additional Interest and (iii) current and overdue Class B Servicing Fee exceeds collections of Finance Charge Receivables allocable to the

                               Class B Certificates for the related Monthly
                               Period and certain other available amounts described herein and (b) the Class B Investor Default Amount for the related Monthly Period. If Excess Spread and Excess Finance Charges allocable to Series 1998-1 with respect to such Distribution Date and not required to pay the Class A Required Amount are less than the Class B Required Amount, amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount will be withdrawn and applied to fund the Class B Required Amount. If such amounts available with respect to such Distribution Date are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Invested Amount for the related Monthly Period and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If Reallocated Principal Collections allocable to the Class C Invested Amount with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, then the Class C Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). If such reduction would cause the Class C Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class B Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 1998-1 not required to pay the Class A Required Amount and amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections not required to pay the Class A Required Amount for the related Monthly Period, but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the reduction in the Class C Invested Amount with respect to such Monthly Period. In the event of a reduction of the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Series Provisions-- Reallocation of Cash Flows."

THE CASH COLLATERAL
 ACCOUNT....................  A cash collateral account (the "Cash Collateral
                               Account") will be held in the name of the Trustee for the benefit of the Series 1998-1 Holders. The Cash Collateral Account will be fully funded on the Closing Date in the amount of $9,456,265 (the "Initial Cash Collateral Amount"). See "Series Provisions--Cash Collateral Account." To the extent set forth herein, withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount first and then to pay the Class B Required Amount and then to pay the excess, if any, of (a) the sum of (i) the excess, if any, of current and overdue Class C Servicing Fee over Class C

                               Available Funds, (ii) current and overdue Class C Monthly Interest, (iii) Class C Additional Interest, and (iv) the Class C Investor Default Amount for such Distribution Date over (b) the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amounts. See "Series Provisions-- Reallocation of Cash Flows" and "--Application of Collections."

                              On each Distribution Date, Excess Spread and
                               Excess Finance Charges allocable to Series 1998-1 (to the extent described under "Series Provisions--Application of Collections--Excess
                               Spread; Excess Finance Charges" herein) will be deposited in the Cash Collateral Account, to the extent that the amount on deposit in the Cash Collateral Account is less than the Required Cash Collateral Amount. The "Required Cash Collateral Amount" with respect to any Distribution Date means, subject to certain limitations more fully described herein, the greater of (I) the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date and (b) 1.6% and (II) $1,112,502. If on any Distribution Date the Available Cash Collateral Amount exceeds the Required Cash Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Series 1998-1 Supplement and the Class C Supplemental Agreement and will not be available to the Investor Certificateholders. See "Series Provisions--Cash Collateral Account."

EXCESS FINANCE CHARGES......  The Series 1998-1 Certificates will be the nineteenth Series issued by the Trust and the fourteenth Series, outstanding as of the Series Issuance Date, included in a group of Series ("Group One") expected to be issued by the Trust from time to time. The Series 1993-1 Certificates, the Series 1993-4 Certificates, the Series 1994-3 Certificates, the Series 1994-A Certificates, the Series 1995-1 Certificates, the Series 1995-2 Certificates, the Series 1995-3 Certificates, the Series 1995-4 Certificates, the Series 1996-1 Certificates, the Series 1996-2 Certificates, the Series 1996-3 Certificates, the Series 1997-1 Certificates and the Series 1997-2 Certificates are currently included in Group One. See "Annex I: Previous Issuances of Certificates." Subject to certain limitations described under "Description of the Certificates--Sharing of Excess Finance Charges" in the Prospectus, Excess Finance Charges, if any, with respect to a Series included in Group One will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group One, pro rata based upon the amount of the shortfall, if any, with respect to each Series in Group One.

SHARED PRINCIPAL
 COLLECTIONS................  Collections of Principal Receivables and certain other amounts otherwise allocable to other
                               Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, will be applied to cover principal payments due to or for the benefit of the holders of the Investor Certificates and the Class C Interests. See "Description of the Certificates--Shared Principal Collections" in the Prospectus.

OPTIONAL REPURCHASE.........  The Investor Certificateholders' Interest and the
                               Class C Investors' Interest will be subject to optional repurchase by the Bank on any Distribution Date after the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount is reduced to an amount that is less than or equal to 5% of the sum of the Initial Invested Amount plus, if applicable, the amount of any increases in the Invested Amount during the Funding Period. The purchase price will be equal to the sum of the Class A Invested Amount and the Class B Invested Amount (less the Principal Funding Account Balance, if any), the Class C Invested Amount and accrued and unpaid interest on the Class A Certificates, the Class B Certificates and the Class C Interests (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day. See "Description of the Certificates--Optional Termination; Final Payment of Principal" in the Prospectus.

REQUIRED PRINCIPAL BALANCE;
 ADDITION OF ACCOUNTS.......  The Series 1998-1 Supplement provides that the
                               Bank will be required to make an Addition of Accounts to the Trust if the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the sum of the initial invested amounts (plus the amount of any increases in the invested amounts attributable to prefunding) of each Series then outstanding (provided that certain Series may be excluded from such calculation if the issuance of such Series will not result in a Ratings Effect) minus amounts on deposit in the Excess Funding Account. See "Series Provisions--Required Principal Balance; Addition of Accounts" herein and "Description of the Certificates--Addition of Trust Assets" in the Prospectus.

DEFEASANCE..................  In certain circumstances and subject to certain conditions, the Bank may terminate its
                               substantive obligations in respect of Series
                               1998-1 or the Pooling Agreement as a whole. See "The Pooling Agreement Generally--Defeasance" in the Prospectus.

ERISA CONSIDERATIONS........  The Class A Certificates and the Class B
                               Certificates may not be acquired by (a) any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or
                               (c) any entity whose underlying assets include "plan assets" under the Final Regulation (as defined under "ERISA Considerations" in the Prospectus) by reason of any such plan's investment in the entity. By its acceptance of an Investor Certificate, each Investor Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations" in the Prospectus.

CLASS A CERTIFICATE
 RATING.....................  It is a condition to the issuance of the Class A
                               Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the subordination of the Class B Certificates and the Class C Interests and the circumstances, as described herein, in which the Available Cash Collateral Amount may be available for the benefit of the Class A Certificateholders. See "Risk Factors-- Series Considerations--Limited Nature of Rating" in the Prospectus.

CLASS B CERTIFICATE RATING
 ...........................  It is a condition to the issuance of the Class B
                               Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized rating agency. The rating of the Class B Certificates is based primarily on the value of the Receivables, the subordination of the Class C Interests and the circumstances, as described herein, in which the Available Cash Collateral Amount may be available for the benefit of the Class B Certificateholders. See "Risk Factors--Series Considerations--Limited Nature of Rating" in the Prospectus.

LISTING.....................  Application will be made to list the Investor
                               Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Investor Certificateholders should consult with Banque Internationale a Luxembourg, S.A., the Luxembourg listing agent for the Investor Certificates, 69, route d'Esch, L-1470 Luxembourg, phone number 011-352-4590-3550 for the status of such listing.

                                 RISK FACTORS

  LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Investor Certificates will be provided by the subordination of the Class C Interests and the funds held in the Cash Collateral Account, such amounts are limited. If the Class C Invested Amount and the amount on deposit in the Cash Collateral Account are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions--Cash Collateral Account."

  EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charges allocated to Series 1998-1, Reallocated Principal Collections with respect to the Class C Interests, amounts on deposit in the Cash Collateral Account, and reductions in the Class C Invested Amount. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "Series Provisions--Allocation Percentages" and "--Reallocation of Cash Flows" herein. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                            MATURITY CONSIDERATIONS

  The Pooling Agreement and the Supplement thereto for Series 1998-1 (the "Series 1998-1 Supplement") provide that Class A Certificateholders will not receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Expected Final Payment Date, or earlier in the event of a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event. Class A Certificateholders will receive payments of principal (i) on each Distribution Date following the Monthly Period in which a Pay Out Event occurs and (ii) on each Distribution Date beginning with the commencement of the Principal Payment Period (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Termination Date has occurred. The Class B Certificateholders will not begin to receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the final principal payment on the Class A Certificates has been made. The Class C Interest Holders will not begin to receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the final principal payment on the Class B Certificates has been made.

  On each Distribution Date during the Class A Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections (see "Series Provisions--Principal Payments") for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Class A Invested Amount or, if earlier, the Class A Expected Final Payment Date. See "Series Provisions--Principal Payments" for a discussion of circumstances under which the commencement of the Class A Accumulation Period may be delayed. After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Amortization Period, an amount equal to the lesser of (a) Available Investor Principal Collections for the related Monthly Period on deposit in the Collection Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (b) the Class B Invested Amount will be paid to the Class B Certificateholders.

  The Bank may, at or after the time at which the Class A Accumulation Period commences for Series 1998-1, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 1998-1 to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 1998-1. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other Series may vary from time to time (whether or not a Pay Out Event occurs with respect to Series 1998-1), and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Investor Certificates will vary from the terms of such other Series, the Pay Out Events with respect to such other Series will vary from the Pay Out Events with respect to Series 1998-1 and may include Pay Out Events which are unrelated to the status of the Bank or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Investor Certificates, the final payment of principal to the Investor Certificateholders may be delayed.

  Should a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event occur with respect to Series 1998-1 and the Early Amortization Period or the Principal Payment Period commence, any amount on deposit (a) in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date and the Series 1998-1 Holders will be entitled to receive Available Investor Principal Collections on each Distribution Date with respect to such Early Amortization Period or the Principal Payment Period or following the Expected Final Payment Date, as the case may be, as described herein until the Invested Amount is paid in full or until the Termination Date occurs, (b) in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections and (c) in the Prefunding Account, if applicable, will be distributed to the Series 1998-1 Holders on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount, respectively. See "Description of the Certificates --Pay Out Events" in the Prospectus and "Series Provisions--Pay Out Events" herein.

  The ability of Investor Certificateholders to receive payments of principal on the applicable Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, the delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. See the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. The Bank cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Investor Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any such payment of principal. A significant amount of receivables initially originated by the Bank was attributable to customers who, attracted by the low introductory rates, transferred balances from competing card issuers. Accounts in the Bank's low introductory rate portfolio that reprice are subject to a significant risk of attrition, because cardholders that were initially attracted by the Bank's low introductory rates may determine to switch accounts or transfer account balances to lower price products offered by competing card issuers. See "Risk Factors--Series Considerations--Generation of Additional Receivables; Dependency on Cardholder Repayments" and "Description of the Certificates--Shared Principal Collections" in the Prospectus.

  In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the product mix of the Trust Portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Investor Certificateholders could expect to receive payments of principal on their Investor Certificates during the Early Amortization Period or Principal Payment Period or the rate at which the Principal Funding Account could be funded during the Class A Accumulation Period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. As described under "Series Provisions--Principal Payments," the Bank may shorten the Class A Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date.

  The Trust, as a master trust, has previously issued eighteen Series, thirteen of which are still outstanding, and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Investor Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

  Due to the reasons set forth above, and the fact that payment experience with respect to the more recently originated accounts in the Bank Portfolio (from which the Accounts included in the Trust Portfolio have been selected) is limited (see "The Bank Portfolio" herein), there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A and Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors--Series Considerations--Generation of Additional Receivables; Dependency on Cardholder Repayments" in the Prospectus.

                              THE BANK PORTFOLIO

GENERAL

  The Accounts included in the Trust as of the Trust Cut-Off Date and subsequent Additional Cut-Off Dates (the "Trust Portfolio") were selected from the Bank Portfolio based on the eligibility criteria specified in the Pooling Agreement. The Trust Portfolio is comprised of the majority of Eligible Accounts in the Bank Portfolio as of the Series Cut-Off Date. The Trust Portfolio also includes certain charged-off accounts with zero balances (the "Zero Balance Accounts"), the recoveries on which will be treated as collections of Finance Charge Receivables. The Bank plans to continue to add Zero Balance Accounts to the Trust from time to time. See "The Accounts," "The Pooling Agreement Generally--Conveyance of Receivables" and "--Representations and Warranties" in the Prospectus.

  The Bank Portfolio is primarily comprised of accounts originated by the Bank from 1992 to 1998, regardless of whether such accounts meet the eligibility requirements specified in the Pooling Agreement. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having one of two general pricing characteristics. The annual percentage rate on such receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period or a non-introductory rate generally ranging between approximately 10% and 26%. Introductory period rates generally range from approximately 5% to 10% for introductory periods of 6 to 18 months after which the rate converts to an annual percentage rate generally between approximately 14% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases, higher delinquencies and credit losses than the Bank's traditional low introductory rate products. The number of these non-introductory rate accounts in the Bank Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described in the preceding sentence will have a more significant effect on the Bank Portfolio. Receivables added to the Trust have and will include such non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio. See "Risk Factors--Certain Legal Aspects--Transfer of Receivables," "The Bank's Credit Card and Consumer Lending Business--Underwriting Procedures" and "Certain Legal Aspects of the Receivables--Transfer of Receivables" in the Prospectus.

  In the fourth quarter of 1997, the Bank adopted a more conservative accounting methodology with respect to charge-offs and made an adjustment to its recognition of finance charges and fee income. The Bank modified its methodology for charging off credit card loans (net of any collateral) to 180 days past-due, from the prior practice of charging off loans during the billing cycle after 180 days past-due. This resulted in adjustments to delinquencies and losses, as well as a reduction in revenue as a result of a reversal of previously accrued finance charges and fee income. In addition, the Bank also began recognizing the estimated uncollectible portion of finance charges and fee income receivables which resulted in a decrease in loans and a corresponding decrease in revenue. The 1997 impact of these adjustments is shown as a footnote in the tables that follow.

DELINQUENCY AND LOSS EXPERIENCE

  Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Bank Portfolio from approximately $1.985 billion at year end 1992, to approximately $13.155 billion at month end December 1997, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, it is expected that the charge-off rates and delinquencies will increase over time. The Bank's delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the Bank's accounts, the success of the Bank's collection efforts, the product mix of the portfolio and general economic conditions.

  The following tables set forth the delinquency and loss experience for the Bank Portfolio for each of the periods shown. The Bank Portfolio includes groups of accounts each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio. As of January 30, 1998, the Trust Portfolio (including Receivables added to the Trust after January 30, 1998 and before the Series Issuance Date) represented approximately 63% and 84% of the Bank Portfolio by account and receivables outstanding, respectively. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables is different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below for the Bank Portfolio.

           DELINQUENCIES AS A PERCENTAGE OF THE BANK PORTFOLIO(1)(3)

                            (DOLLARS IN THOUSANDS)

                                                    AT YEAR END
                         -----------------------------------------------------------------
                               1997 (4)                1996                  1995
                         --------------------- --------------------- ---------------------
     NUMBER OF DAYS      DELINQUENT            DELINQUENT            DELINQUENT
     DELINQUENT(2)         AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE
     --------------      ---------- ---------- ---------- ---------- ---------- ----------
30-59 days..............  $309,440     2.35%    $261,165     2.16%    $165,306     1.58%
60-89 days..............   202,735     1.54      151,218     1.25       92,665     0.89
90+ days................   323,803     2.46      335,986     2.78      181,243     1.73
                          --------     ----     --------     ----     --------     ----
 TOTAL..................  $835,978     6.35%    $748,369     6.19%    $439,214     4.20%
                          ========     ====     ========     ====     ========     ====

--------
(1) The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 1997, 1996 and 1995 were $13,155,103, $12,092,872 and $10,445,480, respectively.
(2) The Bank uses billing cycles to determine delinquency. This table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.
(3) Figures and percentages in this table are reported on a processing month basis.
(4) The total delinquencies greater than or equal to 30 days as a percentage of the Bank Portfolio would have been 7.13% without the adjustments discussed above under "--General."

                    LOSS EXPERIENCE FOR THE BANK PORTFOLIO

                            (DOLLARS IN THOUSANDS)

                                                     YEAR ENDED
                                         ------------------------------------
                                           1997(1)       1996         1995
                                         -----------  -----------  ----------
Average Receivables Outstanding......... $12,103,362  $11,028,180  $9,089,278
Gross Losses............................ $   895,434  $   509,689  $  238,438
Gross Losses as a Percentage of Average
 Receivables Outstanding................        7.40%        4.62%       2.62%
Recoveries.............................. $    74,902  $    37,166  $   33,610
Net Losses.............................. $   820,532  $   472,523  $  204,828
Net Losses as a Percentage of Average
 Receivables Outstanding................        6.78%        4.28%       2.25%

--------
(1) Net Losses as a Percentage of Average Receivables Outstanding would have been 6.40% without the change in charge-off methodology discussed above under "--General."

REVENUE EXPERIENCE

  The following table sets forth the revenues from finance charges and fees billed and Interchange received with respect to the Bank Portfolio for the periods shown.

                   REVENUE EXPERIENCE FOR THE BANK PORTFOLIO

                            (DOLLARS IN THOUSANDS)

                                                       YEAR ENDED
                                           ------------------------------------
                                             1997(2)       1996         1995
                                           -----------  -----------  ----------
Average Receivables Outstanding........... $12,103,362  $11,028,180  $9,089,278
Finance Charges and Fees(1)............... $ 2,434,650  $ 1,904,885  $1,363,765
Yield from Finance Charges and Fees.......       20.12%       17.27%      15.00%
Interchange............................... $   109,394  $    97,892  $   79,128
Yield from Interchange....................        0.90%        0.89%       0.87%

--------
(1) Finance Charges and Fees does not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees includes monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.
(2) Yield from Finance Charges and Fees would have been 20.66% without the adjustments discussed above under "--General."

  Because the Trust Portfolio is only a portion of the Bank Portfolio, actual revenue experience with respect to the Receivables is different from that set forth above for the Bank Portfolio. There can be no assurance that the yield experience with respect to the Receivables in the future will be similar to the historical experience set forth above for the Bank Portfolio. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Bank or the Servicer in such fees and charges or by other factors. See "Risk Factors--Certain Legal Aspects" and""--The Ability of the Bank to Change Terms of the Accounts" in the Prospectus.

  The revenue for the accounts in the Bank Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases. Furthermore, as the Bank Portfolio experiences growth in receivables through account origination and account management balance transfer programs which are assessed low introductory periodic rate finance charges and to the extent the Bank chooses to waive all or part of the rate increase for selected accounts in an effort to profitably retain balances, the yield related to monthly periodic rate finance charges would be adversely affected. The yield related to service charges varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

PAYMENT RATES

  The following table sets forth the highest and lowest accountholder monthly payment rates for the Bank Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

         ACCOUNTHOLDER MONTHLY PAYMENT RATES FOR THE BANK PORTFOLIO(1)

                                                               YEAR ENDED
                                                            -------------------
                                                            1997   1996   1995
                                                            -----  -----  -----
Lowest Month(2)............................................  9.66%  8.54%  8.68%
Highest Month(2)........................................... 10.74% 10.97% 11.76%
Average Payment Rate for the Period........................ 10.20%  9.83% 10.17%

--------
(1) The monthly payment rates include amounts which are payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.
(2) The monthly payment rates are calculated as the total amount of payments received during the month divided by the average monthly receivables outstanding for each month.

                                THE RECEIVABLES

  The Receivables in the Trust Portfolio, as of January 30, 1998 (including Receivables in Accounts conveyed to the Trust after January 30, 1998 and before the Series Issuance Date, which Receivables and Accounts are included in all figures set fourth below in this paragraph, the next paragraph and the following tables) included $10,629,372,511.61 of Principal Receivables and $321,673,671.85 of Finance Charge Receivables. The Accounts had an average balance of $1,541.15 and an average credit limit of $3,423.37. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 45.0%. The average age of the Accounts was approximately 32 months. As of January 30, 1998, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 70% were standard accounts and 30% were premium accounts, and the aggregate Receivables balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were 47% and 53%, respectively. Since the Trust Cut-Off Date, and prior to the Series Issuance Date, the Bank has added approximately $15.892 billion principal amount of Receivables in Additional Accounts to the Trust. The Receivables arising under such accounts added to the Trust since the Trust Cut-Off Date are generally assessed finance charges having one of two general pricing characteristics. The annual percentage rate on such Receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period or a non-introductory rate generally ranging between approximately 10% and 26%. Introductory period rates generally range from approximately 5% to 10% for introductory periods of 6 to 18 months after which the rate converts to an annual percentage rate generally between approximately 14% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases higher delinquencies and credit losses than the Bank's traditional low introductory rate products. Receivables added to the Trust have and will include such non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio.

  As of January 30, 1998, approximately 41% of the Trust Portfolio accounts were assessed a variable rate periodic finance charge and approximately 59% were assessed a fixed rate periodic finance charge.

  The following tables summarize the Trust Portfolio by various criteria as of January 30, 1998. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition and product mix of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                COMPOSITION BY ACCOUNT BALANCE TRUST PORTFOLIO

                                    PERCENTAGE                     PERCENTAGE
                                     OF TOTAL                       OF TOTAL
                          NUMBER OF NUMBER OF     RECEIVABLES      RECEIVABLES
  ACCOUNT BALANCE RANGE   ACCOUNTS   ACCOUNTS     OUTSTANDING      OUTSTANDING
  ---------------------   --------- ---------- ------------------  -----------
Credit Balance(1)........   134,840     1.90%  $   (13,264,226.93)    (0.12)%
No Balance(2)............ 1,222,559    17.21                 0.00      0.00
More than $0 and less
 than or equal to
 $1,500.00............... 3,698,709    52.05     1,941,107,666.09     17.73
$1,500.01-$5,000.00...... 1,395,721    19.64     4,285,561,944.43     39.13
$5,000.01-$10,000.00.....   584,617     8.23     3,853,206,032.97     35.18
Over $10,000.00..........    69,321     0.97       884,434,766.90      8.08
                          ---------   ------   ------------------    ------
  TOTAL.................. 7,105,767   100.00%  $10,951,046,183.46    100.00%
                          =========   ======   ==================    ======

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an Account. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future. Zero Balance Accounts are not included in these figures.

                        COMPOSITION BY CREDIT LIMIT(1)

                                TRUST PORTFOLIO

                                      PERCENTAGE                    PERCENTAGE
                                       OF TOTAL                      OF TOTAL
                            NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
       CREDIT LIMIT RANGE   ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
       ------------------   --------- ---------- ------------------ -----------
Less than or equal to
 $1,500.00................. 3,399,365    47.84%  $ 1,583,174,600.88    14.46%
$1,500.01-$5,000.00........ 1,513,864    21.31     2,537,115,577.75    23.17
$5,000.01-$10,000.00....... 1,984,056    27.92     5,305,854,411.77    48.45
Over $10,000.00............   208,482     2.93     1,524,901,593.06    13.92
                            ---------   ------   ------------------   ------
  TOTAL.................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                            =========   ======   ==================   ======

--------
(1) References to "Credit Limit" herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to these receivables.

                        COMPOSITION BY PAYMENT STATUS(1)

                                TRUST PORTFOLIO

                                      PERCENTAGE                    PERCENTAGE
                                       OF TOTAL                      OF TOTAL
                            NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
   PAYMENT STATUS(2)        ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
   -----------------        --------- ---------- ------------------ -----------
Current to 29 days(3)...... 6,537,837    92.01%  $10,064,222,573.25    91.90%
Past due 30-59 days........   232,250     3.27       358,323,509.42     3.27
Past due 60-89 days........   123,676     1.74       189,376,993.81     1.73
Past due 90+ days..........   212,004     2.98       339,123,106.98     3.10
                            ---------   ------   ------------------   ------
  TOTAL.................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                            =========   ======   ==================   ======

--------
(1) Payment Status is determined as of the prior statement cycle date.
(2) The Bank uses billing cycles to determine delinquency. The table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.
(3) Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

                           COMPOSITION BY ACCOUNT AGE

                                TRUST PORTFOLIO

                                      PERCENTAGE                    PERCENTAGE
                                       OF TOTAL                      OF TOTAL
                            NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
      ACCOUNT AGE           ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
      -----------           --------- ---------- ------------------ -----------
Not More than 6 Months.....   515,551     7.25%  $ 1,924,045,662.40    17.57%
Over 6 Months to 12
 Months....................   668,574     9.41     1,144,675,687.76    10.45
Over 12 Months to 24
 Months.................... 2,583,443    36.36     1,978,187,073.05    18.06
Over 24 Months to 36
 Months.................... 1,112,937    15.66     1,703,631,365.94    15.56
Over 36 Months to 48
 Months.................... 1,011,208    14.23     1,810,008,402.91    16.53
Over 48 Months to 60
 Months....................   650,085     9.15     1,313,305,282.92    11.99
Over 60 Months.............   563,969     7.94     1,077,192,708.48     9.84
                            ---------   ------   ------------------   ------
  TOTAL.................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                            =========   ======   ==================   ======

            COMPOSITION OF ACCOUNTS BY ACCOUNTHOLDER BILLING ADDRESS

                                       PERCENTAGE                    PERCENTAGE
                                        OF TOTAL                      OF TOTAL
                             NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
     STATE OR TERRITORY      ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
     ------------------      --------- ---------- ------------------ -----------
California.................. 1,006,473    14.16%  $ 1,559,784,441.82    14.24%
Texas.......................   561,218     7.90       855,731,463.07     7.81
New York....................   536,427     7.55       784,846,556.26     7.17
Florida.....................   483,527     6.80       752,803,992.82     6.87
Pennsylvania................   280,364     3.95       418,532,857.98     3.82
Illinois....................   292,881     4.12       416,062,885.64     3.80
Virginia....................   223,744     3.15       402,068,962.56     3.67
Ohio........................   253,722     3.57       375,754,054.44     3.43
New Jersey..................   241,840     3.40       359,796,306.29     3.29
Michigan....................   207,024     2.91       320,272,905.35     2.93
Georgia.....................   196,582     2.77       305,500,857.11     2.79
Massachusetts...............   190,371     2.68       289,753,701.40     2.65
North Carolina..............   167,413     2.36       270,862,719.96     2.47
Maryland....................   155,774     2.19       262,869,089.93     2.40
Washington..................   141,548     1.99       262,771,719.51     2.40
Missouri....................   139,721     1.97       220,868,815.40     2.02
Indiana.....................   135,997     1.91       202,784,200.95     1.85
Tennessee...................   127,169     1.79       191,448,452.93     1.75
Minnesota...................   109,249     1.54       188,758,244.33     1.72
Arizona.....................   125,557     1.77       187,454,697.05     1.71
Colorado....................   123,662     1.74       180,960,235.60     1.65
Connecticut.................    97,671     1.37       155,240,618.96     1.42
Alabama.....................   101,892     1.43       148,445,105.85     1.36
Louisiana...................   100,476     1.41       143,081,059.44     1.31
Oregon......................    84,442     1.19       135,739,497.86     1.24
Oklahoma....................    89,641     1.26       134,545,054.89     1.23
South Carolina..............    88,455     1.25       132,186,462.97     1.21
Kentucky....................    78,863     1.11       110,531,457.08     1.01
Kansas......................    63,119     0.89       105,274,132.29     0.96
Arkansas....................    62,987     0.89        94,447,670.95     0.86
Nevada......................    61,374     0.86        89,144,217.74     0.81
Mississippi.................    59,296     0.83        81,816,863.56     0.75
West Virginia...............    47,132     0.66        70,190,387,14     0.64
New Hampshire...............    44,899     0.63        69,321,358.09     0.63
New Mexico..................    39,419     0.56        62,409,917.24     0.57
Utah........................    37,972     0.53        54,731,784.01     0.50
Nebraska....................    36,483     0.51        54,298,863.32     0.50
Maine.......................    25,606     0.36        49,921,727.30     0.46
Iowa........................    37,492     0.53        49,149,172.47     0.45
Idaho.......................    29,116     0.41        47,576,544.65     0.43
Hawaii......................    28,217     0.40        45,398,061.60     0.41
Rhode Island................    29,474     0.42        44,455,985.86     0.41
Montana.....................    23,221     0.33        38,640,615.02     0.35
Alaska......................    18,850     0.27        33,563,949.37     0.31
Vermont.....................    19,886     0.28        31,506,128.56     0.29
Delaware....................    19,753     0.28        31,190,572.75     0.29
District of Columbia........    17,934     0.25        26,607,259.36     0.24
South Dakota................    14,477     0.20        25,586,701.18     0.23
North Dakota................    13,983     0.20        24,569,477.35     0.22
Wyoming.....................    13,926     0.20        21,269,016.95     0.19
Wisconsin...................     6,720     0.09        11,089,757.35     0.10
Other.......................    12,728     0.18        19,429,601.90     0.18
                             ---------   ------   ------------------   ------
  TOTAL..................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                             =========   ======   ==================   ======

  As of January 30, 1998, the Bank, like many other national credit card issuers, had a significant concentration of credit card receivables outstanding in California. Adverse economic conditions affecting accountholders residing in California could affect timely payment by such accountholders of amounts due on the Accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See also "Risk Factors--Certain Legal Aspects--Consumer Protection Laws" in the Prospectus.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Investor Certificates will be paid to the Bank. The Bank will use such proceeds for general corporate purposes.

                                   THE BANK

  At December 31, 1997, the Bank had assets of approximately $6.3 billion and stockholder's equity of approximately $681 million. For a more detailed description of the Bank, see "The Bank" in the Prospectus.

                               SERIES PROVISIONS

  The Investor Certificates and the Class C Interests will be issued pursuant to the Pooling Agreement and the Series 1998-1 Supplement. The following summary describes certain terms applicable to the Investor Certificates. Reference should be made to the Prospectus for additional information concerning the Investor Certificates and the Pooling Agreement.

INTEREST PAYMENTS

  Interest on the Class A Certificates and the Class B Certificates will accrue from the Series Issuance Date on the outstanding principal balances of the Class A Certificates and the Class B Certificates, respectively, at the Class A Certificate Rate and the Class B Certificate Rate, respectively. Interest will be distributed monthly on the 15th day of each month (or if any such day is not a business day, the next succeeding business day), commencing on the May 1998 Distribution Date to Investor Certificateholders in whose names the Investor Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment the ("Record Date"). Interest for any Payment Date will accrue from and including the preceding Payment Date (or in the case of the first Payment Date, from and including the Series Issuance Date) to but excluding such Payment Date.

  If the Class A Certificate Rate or the Class B Certificate Rate specified in the Summary of Terms herein is a floating rate, interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, the Series Issuance Date) to but excluding such Distribution Date and a 360-day year. If the Class A Certificate Rate or the Class B Certificate Rate specified in the Summary of Terms herein is a fixed rate, interest will be calculated based on a 360-day year of twelve 30-day months.

  Interest payments on the Class A Certificates for each Payment Date will be calculated on the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Record Date (or in the case of the initial Payment Date, on the initial Class A principal balance) based upon the Class A Certificate Rate. On each Distribution Date, Class A Monthly Interest and Class A Outstanding Monthly Interest for the related Monthly Period will be (i) paid to the Class A Certificateholders, if Interest Payment Dates occur monthly, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Investor Certificateholders (the "Class A Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class A Certificateholders or deposits in the Class A Interest Funding Account on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the Class A Certificateholders' Interest for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, Excess Spread and Excess

Finance Charges allocated to Series 1998-1, amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount will be used to make such payments or deposits. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1998-1 Interests with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date with respect to the Class A Accumulation Period, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; (iii) if applicable, the Class A Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account; and (iv) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1998-1 Supplement with respect to such Distribution Date.

  Interest payments on the Class B Certificates for each Payment Date will be calculated on the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the initial Payment Date, on the initial Class B principal balance) based upon the Class B Certificate Rate. On each Distribution Date, Class B Monthly Interest and Class B Outstanding Monthly Interest for the related Monthly Period will be (i) paid to the Class B Certificateholders, if Interest Payment Dates occur monthly, or
(ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Class B Investor Certificateholders (the "Class B Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class B Certificateholders or deposits in the Class B Interest Funding Account, as applicable, on any Distribution Date will be funded from Class B Available Funds for such Monthly Period. To the extent Class B Available Funds allocated to the Class B Certificateholders' Interest for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, Excess Spread and Excess Finance Charges allocated to Series 1998-1, amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Class C Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, will be used to make such payments or deposits. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1998-1 Interests with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; (iii) if applicable, the Class B Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account; and (iv) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1998-1 Supplement with respect to such Distribution Date.

  Interest payments on the Class C Interests for each Payment Date will be calculated on the outstanding principal balance of the Class C Interests as of the preceding Record Date (or in the case of the initial Payment Date, on the initial Class C principal balance) based upon the Class C Interest Rate. "Class C Interest Rate" means a rate per annum not to exceed LIBOR for one-month United States dollar deposits, determined as of the LIBOR Determination Date as described herein, plus 1.00%. If the Class C Interest Rate specified herein is a floating rate, interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and a 360-day year. If the Class C Interest Rate specified herein is a fixed rate, interest will be calculated based on a 360-day year of twelve 30-day months. On each Distribution Date, Class C Monthly Interest for the related Monthly Period and any Class C Monthly Interest previously due but not distributed to the Class C Interest Holders will be (i) paid to the Class C Interest

Holders, if Interest Payment Dates occur monthly, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Class C Interest Holders (the "Class C Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class C Interest Holders or deposits in the Class C Interest Funding Account, as applicable, on any Distribution Date will be funded from Excess Spread and Excess Finance Charges allocated to Series 1998-1 and amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs for such Monthly Period. To the extent such Excess Spread and Excess Finance Charges allocated to Series 1998-1 and amounts on deposit in the Cash Collateral Account for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, amounts, if any, on deposit in the spread account maintained for the benefit of the Class C Interest Holders (the "Class C Spread Account") will be used to make such payments or deposits.

  If the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account are created (because the Interest Payment Dates occur less frequently than monthly), then funds on deposit in the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account generally will be invested in certain Eligible Investments. For purposes of investments of funds in the Class B Interest Funding Account and the Class C Interest Funding Account, the term "highest rating" as used in the definition of "Eligible Investments" shall include A-1 as well as A-1+, in the case of a short-term rating by Standard & Poor's. Any earnings (net of losses and investment expenses) on funds in the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account will be paid to the Bank. If an Early Amortization Period commences, then thereafter Class A Monthly Interest will be distributed to the Class A Certificateholders monthly on each Special Payment Date, Class B Monthly Interest will be distributed to the Class B Certificateholders monthly on each Special Payment Date and Class C Monthly Interest will be distributed to the Class C Interest Holders monthly on each Special Payment Date and any amounts on deposit in the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account will be distributed to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders, respectively, on the first Special Payment Date.

  The Servicer will make all determinations and calculations relating to the Class A Certificate Rate, the Class B Certificate Rate and the Class C Interest Rate.

  If the Class A Certificate Rate is a Federal Funds-based rate then the Class A Certificates will bear interest at a rate per annum equal to the sum of Applicable Federal Funds Rates for each day during the applicable Interest Period divided by the number of days in such Interest Period, plus the Class A Certificate Rate Spread.

  If the Class A Certificate Rate is a Federal Funds-based rate, the Class A Certificate Rate will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts resulting from any calculation using such rate will be rounded to the nearest cent (with one-half cent being rounded upward). For purposes of calculating the Applicable Federal Funds Rate, a business day is any day other than a Saturday or Sunday in the City of New York that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

  If applicable, the Federal Funds Weekly Rate will reset on Monday of each week, or if such day is not a business day, the next succeeding business day (each, a "Federal Funds Reset Date"). If applicable, the Federal Funds Weekly Rate applied to each day (the "Applicable Federal Funds Rate") will be (a) if such day is a Federal Funds Reset Date, the Federal Funds Weekly Rate for such day or (b) if such day is not a Federal Funds Reset Date, the Federal Funds Weekly Rate on the immediately preceding Federal Funds Reset Date; provided, however, that for each day from and including a Determination Date to but excluding the Distribution Date relating to such Determination Date, the Applicable Federal Funds Rate shall be the rate applied on the day immediately preceding the Determination Date.

  The "Federal Funds Weekly Rate" means, with respect to any Federal Funds Reset Date (1) the average of the rate on Federal Funds for the 7 calendar days ending on the Wednesday of the immediately preceding week with the rates for non-business days assumed as the rate as of the immediately preceding business day (each a

"Federal Funds Determination Period"), as published in H.15(519) under the heading "Federal funds (effective)" or, (2) if not published by 3:00 p.m., New York City time on the business day next succeeding such Federal Funds Reset Date, the average of the rates for each day in the Federal Funds Determination Period as published on Bloomberg FEDL01 Index GPO GO Page Forward ("Bloomberg") under the heading "FED EFFECTIVE" and under the column "CLOSE," with any day for which no rate is specified assumed to be the rate on the immediately preceding day for which a rate was published on Bloomberg. If such rate is not published in H.15(519) and no rates are published on Bloomberg for the related Federal Funds Determination Period, the Federal Funds Weekly Rate will be the average of the rates for each day in the Federal Funds Determination Period as published, with respect to each day, on the next succeeding business day in The Wall Street Journal for near closing bid, with any day for which no rate is specified assumed to be the rate on the immediately preceding day for which a rate was published in The Wall Street Journal. Notwithstanding the above, if for any day a rate other than the average weekly rate published in H.15(519) is used, and such rate subsequently is published in H.15(519) prior to the next Federal Funds Reset Date, then the rate as published in H.15(519) shall be considered the Federal Funds Weekly Rate as it applies to each day following the day of publication of such rate in H.15(519) but prior to the next Federal Funds Reset Date.

  "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System (or such other release which may replace H.15(519)).

  If either the Class A Certificate Rate, the Class B Certificate Rate or the Class C Interest Rate is a LIBOR-based rate, then the Servicer will determine LIBOR (i) for the initial Interest Period on the second business day prior to the Series Issuance Date and (ii) for each Interest Period following the initial Interest Period, on the second business day prior to the commencement of such Interest Period (each a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in U.S. Dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London Time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London Time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. Dollars to leading international banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  "Interest Period" means, with respect to any Payment Date, a period from and including the preceding Payment Date to but excluding such Payment Date; provided, however, that the initial Interest Period will constitute a period from and including the Series Issuance Date to but excluding the May 1998 Distribution Date.

PREFUNDING ACCOUNT

  If the Summary of Terms herein designates Series 1998-1 a Prefunded Series, then the Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Prefunding Account as an Eligible

Deposit Account held for the benefit of the Series 1998-1 Holders. If applicable, funds on deposit in the Prefunding Account will be withdrawn on the Funding Dates and paid to the Seller, and the Invested Amount will be increased by a corresponding amount, to the extent that the principal amount of the Seller's Interest on such day exceeds the Required Funding Percentage specified in the Summary of Terms of the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount will in no event exceed the Initial Investor Amount or increase by an amount in excess of the Prefunded Amount immediately prior to giving effect to such increase. Should the Prefunded Amount be greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Prefunding Account will be withdrawn for pro rata distribution to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders on the next succeeding Distribution Date.

  All amounts on deposit in the Prefunding Account, if applicable, will be invested by the Trustee in Eligible Investments. On each Distribution Date with respect to the Funding Period, the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account during the preceding Monthly Period will be withdrawn from the Prefunding Account and deposited into the Collection Account for distribution to the Series 1998-1 Holders. Such investment income will be deemed to be collections of Finance Charge Receivables allocable to the Investor Certificateholders' Interest and the Class C Investors' Interest for such Monthly Period.

PRINCIPAL PAYMENTS

  During the Revolving Period (which begins on the Series Cut-Off Date and ends on the day before the commencement of the Class A Accumulation Period or, if earlier, the Early Amortization Period or the Principal Payment Period), no principal payments will be made to Investor Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period). During the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount. On each Distribution Date during the Class B Amortization Period, principal payments will be distributed to the Class B Certificateholders up to the Class B Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, or during the Principal Payment Period, and until the Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full, and then to the Class C Interest Holders. No principal payments will be made in respect of the Class C Invested Amount until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

  On each Distribution Date during the Revolving Period, collections of Principal Receivables allocable to the Investor Certificateholders' Interest and the Class C Investors' Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid to the Bank to purchase additional Receivables in order to maintain the Invested Amount, and, if necessary, be treated as Shared Principal Collections.

  On each Distribution Date of the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of
(a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Amortization Period, amounts equal to the lesser of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (b) the Class B Invested Amount will be paid to the Class B Certificateholders.

  If a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event occurs with respect to Series 1998-1, the Early Amortization Period or the Principal Payment Period will commence and (i) any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date and (ii) any amount on deposit in the Prefunding Account will be distributed to the Investor Certificateholders and the Class C Interest Holders on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount, respectively. If, on an Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Early Amortization Period will commence. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the product of the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount, plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 1998-1, plus (c) any Shared Principal Collections with respect to other Series that are allocated to Series 1998-1, plus (d) the amount, if any, of Class A Available Funds to be distributed to cover the Class A Investor Default Amount with respect to the related Distribution Date, plus (e) any other amounts which pursuant to the Series 1998-1 Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date, plus (f) the proceeds of any withdrawal from the Class C Spread Account in respect of the Class C Investor Default Amount (which proceeds will only be used to make principal payments on the Class C Interests).

  The Class A Accumulation Period is scheduled to commence at the close of business on the last day of the July 2006 Monthly Period. However, the Servicer may elect to postpone the commencement of the Class A Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Class A Accumulation Period Length (determined as described below) is less than twenty months. On each Determination Date until the Class A Accumulation Period begins, the Servicer will determine the "Class A Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (i) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving period during the Class A Accumulation Period. If the Class A Accumulation Period Length is less than twenty months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Class A Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. Notwithstanding the above, the Series 1998-1 Supplement may require that the number of months in the Class A Accumulation Period exceed the Class A Accumulation Period Length and that certain minimum deposits be made to the Principal Funding Account during the Class A Accumulation Period. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Class A Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Class A Accumulation Period, then it is probable that the Class A Certificateholders would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

  On each Distribution Date during the Early Amortization Period or the Principal Payment Period until the Class A Invested Amount has been paid in full or the Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Distribution Date Available Investor Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 1998-1 Termination Date.

SUBORDINATION

  The Class B Certificateholders' Interest and the Class C Investors' Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Class C Investors' Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be decreased. Similarly, certain principal payments allocable to the Class C Investors' Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class C Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread; Excess Finance Charges" herein.

ALLOCATION PERCENTAGES

  Pursuant to the Pooling Agreement, the Servicer will allocate among the Investor Certificateholders' Interest and the Class C Investors' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

  Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1998-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount as of the Series Issuance Date) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Series Cut-Off Date) and the principal amount on deposit in the Excess Funding Account as of such day; provided, however, that if (i) Series 1998-1 is a Prefunded Series and (ii) the Invested Amount has increased during the previous Monthly Period as a result of an increase in the amount of Principal Receivables in the Trust, then the numerator above shall instead be equal to an average Adjusted Invested Amount for such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Class C Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class C Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

  Collections of Principal Receivables will be allocated to Series 1998-1 based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and (b) during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Series Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that if (i) Series 1998-1 is designated a Prefunded Series in the Summary of Terms herein, and (ii) the Invested Amount has increased during the previous Monthly Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account, then the numerator referred to in (a) above shall instead be equal to an average Adjusted Invested Amount for such Monthly Period; and provided further, however, that because the Investor Certificates are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a paired Series during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period with respect to Series 1998-1, the Bank may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such paired Series and the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1998-1. Such amounts so allocated to the Investor Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Class A

Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  As used herein, the following terms have the meanings indicated:

  "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, minus (ii) the amount of principal payments made to the Class A Certificateholders on or prior to such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period), minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date, plus (iv) if applicable, the amount of any increases in the Class A Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account.

  "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, minus (ii) the amount of principal payments made to Class B Certificateholders on or prior to such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period), minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Class C Invested Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "Class A Investor Charge-Offs," plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v), plus (vii) if applicable, the amount of any increases in the Class B Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account.

  "Class A Adjusted Invested Amount," for any date of determination, means an amount equal to the then current Class A Invested Amount, minus the funds on deposit in the Principal Funding Account on such date.

  "Class C Invested Amount" means an amount equal to (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to the Class C Interest Holders prior to such date (other than principal payments made from the proceeds of any withdrawal from the Class C Spread Account for the purpose of reimbursing previous reductions in the Class C Invested Amount), minus (iii) the aggregate amount of Reallocated Principal Collections allocable to the Class C Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (iv) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "--Defaulted Receivables; Investor Charge-Offs," minus (v) an amount equal to the product of the Class C Floating Percentage and the Investor Default Amount (the "Class C Investor Default Amount") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose on such Distribution Date, plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v), plus (vii) if applicable, the amount of any increases in the Class C Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account; provided, however, that the Class C Invested Amount may not be reduced below zero.

  "Invested Amount," for any date, means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

  "Class A Investor Amount" for any date means an amount equal to the sum of the Class A Invested Amount plus the product of (i) a fraction, the numerator of which is the Class A Initial Investor Amount and the denominator of which is the Initial Investor Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

  "Class B Investor Amount" for any date means an amount equal to the sum of the Class B Invested Amount plus the product of (i) a fraction, the numerator of which is the Class B Initial Investor Amount and the denominator of which is the Initial Investor Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

  "Class C Investor Amount" for any date means an amount equal to the sum of the Class C Invested Amount plus the product of (i) a fraction, the numerator of which is the Class C Initial Invested Amount and the numerator of which is the Initial Invested Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

  "Investor Amount" for any date means an amount equal to the sum of the Invested Amount plus any amounts on deposit in the Prefunding Account, if applicable.

PRINCIPAL FUNDING ACCOUNT

  The Servicer will establish and maintain in the name of the trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Class A Investor Certificateholders. During the Class A Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to Series 1998-1, Miscellaneous Payments allocated to Series 1998-1 and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "--Application of Collections."

  Unless a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event has occurred with respect to the Investor Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Distribution Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described under "--Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean an amount equal to (i) if the Class A Certificate Rate is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the Principal Funding Account Balance, if any, as of the preceding Distribution Date, and (ii) if the Class A Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Class A Certificates as provided in this Prospectus Supplement during the Class A Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1998-1 (to the extent described below under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Distribution Date with respect to the Monthly Period during which the Class A Accumulation Period begins or such earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of $5,000,000 and the Reserve Account Factor as of such Distribution Date. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and pay such amount to the Seller. The "Reserve Account Factor" for any Distribution Date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A Accumulation Period (as such may have been postponed at the option of the Servicer) as of such Distribution Date and the denominator of which is twenty.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables.

  On or before each Distribution Date with respect to the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

  The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Class A Certificates are paid in full and (c) if the Class A Accumulation Period has not commenced, the occurrence of a Pay Out Event or a Principal Payment Event with respect to Series 1998-1 or, if the Class A Accumulation Period has commenced, the first Special Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be paid to the Seller. Any amounts withdrawn from the Reserve Account and paid to the Seller as described above will not be available for distribution to the Investor Certificateholders or the Class C Interest Holders.

REALLOCATION OF CASH FLOWS

  With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the sum of (A) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (B) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to Series 1998-1 (including any investment earnings treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (C) if applicable, the Class A Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account, and (D) the amount of funds, if any, to be withdrawn from the Reserve Account and allocated to the Class A Certificates pursuant to the Series 1998-1 Supplement. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Class C Invested Amount and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 1998-1 and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class C Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

  Reductions of the Class A or Class B Invested Amount shall thereafter be reimbursed and the Class A or Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges. See "--Application of Collections--Excess Spread; Excess Finance Charges." When such reductions of the Class A and Class B Invested Amount have been fully reimbursed, reductions of the Class C Invested Amount will be reimbursed and the Class C Invested Amount increased in a similar manner.

  With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Outstanding Monthly Interest, (iii) any Class B Additional Interest and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid

Class B Servicing Fee exceeds the collections of Finance Charge Receivables allocable to the Class B Certificates for the related Monthly Period and certain other available amounts described herein and (b) the Class B Investor Default Amount for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1998-1 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Investors' Interest and not required to pay the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Class C Investors' Interest with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class C Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Class C Invested Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

APPLICATION OF COLLECTIONS

  Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Class C Available Funds (see "--Interest Payments" above) on deposit in the Collection Account in the following priority:

  (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

  (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date will be (x) distributed to the Class A Certificateholders, if Interest Payment Dates occur monthly, or (y) deposited in the Class A Interest Funding Account, if Interest Payment Dates occur less frequently than monthly;

  (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

  (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

  (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

  (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date will be (x) distributed to the Class B Certificateholders, if Interest Payment Dates occur monthly, or (y) deposited in the Class B Interest Funding Account, if Interest Payment Dates occur less frequently than monthly;

  (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

  (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  (C) On each Distribution Date, an amount equal to the Class C Available Funds with respect to such Distribution Date will be distributed in the following priority:

  (i) an amount equal to the Class C Servicing Fee for such Distribution Date, plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

  (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to (i) if the Class A Certificate Rate specified in the Summary of Terms is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the outstanding principal balance of the Class A Certificates as of the preceding Record Date, or (ii) if the Class A Certificate Rate specified in the Summary of Terms is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date; and provided further that, with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class A Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class A Certificate Rate is a fixed rate) and the denominator of which is 360, (b) the Class A Certificate Rate and (c) the increase in the outstanding principal balance of the Class A Certificates as a result of such Additional Issuance.

  "Class A Outstanding Monthly Interest" means, with respect to any Distribution Date, the amount of Class A Monthly Interest previously due but not (i) paid to the Class A Certificateholders or (ii) deposited in the Class A Interest Funding Account, as applicable.

  "Class A Additional Interest" means any additional interest with respect to interest amounts that were due but not (i) distributed to the Class A Certificateholders on a prior Payment Date or (ii) deposited in the Class A Interest Funding Account on a prior Distribution Date, as applicable, at a rate equal to the Class A Certificate Rate plus 2% per annum.

  "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to (i) if the Class B Certificate Rate specified in the Summary of Terms is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class B Certificate Rate and (C) the outstanding principal balance of the Class B Certificates as of the preceding Record Date, or (ii) if the Class B Certificate Rate specified in the Summary of Terms is a fixed rate, one-twelfth of the product of the Class B Certificate Rate and the outstanding principal balance of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date; and provided further that, with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class B Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class B Certificate Rate is a fixed rate) and the denominator of which is 360,
(b) the Class B Certificate Rate and (c) the increase in the outstanding principal balance of the Class B Certificates as a result of such Additional Issuance.

  "Class B Outstanding Monthly Interest" means, with respect to any Distribution Date, the amount of Class B Monthly Interest previously due but not (i) paid to the Class B Certificateholders or (ii) deposited in the Class B Interest Funding Account, as applicable.

  "Class B Additional Interest" means any additional interest with respect to interest amounts that were due but not (i) distributed to the Class B Certificateholders on a prior Payment Date or (ii) deposited in the Class B Interest Funding Account on a prior Distribution Date, as applicable, at a rate equal to the Class B Certificate Rate plus 2% per annum.

  "Class C Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class C Floating Percentage of the collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement, but other than Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to Series 1998-1 and (b) if applicable, the Class C Interest Holders' pro rata portion of interest and other investment income (net of losses and expenses) earned on amounts on deposit in the Prefunding Account.

  "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above, clause
(B)(iii) above and clause (C)(ii) above.

  Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1998-1 with respect to the related Monthly Period to make the following distributions in the following priority:

  (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items;" provided that, in the event the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (A)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class A Servicing Fee pursuant to clause (A)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(iii) above under "--Payment of Interest, Fees and Other Items";

  (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

  (c) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date will be (I) used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "--Payment of Interest, Fees and Other Items" and (II) applied, up to the Class B Investor Default
      Amount, as a
      portion of Available Investor Principal Collections for such Distribution Date; provided that, in the event the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (B)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class B Servicing Fee pursuant to clause (B)(ii) above under "--Payment of Interest, Fees and Other Items" and the remainder applied as a portion of Available Investor Principal Collections for such Distribution Date pursuant to clause
      (c)(II);

  (d) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

  (e) an amount equal to the sum of (I) Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C Interest Holders on a prior Distribution Date and (II) the amount of any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Interest Holders on a prior Distribution Date will be distributed to the Class C Interest Holders;

  (f) an amount equal to the Class C Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

  (g) an amount equal to the Class C Investor Default Amount shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

  (h) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class C Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed, including from the Spread Account) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

  (i) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) shall be deposited into the Cash Collateral Account;

  (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

  (k) amounts required to be deposited in the Class C Spread Account pursuant to the Class C Supplemental Agreement will be deposited into the Class C Spread Account;

  (l) if applicable, an amount equal to the aggregate of any amounts then due to the depositor of funds into the Cash Collateral Account (or any successor or assignee thereto) pursuant to an agreement, as amended from time to time, among the Seller, the Servicer, such depositor and the Trustee (to the extent such amounts are payable pursuant to the terms of such agreement out of Excess Spread or Excess Finance Charges allocated to Series 1998-1) will be distributed to the depositor or its designee for application in accordance with such agreement; and

  (m) the balance, if any, will constitute a portion of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the Bank as described in "Description of the Certificates--Sharing of Excess Finance Charges" in the Prospectus.

  "Class C Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times

(B) the Class C Interest Rate and (ii) the outstanding principal balance of the Class C Interests as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class C Monthly Interest shall be equal to the interest accrued on the initial Class C Investor Amount at the Class C Interest Rate for the period from the Series Issuance Date to but excluding the first Distribution Date.

  "Class C Interest Rate" means a rate specified in the Class C Supplemental Agreement not to exceed one-month LIBOR plus 1% per annum.

  "Class C Additional Interest," with respect to any Distribution Date, means additional interest with respect to Class C Monthly Interest due but not paid to the Class C Interest Holders on a prior Distribution Date at a rate equal to the Class C Interest Rate.

  Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

  (i) on each Distribution Date with respect to the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus; and

  (ii) on each Distribution Date with respect to the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

    (w) an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, shall be distributed to the Class A Certificateholders;

    (x) for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Invested Amount on such Distribution Date, will be distributed to the Class B
        Certificateholders;

    (y) for each Distribution Date beginning on the Class C Principal Commencement Date, an amount equal to Class C Monthly Principal, up to the Class C Invested Amount on such Distribution Date, will be distributed to the Class C Interest Holders; and

    (z) the balance, if any, will be treated as Shared Principal
        Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus.

  "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A Accumulation Period, the Principal Payment Period or the Early Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Class A Accumulation Period, and on or prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date and
(iii) the Class A Adjusted Invested Amount on such Distribution Date.

  "Class B Monthly Principal" with respect to any Distribution Date relating to the Class B Amortization Period, the Principal Payment Period or the Early Amortization Period, after the Class A Certificates have been paid in full, will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (ii) the Class B Invested Amount on such Distribution Date.

  "Class C Monthly Principal" with respect to any Distribution Date relating to the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, after the Class B Certificates have been paid in full, will equal the lesser of (i) the Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (ii) the Class C Invested Amount on such Distribution Date.

  "Controlled Accumulation Amount" means $25,000,000 provided, however, that, if the commencement of the Class A Accumulation Period is delayed as described above under "--Principal Payments," the Controlled Accumulation Amount may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined by the Servicer in accordance with the Pooling Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Class A Accumulation Period.

  "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal for such subsequent Distribution Date.

  "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Class A Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

CASH COLLATERAL ACCOUNT

  The Trust will have the benefit of the Cash Collateral Account which will be held in the name of the Trustee for the benefit of the Series 1998-1 Holders and will be invested in certain obligations meeting the requirements for "Eligible Investments."

  The Cash Collateral Account will be fully funded on the Series Issuance Date in the Initial Cash Collateral Amount with a deposit to be made by the Seller. The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Class A Certificates, Class B Certificates and the Class C Interests are paid in full, (b) the Series 1998-1 Termination Date and (c) the final Termination Date of the Trust.

  On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to or withdrawal from the Cash Collateral Account to be made on such Distribution Date) and the Required Cash Collateral Amount.

  On each Distribution Date, a withdrawal will be made from the Cash Collateral Account in an amount up to the Available Cash Collateral Amount, to fund the following amounts in the following order of priority:

    (a) the excess, if any, of the Class A Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 available to fund such Class A Required Amount will be used first to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest and any current or overdue Class A Additional Interest, second to fund any deficiency in the Class A Servicing Fee, and third to fund the Class A Investor Default Amount not funded from Class A Available Funds and Excess Spread and Excess Finance Charges allocated to Series 1998-1 , if any, for such Distribution Date;

    (b) the excess, if any, of the Class B Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 available to fund such Class B Required Amount will be used first to fund any deficiency in current Class B Monthly Interest, overdue Class B Monthly Interest and any current or overdue Class B Additional Interest, second to fund any deficiency in the Class B Servicing Fee and third to fund the Class B Investor Default Amount not funded from Excess Spread and Excess Finance Charges allocated to Series 1998-1 for such Distribution Date;

    (c) the excess, if any, of the current Class C Monthly Interest, overdue Class C Monthly Interest and any current or overdue Class C Additional Interest over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amount;

    (d) the excess, if any of the accrued and unpaid Class C Servicing Fee with respect to the related Distribution Date over the amount of Class C Available Funds and Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amount; and

    (e) the excess, if any, of the Class C Investor Default Amount for the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amount.

  "Required Cash Collateral Amount" means, with respect to any Distribution Date, the greater of (I) the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date and (b) 1.6%, and (II) $1,112,502; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account (other than withdrawals from the Cash Collateral Account because the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount), or a Pay Out Event occurs with respect to Series 1998-1, then the Required Cash Collateral Amount shall equal the Required Cash Collateral Amount on the Distribution Date immediately preceding such withdrawal or Pay Out Event, (ii) in no event shall the Required Cash Collateral Amount exceed the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount on any such date and
(iii) the Required Cash Collateral Amount may be reduced without the consent of the Series 1998-1 Holders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Investor Certificates or the Class C Interests and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1998-1.

  With respect to any Distribution Date, if the Available Cash Collateral Amount is less than the Required Cash Collateral Amount, certain Excess Spread and Excess Finance Charges will be deposited into the Cash Collateral Account to the extent of such shortfall.

  If on any Distribution Date, the Available Cash Collateral Amount exceeds the Required Cash Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Series 1998-1 Supplement and the Class C Supplemental Agreement and will not be available to the Investor Certificateholders.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

  On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 1998-1 or from amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections and applied as described above in "-- Application of Collections--Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1998-1 or from amounts available under the Cash Collateral Account and Reallocated Principal Collections allocable to the Class C Invested Amount and applied as described above in "--Application of Collections--Payment of Interest, Fees and other Items" and "--Reallocation of Cash Flows."

  On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1998-1, amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections, the Class C Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charges."

  On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1998-1 and not required to pay the Class A Required Amount, amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Class C Investors' Interest and not required to pay the Class A Required Amount, then the Class C Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charges."

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

  Unless an Early Amortization Event has occurred, principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) with respect to the Class A Certificates is expected to be paid on the Class A Expected Final Payment Date and the final principal payment with respect to the Class B Certificates is expected to be paid on the Class B Expected Final Payment Date, provided, that if Series 1998-1 is designated an Extendable Series in the Summary of Terms, the Investor Certificateholders will receive payments of principal earlier than such dates if the Servicer elects not to extend the Initial Principal Payment Date. The Initial Principal Payment Date will initially be the date specified as such in the Summary of Terms, but will successively be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Servicer, at least 30 days prior to the then-current Initial Principal Payment Date, elects not to cause such extension. In the event that the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Class A Accumulation Period, as applicable, will end, and the Principal Payment Period will commence. During the Principal Payment Period, interest will be paid monthly on each Distribution Date, and amounts then on deposit in the Principal Funding Account and Available Investor Principal Collections with respect to each Distribution Date commencing on the Initial Principal Payment Date will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Invested Amount is paid in full or the Series Termination Date, and, after payment in full to the Class A Certificateholders, then to the Class B Certificateholders until the earlier of the date on which the Class B Invested Amount is paid in full or the Series Termination Date.

  The payment in full of the Invested Amount on the Initial Principal Payment Date is dependent on Available Investor Principal Collections with respect to such date and any amounts then on deposit in the Principal Funding Account. With respect to certain principal payments to be made prior to the Class A Expected Final Payment Date, other Series will have priority over the Investor Certificates in the allocation of Shared Principal Collections, as described "Description of the Certificates--Shared Principal Collections" in the Prospectus.

  The Servicer will cause the Trustee to provide written notice to each Certificateholder, the Seller, each Rating Agency and the Class C Interest Holders of any election by the Servicer not to extend the Initial Principal Payment Date. The Servicer will cause the Trustee to provide such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.

ISSUANCE OF ADDITIONAL INVESTOR CERTIFICATES

  The Series 1998-1 Supplement provides that, from time to time during the Revolving Period, the Bank may, subject to certain conditions described below, cause the Trustee to issue Additional Investor Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Certificates of that class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series 1998-1 Supplement without preference, priority or distinction.

  In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an Additional Issuance may take the form of an increase in the Class C Investors' Interest or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

  Following an Additional Issuance, the Controlled Accumulation Amount will be increased proportionately to reflect the principal amount of Additional Investor Certificates.

  Additional Investor Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 1998-1 Supplement, including the following: (a) on or before the fifth business day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Bank shall have given the Trustee and the Servicer written notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance; (c) the Bank shall have delivered to the Trustee any additional Credit Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement;
(d) the Bank shall have received written notice from each Rating Agency that such Additional Issuance will not have a Ratings Effect; (e) the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such Additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1998-1; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount of Credit Enhancement with respect to Series 1998-1, together with any additional Credit Enhancement, shall not be less than the amount required so that the Additional Issuance will not result in a Ratings Effect; (g) as of the date of the Additional Issuance, all amounts due and owing to the holders of Investor Certificates shall have been paid, and there shall not be any unreimbursed Class A Investor Charge-Offs or Class B Investor Charge-Offs; (h) the excess of the principal amount of the Additional Investor Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; (i) the Bank's remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; and (j) the Bank shall have delivered to the Trustee a Tax Opinion with respect to the Additional Issuance.

  There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount and the Class B

Invested Amount will be increased to reflect the initial principal balance of the Additional Investor Certificates of the respective classes.

PAIRED SERIES

  The Series 1998-1 Interests may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Investor Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Bank) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Bank) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of Series 1998-1, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Investor Certificateholders and the Class C Interest Holders. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by an Investor Certificateholder. See "Risk Factors--Master Trust Considerations--Issuance of Additional Series; Effect on Payments to Certificateholders" in the Prospectus.

REQUIRED PRINCIPAL BALANCE; ADDITION OF ACCOUNTS

  The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of each Series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

  If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the Bank shall on or before the tenth business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

PAY OUT EVENTS

  The Pay Out Events with respect to Series 1998-1 will include each of the events specified in the Prospectus under "Description of the Certificates--Pay Out Events" and the following:

  (a) failure on the part of the Bank (i) to make any payment or deposit required under the Pooling Agreement or the Series 1998-1 Supplement within five business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the

      Bank set forth in the Pooling Agreement or the Series 1998-1 Supplement, which failure has a material adverse effect on the Series 1998-1 Holders and which continues unremedied for a period of 60 days after written notice;

  (b) any representation or warranty made by the Bank in the Pooling Agreement or the Series 1998-1 Supplement or any information required to be given by the Bank to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 1998-1 Holders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

  (c) a failure by the Bank to make an Addition to the Trust within five business days after the day on which it is required to make such Addition pursuant to the Pooling Agreement or the Series 1998-1 Supplement;

  (d) the occurrence of any Servicer Default;

  (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 1998-1 for such three Monthly Periods;

  (f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date, or the Class B Invested Amount on the Class B Expected Final Payment Date; and

  (g) the Bank is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement or the Series 1998-1 Supplement.

  Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 1998-1 by notice then given in writing to the Bank and the Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 1998-1 as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 1998-1, without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

  If, contrary to the opinion of Tax Counsel described under "Certain Federal Income Tax Considerations--General" in the Prospectus, it is determined that the Class A Certificates or the Class B Certificates do not constitute indebtedness for Federal income tax purposes, such determination will not constitute a Pay Out Event with respect to the Investor Certificates.

  For purposes of the foregoing discussion pertaining to Pay Out Events, references to the Investor Certificates will include the Class C Investors' Interest.

  For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to Series 1998-1:

  "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and the Monthly Servicing Fee with respect to Series 1998-1 for the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period; provided, however, that if the Bank receives written notice from each Rating Agency that the following will not have a Ratings Effect, for purposes of determining the Base Rate, the Monthly Servicing Fee will be replaced with an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount.

  "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement) for such Monthly Period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus (b) the amount of Principal Funding Investment Proceeds for the related

Distribution Date, plus (c) if applicable, the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account, plus (d) any Excess Finance Charges that are allocated to Series 1998-1, plus (e) the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds or Class B Available Funds, in each case for the Distribution Date with respect to such Monthly Period, minus (f) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

  If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Bank, as described in the Prospectus under "Description of the Certificates--Pay Out Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Receivership" in the Prospectus for a discussion of the impact of recent Federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The share of the Servicing Fee allocable to Series 1998-1 with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.00% (the "Servicing Fee Rate") and (b) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that the Monthly Servicing Fee with respect to the first Distribution Date (the "Initial Servicing Fee") will be equal to the Servicing Fee accrued on the Initial Invested Amount at the Net Servicing Fee Rate for the period from the Series Issuance Date to but excluding the first Distribution Date. On each Distribution Date, but only if the Bank or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which the Bank or The Bank of New York is the Servicer will be equal to the product of (a) the Floating Allocation Percentage for such Monthly Period and (b) the portion of Finance Charge Receivables allocated to the Investor Certificates and the Class C Invested Amount with respect to such Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Servicing Base Amount as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Class C Interest Holders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Monthly Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to the product of the Class A Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The "Net Servicing Fee Rate" means (a) so long as the Bank is the Servicer, 0.75% per annum, (b) if The Bank of New York is the Servicer, 1.25% per annum and (c) if the Bank or The Bank of New York is not the Servicer, 2.00%. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to the product of the Class B Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The share of the Monthly Servicing Fee allocable to the Class C Interest Holders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to such Distribution Date (the "Class C Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class C Floating Percentage, (b) the Net Servicing Fee Rate and

(c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class C Servicing Fee shall be equal to the product of the Class C Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The remainder of the Servicing Fee shall be paid by the Bank or the certificateholders of other Series (as provided in the related Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Class C Interest Holders be liable for the share of the Servicing Fee to be paid by the Bank or the Certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Class C Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items" above.

SERIES TERMINATION

  If on the Distribution Date which is two months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date). The Bank will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Investor Certificateholders and the Class C Interest Holders. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Investor Certificateholders' Interest and the Class C Investors' Interest.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Subject to the matters discussed under "Certain Federal Income Tax Consequences" in the Prospectus, Tax Counsel will deliver its opinion that, under existing law, the Class A Certificates and the Class B Certificates offered hereby will properly be characterized as debt for Federal income tax purposes.

REPORTS

  No later than the fourth business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust, the Investor Certificates and the Class C Interests, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the close of business on the last day of the preceding Monthly Period; (c) the Floating Allocation Percentage and, during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to the Investor Certificates and the Class C Interests; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest; (g) the amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Class C Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class C Invested Amount; (h) the Monthly Servicing Fee; (i) the Portfolio Yield for such Monthly Period; (j) amounts on deposit in the Cash Collateral Account for such Distribution Date; and (k) Reallocated Principal Collections.

LEGAL MATTERS

  Certain legal matters relating to the Investor Certificates will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement for the Class A Certificates and the underwriting agreement for the Class B Certificates (collectively, the "Underwriting Agreement") between the Bank and Barclays de Zoete Wedd Limited ("Barclays Capital" or the "Underwriter"), the Bank has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Class A Certificates and the Class B Certificates.

  The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Investor Certificates is subject to the approval of certain legal matters by its counsel and to certain other conditions. All of the Investor Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Investor Certificates offered hereby, if any are taken.

  The Underwriter intends initially to sell the Class A Certificates to a single institutional investor at the price set forth on the cover page hereof. The Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of % of the principal amount of the Class B Certificates. The Underwriter may allow, and such dealers may reallow, concessions not in excess of % of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter.

  Barclays Capital, a United Kingdom broker-dealer regulated by the Securities and Futures Authority Limited, has agreed that, as part of the distribution of Investor Certificates offered hereby and subject to certain exceptions, it will not offer or sell any Investor Certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein. Affiliates of Barclays Capital (such as BZW Securities Inc.) are not, however, prohibited from acting as agents for investors in the United States in connection with the distribution of Investor Certificates.

  The Underwriter has represented and agreed that:

(a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

(b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in
    Article 11(3) of the Financial Services Act 1986 (Investment
    Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

(c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

(d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Investor Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Investor Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the

Investor Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when the Investor Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids may cause the price of the Investor Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Bank nor the Underwriter represents that the Underwriter will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  The Bank will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

  The closing of the sale of each class of Investor Certificates is conditional upon the closing of the sale of the other class.

  In the ordinary course of their respective businesses, the Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Bank and its affiliates.

                       GLOSSARY FOR PROSPECTUS SUPPLEMENT

Accounts.............................................................        S-1
Additional Investor Certificates.....................................        S-7
Additional Issuance..................................................       S-46
Adjusted Invested Amount.............................................        S-6
Applicable Federal Funds Rate........................................       S-28
Available Cash Collateral Amount.....................................       S-43
Available Final Distribution Amount..................................       S-50
Available Investor Principal Collections.............................       S-31
Available Reserve Account Amount.....................................       S-36
Bank.................................................................        S-1
Barclays Capital.....................................................       S-51
Base Rate............................................................       S-48
Bloomberg............................................................       S-29
Cash Collateral Account..............................................       S-12
Class A Accumulation Period..........................................        S-9
Class A Accumulation Period Length...................................       S-31
Class A Additional Interest..........................................       S-39
Class A Adjusted Invested Amount.....................................  S-6, S-34
Class A Available Funds..............................................       S-27
Class A Certificate Rate.............................................        S-2
Class A Certificateholders' Interest.................................        S-5
Class A Certificates.................................................   S-1, S-3
Class A Floating Percentage..........................................       S-32
Class A Initial Invested Amount......................................        S-5
Class A Initial Investor Amount......................................        S-3
Class A Interest Funding Account.....................................       S-26
Class A Invested Amount..............................................  S-5, S-34
Class A Investor Amount..............................................       S-35
Class A Investor Charge-Off..........................................       S-45
Class A Investor Default Amount......................................       S-44
Class A Monthly Interest.............................................       S-39
Class A Monthly Principal............................................       S-42
Class A Outstanding Monthly Interest.................................       S-39
Class A Principal Percentage.........................................       S-33
Class A Required Amount.............................................. S-10, S-37
Class A Servicing Fee................................................       S-49
Class B Additional Interest..........................................       S-40
Class B Amortization Period..........................................        S-9
Class B Available Funds..............................................       S-27
Class B Certificate Rate.............................................        S-2
Class B Certificateholders' Interest.................................        S-5
Class B Certificates.................................................   S-1, S-3
Class B Floating Percentage..........................................       S-32
Class B Initial Invested Amount......................................        S-5
Class B Initial Investor Amount......................................        S-3
Class B Interest Funding Account.....................................       S-27
Class B Invested Amount..............................................  S-5, S-34
Class B Investor Amount..............................................       S-35
Class B Investor Charge-Off..........................................       S-45
Class B Investor Default Amount......................................       S-44

Class B Monthly Interest........................................            S-39
Class B Monthly Principal.......................................            S-42
Class B Outstanding Monthly Interest............................            S-40
Class B Principal Commencement Date.............................             S-9
Class B Principal Percentage....................................            S-33
Class B Required Amount.........................................      S-11, S-37
Class B Servicing Fee...........................................            S-49
Class C Additional Interest.....................................            S-42
Class C Amortization Period.....................................             S-9
Class C Available Funds.........................................            S-40
Class C Floating Percentage.....................................            S-33
Class C Initial Invested Amount.................................             S-5
Class C Initial Investor Amount.................................             S-3
Class C Interest Funding Account................................            S-28
Class C Interest Holders........................................             S-8
Class C Interest Rate...........................................      S-27, S-42
Class C Interests...............................................        S-1, S-3
Class C Invested Amount.........................................       S-5, S-34
Class C Investor Amount.........................................            S-35
Class C Investor Default Amount.................................            S-34
Class C Investors' Interest.....................................             S-5
Class C Monthly Interest........................................            S-41
Class C Monthly Principal.......................................            S-42
Class C Principal Commencement Date.............................             S-9
Class C Servicing Fee...........................................            S-49
Class C Spread Account..........................................            S-28
Class C Supplemental Agreement..................................             S-5
Controlled Accumulation Amount..................................            S-43
Controlled Deposit Amount.......................................            S-43
Covered Amount..................................................            S-35
Deficit Controlled Accumulation Amount..........................            S-44
Distribution Date...............................................             S-2
Enhancement Invested Amount.....................................             S-5
ERISA...........................................................            S-14
Excess Spread...................................................      S-10, S-40
Excluded Series.................................................            S-47
Federal Funds Determination Period..............................            S-29
Federal Funds Reset Date........................................            S-28
Federal Funds Weekly Rate.......................................            S-28
Floating Allocation Percentage..................................            S-32
Funding Period..................................................             S-8
Group One.......................................................            S-13
H.15(519).......................................................            S-29
Highest Bid.....................................................            S-50
Initial Cash Collateral Amount..................................       S-3, S-12
Initial Invested Amount.........................................       S-5, S-47
Initial Investor Amount.........................................             S-3
Initial Servicing Fee...........................................            S-49
Interest Period.................................................            S-29
Invested Amount................................................. S-5, S-35, S-47
Investor Amount.................................................            S-35
Investor Certificateholders.....................................             S-1

Investor Certificateholders' Interest................................        S-5
Investor Certificates................................................   S-1, S-3
Investor Default Amount..............................................       S-44
LIBOR................................................................       S-29
LIBOR Determination Date.............................................       S-29
Monthly Report.......................................................       S-50
Monthly Servicing Fee................................................       S-49
Net Servicing Fee Rate...............................................       S-49
Paired Series........................................................       S-47
Portfolio Yield......................................................       S-48
Prefunded Amount.....................................................        S-8
Prefunding Account...................................................        S-8
Principal Allocation Percentage......................................       S-33
Principal Funding Account............................................       S-16
Principal Funding Account Balance....................................       S-35
Principal Funding Investment Proceeds................................       S-35
Reallocated Principal Collections.................................... S-10, S-37
Receivables..........................................................        S-1
Record Date..........................................................       S-26
Reference Banks......................................................       S-29
Regulations..........................................................       S-51
Required Cash Collateral Amount...................................... S-13, S-44
Required Principal Balance...........................................       S-47
Required Reserve Account Amount......................................       S-36
Reserve Account......................................................       S-36
Reserve Account Factor...............................................       S-36
Reserve Account Funding Date.........................................       S-36
Revolving Period.....................................................        S-9
Series Issuance Date.................................................        S-2
Series 1998-1 Holders................................................        S-8
Series 1998-1 Interests..............................................   S-1, S-3
Series 1998-1 Supplement.............................................       S-16
Servicer Interchange.................................................       S-49
Servicing Base Amount................................................       S-49
Servicing Fee Rate...................................................       S-49
Special Payment Date.................................................       S-16
Summary of Terms.....................................................        S-3
Telerate Page 3750...................................................       S-29
Termination Date.....................................................        S-9
Trust................................................................   S-1, S-3
Trust Cut-Off Date...................................................        S-7
Trust Portfolio......................................................       S-18
Underwriter..........................................................       S-51
Underwriting Agreement...............................................       S-51
Zero Balance Accounts................................................       S-18

                                    ANNEX I

                      PREVIOUS ISSUANCES OF CERTIFICATES

  The table below sets forth the principal characteristics of the Class A and Class B Asset Backed Certificates of the only outstanding Series that have been issued by the Trust prior to the date hereof. For more specific information with respect to any Series, prospective investors should contact the Servicer (in care of Capital One Bank, attention: Treasury Department) at
(703) 205-1000. The Servicer will provide, without charge, to any prospective purchaser of the Investor Certificates, a copy of the Prospectus Supplement for any previous publicly-issued Series.

1. SERIES 1993-1 CERTIFICATES
Initial Series 1993-1 Invested Amount......... $500,000,000
Initial Class A Invested Amount............... $450,000,000
Initial Class B Invested Amount............... $50,000,000
Class A Certificate Rate...................... 5.20%
Class B Certificate Rate...................... 5.40%
Class A Expected Final Payment Date........... October 1998 Distribution Date
Class B Expected Final Payment Date........... December 1998 Distribution Date
Class A Controlled Accumulation Amount........ $22,500,000 (1)
Class B Controlled Accumulation Amount........ $25,000,000
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... February 15, 2002
2. SERIES 1993-4 CERTIFICATES
Initial Series 1993-4 Invested Amount......... $700,000,000
Initial Class A Invested Amount............... $609,000,000
Initial Class B Invested Amount............... $91,000,000
Class A Certificate Rate...................... One-month LIBOR + 0.25% per annum
Class B Certificate Rate...................... 5.80%
Class A Expected Final Payment Date........... January 1999 Distribution Date
Class B Expected Final Payment Date........... March 1999 Distribution Date
Class A Controlled Accumulation Amount........ $30,450,000 (1)
Class B Controlled Accumulation Amount........ $45,500,000
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... May 2002 Distribution Date
3. SERIES 1994-3 CERTIFICATES
Initial Series 1994-3 Invested Amount......... $452,530,818
Initial Class A Invested Amount............... $357,500,000
Initial Class B Invested Amount............... $40,727,000
Class A Certificate Rate...................... One-month LIBOR + 0.20% per annum
Class B Certificate Rate...................... 7.35%
Class A Expected Final Payment Date........... June 1999 Distribution Date
Class B Expected Final Payment Date........... August 1999 Distribution Date
Class A Controlled Accumulation Amount........ $17,875,000 (1)
Class B Controlled Accumulation Amount........ $20,363,500
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... September 2002 Distribution Date

  The Series 1994-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an invested amount of $54,303,818.

--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

4. SERIES 1994-4 CERTIFICATES
Initial Series 1994-A Invested Amount......... $550,000,000
Maximum Invested Amount....................... $1,500,000,000
Certificate Rate.............................. Floating Rate
Group......................................... One
Servicing Fee Rate............................ 2.00%
Termination Date.............................. April 2003 Distribution Date
5. SERIES 1995-1 CERTIFICATES
Initial Series 1995-1 Invested Amount......... $900,000,000
Initial Class A Invested Amount............... $720,000,000
Initial Class B Invested Amount............... $81,000,000
Class A Certificate Rate...................... One-month LIBOR + 0.19% per annum
Class B Certificate Rate...................... Floating Rate
Class A Expected Final Payment Date........... June 2000
Class B Expected Final Payment Date........... August 2000
Class A Controlled Accumulation Amount........ $36,000,000 (1)
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... October 2003

  The Series 1995-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $99,000,000.

6. SERIES 1995-2 CERTIFICATES
Initial Series 1995-2 Invested Amount......... $375,000,000
Initial Class A Invested Amount............... $300,000,000
Initial Class B Invested Amount............... $48,750,000
Class A Certificate Rate...................... One-month LIBOR + 0.11% per annum
Class B Certificate Rate...................... Floating Rate
Class A Expected Final Payment Date........... August 1998
Class B Expected Final Payment Date........... October 1998
Class A Controlled Accumulation Amount........ $15,000,000 (1)
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... December 2001

  The Series 1995-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $26,250,000.
--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

7. SERIES 1995-3 CERTIFICATES
Initial Series 1995-3 Invested Amount...... $1,050,000,000
Initial Class A Invested Amount............ $840,000,000
Initial Class B Invested Amount............ $136,500,000
Class A Certificate Rate................... One-month LIBOR + 0.15% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ August 2000
Class B Expected Final Payment Date........ October 2000
Class A Controlled Accumulation Amount..... $42,000,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... December 2003

  The Series 1995-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $73,500,000.

8. SERIES 1995-4 CERTIFICATES
Initial Series 1995-4 Invested Amount...... $750,000,000
Initial Class A Invested Amount............ $600,000,000
Initial Class B Invested Amount............ $97,500,000
Class A Certificate Rate................... Federal Funds + 0.28% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ May 1998
Class B Expected Final Payment Date........ July 1998
Class A Controlled Accumulation Amount..... $30,000,000(1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... December 2000

  The Series 1995-4 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $52,500,000.

9. SERIES 1996-1 CERTIFICATES
Initial Series 1996-1 Invested Amount...... $845,000,000
Initial Class A Invested Amount............ $676,000,000
Initial Class B Invested Amount............ $109,850,000
Class A Certificate Rate................... Three-month LIBOR + 0.12% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ August 2001
Class B Expected Final Payment Date........ October 2001
Class A Controlled Accumulation Amount..... $33,800,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... October 2004

  The Series 1996-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $59,150,000.
--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

10. SERIES 1996-2 CERTIFICATES
Initial Series 1996-2 Invested Amount...... $750,000,000
Initial Class A Invested Amount............ $600,000,000
Initial Class B Invested Amount............ $82,500,000
Class A Certificate Rate................... One-month LIBOR + 0.10% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ December 2001
Class B Expected Final Payment Date........ February 2002
Class A Controlled Accumulation Amount..... $30,000,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... February 2005

  The Series 1996-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $67,500,000.

11. SERIES 1996-3 CERTIFICATES
Initial Series 1996-3 Invested Amount...... $500,000,000
Initial Class A Invested Amount............ $400,000,000
Initial Class B Invested Amount............ $55,000,000
Class A Certificate Rate................... One-month LIBOR + 0.12% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ January 2004
Class B Expected Final Payment Date........ March 2004
Class A Controlled Accumulation Amount..... $20,000,000(1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... March 2007

  The Series 1996-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $45,000,000.

12. SERIES 1997-1 CERTIFICATES
Initial Series 1997-1 Invested Amount...... $608,275,000
Initial Class A Invested Amount............ $486,620,000
Initial Class B Invested Amount............ $66,910,250
Class A Certificate Rate................... Three-month LIBOR - 0.03% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ June 2002
Class B Expected Final Payment Date........ August 2002
Class A Controlled Accumulation Amount..... $24,331,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... June 2007

  The Series 1997-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $54,744,750.
--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

13. SERIES 1997-2 CERTIFICATES
Initial Series 1997-2 Invested Amount..... $502,212,500
Initial Class A Invested Amount........... $401,770,000
Initial Class B Invested Amount........... $55,243,375
Initial Class C Invested Amount........... $45,199,125
Class A Certificate Rate.................. Three-month LIBOR + 0.049% per annum
Class B Certificate Rate.................. Floating Rate
Class A Expected Final Payment Date....... August 2002
Class B Expected Final Payment Date....... October 2002
Class A Controlled Accumulation Amount.... $20,088,500 (1)
Group..................................... One
Servicing Fee Rate........................ 2.00%
Series Termination Date................... October 2005

--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

PROSPECTUS
                           CAPITAL ONE MASTER TRUST
                           ASSET BACKED CERTIFICATES

                               CAPITAL ONE BANK
                              SELLER AND SERVICER

  Capital One Bank (the "Bank" or "Capital One") may sell from time to time one or more series (each a "Series") of asset backed certificates (the "Certificates") evidencing undivided interests in certain assets of Capital One Master Trust (the "Trust"). The Trust was formed pursuant to a Pooling and Servicing Agreement between a predecessor of the Bank, as seller and servicer, and The Bank of New York, as trustee (the "Pooling Agreement"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving credit accounts (the "Accounts"), collections thereon and certain other property, as more fully described herein and, with respect to any Series, in an accompanying Prospectus supplement (a "Prospectus Supplement") relating to such Series.

  Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each, a "Class"). Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a letter of credit, cash collateral guaranty or account, surety bond, insurance policy, spread account, subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement.

  While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

  PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" HEREIN ON PAGE 18 AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT ON PAGE S-16.

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF THE BANK. NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                THE DATE OF THIS PROSPECTUS IS MARCH 16, 1998.

                             AVAILABLE INFORMATION

  The Bank has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; the Commission regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filing, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust will be prepared by the Servicer and will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates offered hereby, pursuant to the Pooling Agreement. See "Description of the Certificates--Reports" and "The Pooling Agreement Generally--Book-Entry Registration" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not require the sending of, and the Bank does not intend to send, any of its financial reports to holders of interests in Certificates (the "Certificateholders") offered hereby. Copies of the Monthly Reports may be obtained free of charge from the Servicer (in care of Capital One Bank, attention: Treasury Department, Director of Securitization) upon request by calling (703) 205-1000. The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1996 and Current Reports on Form 8-K filed since December 31, 1996. All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to Capital One Bank, in care of Capital One Services, Inc., 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525, attention: Treasury Department. Telephone requests for such copies should be directed to Capital One Bank (attention: Treasury Department) at (703) 205-1000.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement with respect to the Series offered thereby. Reference is made to the Glossary for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement. References in this Prospectus to the "Bank" shall, unless the context otherwise requires, mean Signet Bank prior to November 22, 1994 and Capital One Bank for all periods after November 22, 1994.

TRUST.......................  Capital One Master Trust (the "Trust"). The
                               Trust, as a master trust, previously has issued other Series of Certificates, the terms of which are summarized in "Annex I; Previous Issuances of Certificates" in the related Prospectus Supplement, and is expected to issue additional Series from time to time. The assets of the Trust (the "Trust Assets") include and will include a portfolio of receivables (the "Receivables") arising under the Accounts included in the Trust from time to time, funds collected or to be collected from accountholders in respect of the Receivables, the right to receive certain Interchange attributed to accountholder charges for merchandise and services in certain of the Accounts, recoveries (net of collection expenses) and proceeds of credit insurance policies relating to the Receivables, monies on deposit in certain accounts of the Trust, Funds Collateral, if any, relating to secured accounts and any Series Enhancement with respect to a particular Series or Class. The term "Series Enhancement" means, with respect to any Series or Class of Certificates, any letter of credit, surety bond, cash collateral guaranty or account, insurance policy, spread account, reserve account, subordinated interest in the Receivables or certain cash flows in respect of the Receivables, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement, currency exchange agreement, other derivative securities agreement or other contract or arrangement for the benefit of Certificateholders of such Series or Class. The Trust Assets are expected to change over the life of the Trust as receivables in revolving credit card accounts and other revolving credit accounts, including secured revolving credit accounts, and related assets are included in the Trust, and as receivables in accounts subject to the Trust are charged off or removed. The Pooling Agreement provides that (subject to certain limitations and conditions) Trust Assets may also include from time to time participations representing undivided interests in pools of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Bank or any affiliate thereof and collections thereon ("Participations"). See "The Trust," "Description of the Certificates--Addition of Trust Assets," "--Removal of Accounts" and "-- New Issuances."

BANK........................  Capital One Bank (the "Bank" or "Capital One"), a
                               Virginia banking corporation and a subsidiary of Capital One Financial Corporation, is the Seller of the Receivables (in such capacity, the "Seller"). Capital One is a limited purpose credit card bank and a member of the Federal Reserve System. The deposits of Capital One are insured by the Federal Deposit Insurance Corporation up to the applicable limits. Under certain circumstances, Capital One may transfer its interests and obligations as Seller to and Servicer of the Trust to another entity which would assume all of Capital One's obligations under the Pooling Agreement and related agreements. See "Assumption of the Bank's Obligations."

TRUSTEE.....................  The Bank of New York (the "Trustee").

THE ACCOUNTS................  The Accounts will consist of the Initial Accounts and any Additional Accounts but will exclude any Account all the Receivables in which are either reassigned or assigned to the Bank or its designee or the Servicer in accordance with the terms of the Pooling Agreement. See "The Accounts." The Bank conveyed to the Trust all Receivables existing on July 30, 1993 (the "Trust Cut-Off Date") in certain MasterCard and VISA/1/ consumer credit card accounts (the "Initial Accounts") and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. In addition, pursuant to the Pooling Agreement, the Bank expects (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate Additional Accounts the Receivables in which, whether then existing or thereafter created, will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. The addition to the Trust of Receivables in Additional Accounts (other than Automatic Additional Accounts) or Participations, will be subject to certain conditions, including among others, that (a) the Bank shall have received written notice from each Rating Agency that such addition will not have a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such addition will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. Any addition of Participations would require amendment of the Pooling Agreement. No consent of Certificateholders, however, would be required for such an amendment. See "Description of the Certificates--Addition of Trust Assets."
--------
/1/MasterCard and VISA are registered trademarks of MasterCard International
   Incorporated and VISA USA, Inc., respectively.

                              Pursuant to the Pooling Agreement, the Bank has
                               the right to remove the Receivables in certain Accounts ("Removed Accounts") from the Trust, subject to certain conditions, including among others, that (a) the Bank shall have received written notice from each Rating Agency that such removal will not have a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such removal will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. See "Description of the Certificates --Removal of Accounts."

THE RECEIVABLES.............  The Receivables consist of all amounts charged by accountholders for goods and services and cash advances ("Principal Receivables") and all related periodic rate finance charges, annual membership fees, cash advance fees, late charge fees, returned check charges, overlimit fees and any other fees and charges billed on the Accounts from time to time ("Finance Charge Receivables"). In addition, certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts and Recoveries received by the Servicer with respect to Defaulted Receivables and allocated as provided in the Pooling Agreement will be treated as Finance Charge Receivables for purposes of the Pooling Agreement. Recoveries of charged-off Receivables (net of any collection expenses deducted therefrom) will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables (see "Description of the Certificates--Discount Option"). The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted. "Interchange" consists of certain fees received by the Bank, as a credit card-issuing bank, from VISA USA, Inc. ("VISA"), MasterCard International Incorporated ("MasterCard") or any other similar entity, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. "Recoveries" consist of amounts, excluding insurance proceeds, received by the Servicer with respect to Receivables which have previously become Defaulted Receivables, net of any out-of-pocket costs and expenses of collection, plus the net proceeds of any sale or securitization of such Defaulted Receivables and any residual payments from any such securitization.

THE CERTIFICATES............  The Certificates will be issued in Series, each of which will consist of one or more Classes. The specific terms of a Series or Class will be established as described herein under "Description of the Certificates--New Issuances." However, while the specific terms of any Series or Class offered hereby will be described in the related Prospectus Supplement, the terms of such Series or Class will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series. There can be no assurance that the terms of any Series issued from time to time hereafter might not have an impact on the timing or amount of payments received by a Certificateholder. See "Description of the Certificates--New Issuances."

                              Unless otherwise specified in the related
                               Prospectus Supplement, the Certificates of a Series offered hereby will be available for purchase in minimum denominations of $1,000, and will only be available in book-entry form except in certain limited circumstances as described herein under "The Pooling Agreement Generally-- Definitive Certificates." A portion of the Trust Assets will be allocated among the Certificateholders of a particular Series (the "Certificateholders' Interest"), the
                               Certificateholders of other Series and the interest of the Bank (the "Seller's Interest"), as described below. The aggregate principal amount of the Certificateholders' Interest of a Series offered hereby will, except as otherwise provided herein and in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series. The Certificateholders' Interest of a Series will include the right to receive (but only to the extent needed to make required payments under the Pooling Agreement and the related Supplement and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. If the Certificates of a Series offered hereby include more than one Class of Certificates, the Trust Assets allocable to the Certificateholders' Interest of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement.

                              The Certificates of a Series will evidence
                               undivided interests in the Trust Assets
                               allocated to the Certificateholders' Interest of such Series. In certain circumstances, interests in the Trust Assets may be allocated to a Credit Enhancer. The Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Bank or any affiliate of the Bank. Neither the Certificates nor the Accounts, the Receivables or any collections thereon are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

REGISTRATION OF
CERTIFICATES................  Unless otherwise specified in the related
                               Prospectus Supplement, the Certificates of a Series initially will be represented by certificates registered in the name of Cede, as nominee of DTC, and no purchaser of a Certificate will be entitled to receive a Definitive Certificate except under certain limited circumstances. Unless otherwise specified in the related Prospectus Supplement, Certificateholders may elect to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). See "The Pooling Agreement Generally--Book-Entry
                               Registration" and "--Definitive Certificates".

THE SELLER'S INTEREST.......  The Seller's Interest represents the right to the
                               Trust Assets not allocated to the
                               Certificateholders' Interest of any Series. The principal amount of the Seller's Interest will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. The Bank intends to cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Seller's Interest. The Pooling Agreement provides that the Bank will be required to make an Addition to the Trust in the event that the Seller's Interest is less than the Required Seller's Interest. See "Description of the Certificates--Addition of Trust Assets" and "-- New Issuances." In addition, a portion of the Seller's Interest may be sold separately in one or more public or private transactions. See "The Pooling Agreement Generally--The Bank Certificate."

ISSUANCE OF ADDITIONAL
SERIES......................  The Pooling Agreement authorizes the Trustee to issue three types of certificates: (i) one or more Series of Certificates, (ii) an exchangeable certificate evidencing the Seller's Interest in the Trust, which initially is to be held by the Bank and will be transferable only as provided in the Pooling Agreement, and (iii) Supplemental Certificates to be held by transferees of a portion of the certificate evidencing the Seller's Interest in the Trust. The exchangeable certificate evidencing the Seller's Interest (the "Bank Certificate") and any Supplemental Certificates are collectively referred to herein as the "Seller's Certificate." The Bank currently plans to amend the Pooling Agreement to provide that the Bank Certificate and any Supplemental Certificates may be in certificated or uncertificated form. The Pooling Agreement provides that, pursuant to any one or more supplements to the Pooling Agreement (each, a "Supplement"), the Bank may cause the Trustee to issue one or more new Series and accordingly cause a reduction in the Seller's Interest represented by the Bank Certificate. Under the Pooling Agreement, the Bank may define, with respect to any Series, the Principal Terms of such Series. See "Description of the Certificates--New Issuances." The Bank may offer any Series to the public or other investors under a disclosure document (a "Disclosure Document"), which will consist of an Prospectus Supplement in the case of a Series offered hereby, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." The Bank expects to offer, from time to time, additional Series issued by the Trust.

                              A new Series may only be issued upon satisfaction
                               of the conditions described herein under "Description of the Certificates--New Issuances" including, among others, that (a) the Bank shall have received written notice from each Rating Agency that such issuance will not have a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series.

COLLECTIONS.................  All collections of Receivables will be allocated by the Servicer between amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the Certificateholders' Interest of each Series and the Seller's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount. Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to each Series at all times based upon its Floating Allocation Percentage. Collections of Principal Receivables will be allocated to each Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Collections will be deposited in an Eligible Deposit Account (the "Collection Account") and invested in the manner described under "Prospectus Summary--Servicing" and "Description of the Certificates--Deposits in Collection Account."

INTEREST....................  Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. If the Prospectus Supplement for a Series of Certificates so provides, the interest rate and interest payment dates applicable to each Certificate of that Series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus Supplement for such Series. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the

                               Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if an Early Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account.

PRINCIPAL...................  Unless otherwise specified in the Prospectus
                               Supplement, the principal of the Certificates of each Series offered hereby will be scheduled to be paid either in full on an expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such Series will have an Accumulation Period as described below under "--Accumulation Period," or in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have a Controlled Amortization Period as described below under "-- Controlled Amortization Period." If a Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable Expected Final Payment Date or other expected date if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein. See "Risk Factors--Series Considerations--Generation of Additional
                               Receivables; Dependency on Cardholder
                               Repayments" for a description of factors that may affect the timing of principal payments on Certificates.

                              Certificates of a Series offered hereby may also
                               be subject to purchase from time to time, generally at their respective principal amounts, in connection with a remarketing thereof, under the terms of a liquidity facility established for the benefit of such Series or in the event that the Seller's Interest is less than a specified percentage of the Required Seller's Interest, in each case if so specified in the related Prospectus Supplement. A purchase of Certificates of such a Series, depending on the circumstances giving rise thereto, may result in a decrease in the outstanding principal amount of such Series prior to the commencement of the Controlled Amortization Period, Accumulation Period or Early Amortization Period with respect thereto. The Prospectus Supplement for any Series subject to purchase as described above will describe the conditions to and procedures for any such purchase. The proceeds of any such purchase would be paid to the holders of the Certificates so purchased.

REVOLVING PERIOD............  The Certificates of each Series offered hereby will have a revolving period (the "Revolving
                               Period"), which will commence at the close of business on a date specified in the related Prospectus Supplement (the "Series Cut-Off Date") and continue until the earlier of (a) the commencement of the Early Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the end of the Revolving Period with respect to such Series. During the Revolving Period with respect to a Series offered hereby, collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series shall be treated as Shared Principal Collections and be distributed to, or for the benefit of, the Certificateholders of other Series (if so provided in the Supplement therefor) or the Bank. See "Description of the Certificates-- Principal" and "--Shared Principal Collections" and see "--Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period with respect to a Series prior to its scheduled ending date.

ACCUMULATION PERIOD.........  If and to the extent the related Prospectus
                               Supplement so specifies, unless an Early
                               Amortization Period commences with respect to a Series offered hereby, the Certificates of such Series or any Class thereof will have an accumulation period (the "Accumulation Period"), which will commence at the close of business on the date specified in or determined in the manner specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series, (b) payment in full of the Certificates of such Series or such Class and (c) the Series Termination Date with respect to such Series. During the Accumulation Period with respect to a Series or any Class thereof, collections of Principal Receivables and certain other amounts allocable to such Series or such Class (including Shared Principal Collections, if any, allocable to such Series or such Class) will be deposited on each Distribution Date in a trust account established for the benefit of the Certificateholders of such Series or such Class (a "Principal Funding Account") and used to make principal distributions to the Certificateholders of such Series or such Class when due. The amount to be deposited in the Principal Funding Account for any Series or any Class thereof offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any existing deficit Controlled Accumulation Amount arising from prior Distribution Dates (the "Deficit Controlled Accumulation Amount"). If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

CONTROLLED AMORTIZATION
PERIOD......................  If and to the extent the related Prospectus
                               Supplement so specifies, unless an Early
                               Amortization Period commences with respect to a Series offered hereby, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period"), which will commence at the close of business on the date specified in or determined in the manner specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series,
                               (b) payment in full of the Invested Amount of the Certificates of such Series or such Class and (c) the Series Termination Date with respect to such Series. During the Controlled Amortization Period with respect to a Series or any Class thereof, collections of Principal Receivables and certain other amounts allocable to such Series or such Class (including Shared Principal Collections, if any, allocable to such Series or such Class) will be used on each Distribution Date to make principal distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series or any Class thereof offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus Supplement plus any existing deficit Controlled Amortization Amount arising from prior Distribution Dates (the "Deficit Controlled Amortization Amount"). If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

EARLY AMORTIZATION PERIOD...  During the period beginning at the close of business on the business day immediately preceding the day on which a Pay Out Event is deemed to have occurred with respect to a Series and ending upon the earlier to occur of (i) the payment in full of the Invested Amount of the Certificates of such Series and the Enhancement Invested Amount, if any, with respect thereto or
                               (ii) the Series Termination Date (the "Early
                               Amortization Period"), collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

SHARED PRINCIPAL
COLLECTIONS.................  To the extent that collections of Principal
                               Receivables and certain other amounts that are allocated to the Certificateholders' Interest of any Series are not needed to make payments to the Certificateholders of such Series or required to be deposited in a Principal Funding Account for such Series, such collections and other amounts shall be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of another Series, if so specified in the Supplement for such Series, or paid to the Bank. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. See "Description of the Certificates--Shared Principal Collections."

EXCESS FUNDING ACCOUNT......  If on any date the Seller's Interest is less than or equal to the Required Seller's Interest, the Servicer shall not distribute to the Bank any Shared Principal Collections which otherwise would be distributed to the Bank, but shall deposit such funds in the Excess Funding Account. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Bank on any business day to the extent that, after giving effect to such payment, the Seller's Interest exceeds the Required Seller's Interest on such day and the balance of the Principal Receivables equals or exceeds the Required Principal Balance; provided, however, that if an Accumulation Period, Controlled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, if the Supplement for such Series so provides.

SHARING OF EXCESS FINANCE
CHARGES.....................  Subject to certain limitations described under
                               "Description of the Certificates--Sharing of
                               Excess Finance Charges," collections of Finance Charge Receivables allocable to the Certificateholders' Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, in each case pro rata based upon the amount of the shortfall, if any, with respect to such other Series. See "Description of the Certificates--Sharing of Excess Finance Charges."

FUNDING PERIOD..............  The Prospectus Supplement relating to a Series of
                               Certificates may specify that for a period beginning on the Series Issuance Date with respect to such Series and ending on a specified date before the commencement of the Controlled Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series. If so specified in the related Prospectus Supplement, the amount of such deficiency (the "Prefunded Amount") will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Prefunding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Certificateholders' Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest on the Series Issuance Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Initial Investor Amount") and the date by which the Certificateholders' Interest is expected to equal the Initial Investor Amount. The Certificateholders' Interest will increase as Principal Receivables are transferred to the Trust or as the Certificateholders' Interests of other Series of the Trust are reduced. The Certificateholders' Interest may decrease due to charge-offs or the occurrence of a Pay Out Event as specified in the related Prospectus Supplement.

                              If so specified in the related Prospectus
                               Supplement, during the Funding Period, funds on deposit in the Prefunding Account for a Series will be withdrawn and paid to the Bank to the extent of any increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not equal the Initial Investor Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                              If so specified in the related Prospectus
                               Supplement, monies in the Prefunding Account with respect to any Series will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

PAIRED SERIES...............  If so specified in the related Prospectus
                               Supplement, a Series of Certificates may be paired with another Series issued by the Trust (a "Paired Series"). As the Certificateholders' Interest of the Series having a Paired Series is reduced, the Certificateholders' Interest of the Paired Series will increase by an equal amount. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when such Series is in the Controlled Amortization Period or Accumulation Period, the Principal Allocation Percentage for the Series and the Principal Allocation Percentage for the Paired Series may be reset as specified in the related Prospectus Supplement.

CREDIT ENHANCEMENT..........  "Credit Enhancement" with respect to a Series offered hereby may include a letter of credit, a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables or any other form of credit enhancement described in the related Prospectus Supplement. Credit Enhancement may also be provided to a Series or Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Series or Class or Classes before distributions are made to one or more Series or one or more Classes of such Series (if the Supplement for such Series so provides).

                              The type, characteristics and amount of the
                               Credit Enhancement with respect to any Series will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Assets as of the Series Issuance Date with respect thereto, and will be established on the basis of requirements of each applicable Rating Agency. The terms of the Credit Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. See "Description of the Certificates--Credit Enhancement" and "Risk Factors--Series Considerations--Limited Nature of Rating."

SERVICING...................  The Servicer (initially, the Bank) will be responsible for servicing, managing and making collections on the Receivables. Subject to certain exceptions described under "Description of the Certificates--Deposits in Collection Account," the Servicer will deposit any collections on the Receivables in a Monthly Period into the Collection Account within two business days of the Date of Processing (or, in the case of Interchange, on each Distribution
                               Date) to the extent such collections are allocable to the

                               Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Certificateholders of any Series or the issuer of any Series Enhancement. The "Distribution Date" is the 15th day of each calendar month (or, if any such 15th day is not a business day, the next succeeding business day). On the earlier of (i) the second business day following the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, subject to certain exceptions described herein, the Servicer will pay to the Bank its allocable portion of any collections then held by the Servicer. The "Date of Processing" is the business day a record of any transaction is first recorded on the Servicer's computer file of consumer revolving accounts (without regard to the effective date of such recordation). On or about the fourth business day preceding each Distribution Date (each, a "Determination Date"), the Servicer will calculate the amounts to be allocated to the Certificateholders of each Class or Series and the Bank as described herein in respect of collections of Receivables received with respect to the preceding Monthly Period.

                              In certain limited circumstances, the Bank may
                               resign or be removed as Servicer, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling Agreement, a third-party servicer may be appointed as successor servicer. (The Bank or any such successor servicer is referred to herein as the "Servicer.") Pursuant to the Pooling Agreement, in the ordinary course of business, the Bank, as Servicer, has the right to delegate its duties as Servicer to any person who agrees to conduct such duties in accordance with the Pooling Agreement and the Lending Guidelines. The Bank has contracted with Capital One Services, Inc. ("Capital One Services"), an affiliate of the Bank, to act as sub-servicer and to perform its servicing activities. Such delegation, however, will not relieve the Bank of its obligations as Servicer under the Pooling Agreement or any Supplement. In certain circumstances, however, the Bank could be relieved of its duties as Servicer upon the assumption of such duties by another entity. See "Assumption of the Bank's Obligations." The Servicer will receive servicing fees payable with respect to each Series offered hereby as servicing compensation from the Trust. See "The Bank's Credit Card and Consumer Lending Business--Interchange" and "Description of the Certificates--Servicing Compensation and Payment of Expenses."

MANDATORY REASSIGNMENT AND
TRANSFER OF CERTAIN
RECEIVABLES.................  As of each Series Issuance Date, the Bank will make certain representations and warranties in the Pooling Agreement with respect to the Accounts and the Receivables in its capacity as Seller and in its capacity as Servicer. If the Bank breaches certain of its representations and warranties with respect to any Receivable and such breach remains uncured for a specified period after the Bank becomes aware or receives notice thereof from the Trustee and such breach has a material adverse effect on the Certificateholders' Interest of all Series therein, the Certificateholders' Interest of all Series in all Receivables with respect to the affected Account will be reassigned to the Bank. If the Servicer fails to comply in all material respects with certain covenants or warranties with respect to any Receivable and such noncompliance is not cured within a specified period after the Servicer becomes aware or receives notice thereof from the Trustee and such noncompliance has a materially adverse effect on the Certificateholders' Interest of all Series therein, the Certificateholders' Interest of all Series in all Receivables with respect to the affected Account will be assigned to the Servicer. In the event of a transfer of servicing obligations to a successor servicer, such successor servicer, rather than the Bank, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter. In addition, if the Bank breaches certain other representations and warranties described under "The Pooling Agreement Generally-- Representations and Warranties," and such noncompliance is not cured within a specified period after notice thereof and such noncompliance has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables, all the Receivables transferred by the Bank to the Trust may be reassigned to the Bank.

OPTIONAL REPURCHASE.........  If specified in the related Prospectus
                               Supplement, the Certificateholders' Interest of any Series may be subject to optional purchase by the Bank on any day after the aggregate Invested Amount and Enhancement Invested Amount, if any, of such Series is less than or equal to a certain percentage of the Initial Invested Amount of such Series. The purchase price therefor will be as specified in the related Prospectus Supplement and will generally be equal to the Invested Amount and the Enhancement Invested Amount, if any, plus accrued and unpaid interest on, the Certificates.

DEFEASANCE..................  The Pooling Agreement provides that, under certain circumstances and subject to certain conditions, including the receipt by the Bank of written notice from each Rating Agency that such transaction will not have a Ratings Effect, the Bank may terminate its substantive obligations in respect of a Series or the Pooling Agreement by depositing with the Trustee monies or Eligible Investments representing or acquired with collections on the Receivables in an amount sufficient to make all remaining scheduled interest and principal payments with respect to such Series or on all outstanding Series of Certificates, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to providers of any Series Enhancement. In such event, any Series Enhancement for the defeased Series would no longer be available to make payments with respect thereto. See "The Pooling Agreement Generally--Defeasance."

TAX STATUS..................  Except to the extent otherwise specified in the related Prospectus Supplement, special counsel to the Bank will deliver its opinion that under existing law the Certificates of each Series offered hereby will be characterized as debt for federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificateholders will agree to treat the Certificates of such Series as debt of the Bank for federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS .......  Certificates of any Series offered hereby may be eligible for purchase by Benefit Plans. See
                               "ERISA Considerations."

CERTIFICATE RATING..........  Unless otherwise specified in the related
                               Prospectus Supplement, it will be a condition to the issuance of the Certificates of each Series offered hereby that they be rated in one of the three highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the Bank (the rating agency or agencies rating any Series, a "Rating Agency"); provided, however, that the Certificates offered pursuant to this Prospectus and the related Prospectus Supplement will be investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder. The rating or ratings applicable to the Certificates of each such Series will be as set forth in the related Prospectus Supplement.

                              A security rating should be evaluated
                               independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Series Considerations--Limited Nature of Rating."

                                 RISK FACTORS

SERIES CONSIDERATIONS

Limited Liquidity

  It is anticipated that, to the extent permitted, the underwriters of any Series or Class of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby or, if such a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

Generation of Additional Receivables; Dependency on Cardholder Repayments

  The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of accountholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during an Accumulation Period and the rate of distributions of principal with respect to a Series during a Controlled or Early Amortization Period will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayments and the rate of default by accountholders. As a result, no assurance can be given that the Invested Amount of a Series of Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Series or that payment of principal during the Controlled Amortization Period, if any, with respect to a Series of Certificates will equal the Controlled Amortization Amount, if any, with respect to such Series or will follow any expected pattern. Accountholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by the Bank). Increased convenience use, where accountholders pay their Account balances in full on or prior to the due date, and thus avoid all finance charges, would decrease the effective yield on the Accounts and could cause the commencement of an Early Amortization Period for one or more Series, as well as a decrease in protection to Certificateholders against defaults under the Accounts. No assurance can be given as to the accountholder payment rates which will actually occur in any future period. See "Maturity Considerations" in the related Prospectus Supplement.

  Continued generation of Receivables in certain of the Bank's accounts depends, in part, on the levels of account attrition (losing accounts to competing card issuers) and balance attrition (losing account balances to competing card issuers) experienced by the Bank. The Bank has offered accounts with introductory rates, which are generally at low levels during some initial period and which generally rise to higher variable rates after the initial period expires, although the Bank may in its discretion waive all or part of the rate increase for selected accounts. Much of the initial growth in the Bank's account originations was attributable to customers who, attracted by the Bank's low introductory rates, transferred balances from competing card issuers. Accounts in the Bank's low introductory rate portfolio that reprice are subject to a significant risk of attrition, because cardholders that were initially attracted by the Bank's low introductory rates may determine to switch accounts or transfer account balances to lower price products offered by competing card issuers. Although the Bank has developed methodologies for retaining these accounts after expiration of the initial period, there can be no assurance that attrition in these accounts will not be significant.

  The continuation of the Revolving Period of a Series will be dependent on the continued generation of new Receivables for the Trust. A decline in the amount of Receivables in the Accounts for any reason (including the decision by accountholders to use competing sources of credit, an economic downturn, increased convenience use or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series. In such event, Certificateholders would bear the risk of reinvestment of the principal amounts of their Certificates. The Pooling Agreement provides that the Bank will be required to make an Addition to the Trust in the event that the Seller's Interest is not maintained at a minimum level equal to the Required Seller's Percentage of the aggregate amount of Principal Receivables in the Trust (the "Required Seller's Interest"). The "Required Seller's Percentage" is equal to 5% but may be reduced under certain circumstances described herein under "Description of the Certificates--Addition of Trust Assets." In the event that the Bank fails to make such Addition within five business days of the day on which it is required to make such Addition pursuant to the Pooling Agreement, unless the Required Seller's Percentage has been reduced and if the Supplement for any Series so provides, a Pay Out Event will occur with respect to such Series.

Limited Nature of Rating

  Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

Book-Entry Registration

  Unless otherwise stated in related Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, the Certificateholders will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling Agreement and any Supplement). Hence, until such time, Certificateholders will only be able to exercise the rights of a Certificateholder indirectly thorough DTC, and its participating organizations, and unless the Prospectus Supplement for a Series provides otherwise, thorough Cedel or Euroclear and their respective participating organizations. See "The Pooling Agreement Generally--Book-Entry Registration "and "--Definitive Certificates."

MASTER TRUST CONSIDERATIONS

Issuance of Additional Series; Effect on Payments to Certificateholders

  The Trust, as a master trust, previously has issued other Series of Certificates and is expected to issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to another Series or other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) the Bank shall have received written notice that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. There can be no assurance, however, that the terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder. See "Description of the Certificates--New Issuances."

Impact of Discount Option; Slower Payment Rate

  Pursuant to the Pooling Agreement, the Bank has the option from time to time to designate a fixed or variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower payment rate of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Pooling Agreement, the Bank can make such a designation without notice to or the consent of Certificateholders. Thereafter, pursuant to the Pooling Agreement, the Bank may, without notice to or the consent of Certificateholders, reduce or eliminate the percentage of Receivables subject to such a designation. The Bank must provide 30 days prior written notice to the Servicer, the Trustee, any provider of Series Enhancement and each Rating Agency of any such designation or reduction of Principal Receivables to be treated as Finance Charge Receivables, and such designation or reduction will become effective only if (i) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such designation or reduction would not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (ii) the Bank shall have received written notice from each Rating Agency that such designation or reduction will not have a Ratings Effect. See "Description of the Certificates--Discount Option."

Impact of Addition of Trust Assets; Different Characteristics

  The Bank expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a different date or were part of a portfolio of accounts which were not part of the Bank Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts may not be accounts of the same type as those previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties." Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, such Additional Accounts may consist of consumer revolving credit card accounts or other consumer revolving credit accounts, including secured accounts, which have different terms or characteristics than the Initial Accounts and the Additional Accounts previously included in the Trust, including different periodic rate finance charges and other fees and charges, which may have the effect of reducing or increasing the average yield on the portfolio of Accounts included in the Trust, different payment rates and higher loss or delinquency experience, which may have the effect of reducing or increasing the average yield on the portfolio of accounts included in the Trust. The Pooling Agreement provides that the Bank may also add to the Trust Participations (see "Prospectus Summary--Trust"). The designation of Additional Accounts (other than Automatic Additional Accounts) and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets," including that (a) the Bank shall have received written notice from each Rating Agency that such addition will not have a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such addition will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. Although the addition of Participations will require an amendment to the Pooling Agreement, no consent of Certificateholders will be required for any such amendment. See "Description of the Certificates--Addition of Trust Assets."

CERTAIN LEGAL ASPECTS

 Transfer of Receivables

  While the Bank has sold and will sell Receivables to the Trust, a court could treat such a transaction as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. The Bank has represented and warranted in the Pooling Agreement that the transfer of the Receivables to the Trust is either a valid sale and assignment of such Receivables to the Trust or the grant to the Trust of a security interest in such Receivables. The Bank will take certain actions as are required or reasonably requested under applicable state law to perfect the Trust's interest in the Receivables, and the Bank warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, and, with certain exceptions and for certain limited periods of time provided for in the Uniform Commercial Code as in effect in the Commonwealth of Virginia (the "UCC"), in the proceeds thereof (subject, in each case, to certain potential governmental liens referred to under "The Pooling Agreement Generally--Representations and Warranties"). Certain Receivables may be added to the Trust from time to time with respect to which the related accountholders have provided the Bank with Funds Collateral (as defined under the heading "The Bank's Credit Card and Consumer Lending Business--Underwriting Procedures") as security for such accountholder's obligations to the Bank. The Funds Collateral is expected to be held by one or more FDIC-insured depositary institutions which may be the Bank, an affiliate of the Bank or an unaffiliated third-party (a "Depositary"). The Bank will take certain actions as are required or reasonably requested under applicable state law to perfect the Bank's security interest in the Funds Collateral. The perfection of a security interest in the Funds Collateral may not be governed by the UCC, and existing common law authority does not definitively establish what steps are necessary to perfect such a lien. This uncertainty exists both with respect to the grant of a security interest in the Funds Collateral by accountholders to the Bank and with respect to the grant of a security interest in the Bank's interest in the Funds Collateral by the Bank to the Trust. While not free from doubt, a Virginia court properly presented with the issue should determine that the Bank has taken sufficient action and has adequately divested the accountholders of control over the Funds Collateral so as to perfect a security interest therein. In connection with the transfer of Receivables to the Trust, the Bank will also sell and assign to the Trust its interest as secured party in the related Funds Collateral, if any. Because possession of such Funds Collateral will be maintained by the Depositary and will not be transferred to the Trustee, the Trust will not have a direct claim to the Funds Collateral. The Bank will represent and warrant in the Pooling Agreement that the transfer of the Bank's interest in the Receivables and the Funds Collateral, if any, to the Trust is either a valid sale and assignment of the Bank's interest in the Receivables and the Funds Collateral, if any, to the Trust or the grant to the Trust of a security interest in the Bank's interest in the Receivables and the Funds Collateral, if any. The Bank will take certain actions as it believes are required under applicable state law to perfect the Trust's interest in the Receivables and the Funds Collateral, if any, transferred to the Trust, and the Bank warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables and the Funds Collateral, if any, the Trustee will have a first priority perfected security interest in the Bank's interest therein, and, with certain exceptions and for certain limited periods of time provided for in the UCC, in the proceeds thereof (subject, in each case, to certain potential governmental liens referred to under "The Pooling Agreement Generally-- Representations and Warranties"). Although the Bank has taken steps it believes appropriate to perfect interests given to the Trust, and on the basis of its belief has made the related representations and warranties, the legal uncertainty in these areas is such that no definitive assurance can be given that a first priority perfected security interest in the Bank's interest in the Funds Collateral will exist for the benefit of the Trust. Moreover, even if the transfer of the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust is deemed to create a security interest therein, a tax or governmental lien or other nonconsensual lien arising before the Bank's interest in such Receivables comes into existence, or through fraud or negligence of the Bank, a subsequent transferee of the Funds Collateral, may have priority over the Trust's interest in such Receivables and related Funds Collateral, as applicable. If the FDIC were appointed conservator or receiver of the Bank, the conservator's or receiver's administrative expenses may also have priority over the Trust's interest in such Receivables and such Funds Collateral. In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the

Collection Account as described under "Description of the Certificates-- Deposits in Collection Account." In the event of the conservatorship, receivership or insolvency of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders.

 Certain Matters Relating to Receivership

  To the extent that the Bank has granted or will grant a security interest in the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust and such security interest is validly perfected before the Bank's insolvency and was not or will not be taken in contemplation of insolvency of the Bank, or with the intent to hinder, delay or defraud the Bank or the creditors of the Bank, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended, "FIRREA"), provides that such security interests should not be subject to avoidance by the FDIC, as conservator or receiver for the Bank. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the Trust of payments collected on the Receivables or applications of the Funds Collateral. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments or the Funds Collateral by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments to Certificateholders on all outstanding Series of Certificates and possible reductions in the amount of those payments could occur.

  If a conservator or receiver were appointed for the Bank or if certain other events relating to the bankruptcy, insolvency or receivership of the Bank were to occur (an "Insolvency Event"), then a Pay Out Event would occur with respect to all Series then outstanding and, pursuant to the Pooling Agreement, neither new Principal Receivables nor the Bank's interest in the Funds Collateral, if any, related to such new Principal Receivables would be transferred to the Trust and the Trustee would sell the Receivables and the Trust's interest in the related Funds Collateral (unless each other holder of the Seller's Certificate and Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto instruct otherwise), thereby causing early termination of the Trust and a loss to Certificateholders of a particular Series if the sum of (a) the portion of the proceeds of such sale allocable to such Certificateholders and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is insufficient to pay such Certificateholders in full. If a Pay Out Event occurs involving either the insolvency of the Bank or the appointment of a conservator or receiver for the Bank, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the Trust's interest in any related Funds Collateral and the commencement of the Early Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the Trust's interest in any related Funds Collateral and the early retirement of the Certificates of each Series or to prohibit the continued transfer of Principal Receivables and of the Bank's security interest in the related Funds Collateral, if any, to the Trust. In addition, in the event of a Servicer Default relating to the conservatorship or receivership of the Servicer, if no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership."

  The Bank will establish the Deposit Account and maintain or cause to be maintained records regarding each accountholder's beneficial interest in the Funds sufficient to afford each accountholder federal deposit insurance up to applicable limits. In the event of the insolvency, conservatorship or receivership of the Depositary, although the Funds should be FDIC insured up to applicable limits, such an insolvency, conservatorship or receivership may result in a delay in the payment of such Funds, and possible reduction in amount of payment of such Funds, to the accountholder or to the Trust by the FDIC as conservator or receiver for the Depositary.

 Consumer Protection Laws

  The Accounts and Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may materially adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic rate finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. In October 1987, November 1991 and March 1994, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. If Federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the average yield on the portfolio of Accounts in the Trust would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of a Series, if the related Supplement for such Series so provides. See "Description of the Certificates--Pay Out Events." In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any Federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic rate finance charges or other fees or charges relating to the Accounts.

  Application of Federal and state bankruptcy and debtor relief laws would affect the interests of Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectible when there are no funds available from Series Enhancement or other sources and could delay realization on any related Funds Collateral or otherwise affect the ability of the Bank to realize on such Funds Collateral.

 Legal Matters

  Under current judicial interpretations of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMCA"), state-chartered institutions such as the Bank may charge interest at the rate allowed by the laws of the state where the institution is located, notwithstanding any other state's constitution or statute to the contrary. In 1978, a statute similar to DIDMCA applicable to national banks was interpreted by the United States Supreme Court to permit a national bank to "export" interest rates by charging the interest rate allowed by the laws of the state where the bank is located on loans to borrowers in other states, notwithstanding the laws of such other states. In 1996, the United States Supreme Court upheld a decision of the California Supreme Court and the determination of the Office of the Comptroller of the Currency to the effect that late payment fees were "interest" and, as such, national banks could charge out-of-state customers rates allowed by the bank's home state. In addition, the United States Supreme Court reversed and remanded a decision of the New Jersey Supreme Court respecting a state-chartered bank for treatment consistent with its decision in the California case. As a result, the Bank believes that state-chartered institutions, such as the Bank, are permitted to export interest rates and other charges pursuant to DIDMCA.

SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS

  Changes in credit use and payment patterns by accountholders result from a variety of economic, legal and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (e.g., gift awards for credit usage) may affect credit use. The Bank is unable to determine whether or to what extent changes in applicable laws or other economic or social factors will affect credit use or repayment patterns.

COMPETITION IN THE CREDIT CARD AND CONSUMER REVOLVING LOAN INDUSTRY

  The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. New consumer credit providers seek to enter, or expand their share of, the market. Certain credit card issuers and other revolving credit providers assess periodic rate finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts and more of the Bank's competitors have begun to do so. In addition, a number of the Bank's competitors are now attempting to employ programs similar to the specialized marketing programs and information-based strategies through which the Bank has solicited new accountholders. The Bank may also solicit existing accountholders to open other revolving credit card accounts or revolving credit accounts which offer certain benefits not available under the Accounts, including lower periodic rate finance charges or reduced late charges and other fees or charges. Credit card customers are attracted to credit card issuers largely on the basis of price, credit limit and other product features and, once an account is originated, customer loyalty may be limited. If accountholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Bank does not add Additional Accounts to the Trust, a Pay Out Event could occur with respect to a Series, if the related Supplement so provides.

THE ABILITY OF THE BANK TO CHANGE TERMS OF THE ACCOUNTS

  Pursuant to the Pooling Agreement, the Bank does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Bank will have the right to determine the periodic rate finance charge, the fees and the other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic rate finance charge or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series, if the related Supplement so provides, as well as decreased protection to Certificateholders against charged-off Receivables. Under the Pooling Agreement, the Bank has agreed that, unless required by law or unless, in its sole discretion, it deems it necessary to maintain on a competitive basis its lending business, it will not reduce the annual percentage rate of the monthly periodic rate finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either its reasonable expectation is that such reduction will cause a Pay Out Event to occur with respect to a Series or such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as or substantially similar to the Accounts. In addition, the Bank, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Bank's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including recent announcements by other credit card issuers lowering annual percentage rates, or prudent business practice might not result in a determination by the Bank to decrease customer finance charges or otherwise take actions which would change any Account terms. See "-- Competition in the Credit Card and Consumer Revolving Loan Industry." In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Bank's established policies and procedures relating to the operation of its consumer revolving lending business, as such policies and procedures relating to the operation of its consumer revolving lending business, as such policies and procedures may be changed from time to time (the "Lending Guidelines").

CONTROL

  Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement. However, under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to the Bank, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series includes more than one Class, each Class of such Series (along with each other holder of the Bank Certificate and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer) direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under "The Pooling Agreement Generally--Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

             THE BANK'S CREDIT CARD AND CONSUMER LENDING BUSINESS

BUSINESS OVERVIEW

  The Bank is engaged in secured and unsecured consumer lending nationwide, principally through prescreened direct mail and telemarketing. The Bank's consumer revolving receivables portfolio (the "Bank Portfolio") consists primarily of unsecured consumer loans for which the credit extension vehicle is principally a check or credit card. The Bank is a member of both the VISA and MasterCard associations.

  The receivables conveyed initially and to be conveyed by the Bank to the Trust pursuant to the Pooling Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts have higher initial credit limits. In addition, premium accounts offer a wider variety of services to accountholders.

  The consumer credit card and revolving loan industry is highly competitive. See "Risk Factors --Competition in the Credit Card and Consumer Revolving Loan Industry" and "--The Ability of the Bank to Change Terms of the Accounts." The Bank has responded to this competition by targeting its origination of new accounts through the creation of products for multiple customer segments using various marketing channels. For example, the Bank offers credit cards and revolving loans with different periodic rate finance charges and annual fee combinations or other special features such as a balance transfer option. The Bank approves prospective accountholders through preapproval as well as full application underwriting procedures as described below under "--Underwriting Procedures." Using information derived from proprietary statistical models, the Bank matches prospective accountholders who meet the various applicable underwriting criteria with an acceptable credit card or revolving loan product.

  The Bank and its affiliate Capital One Services, Inc. currently service the credit card accounts through facilities in Richmond, Virginia, Fredericksburg, Virginia, Tampa, Florida and Dallas, Texas. The Bank's underwriting, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the Bank's business objectives may require. In addition, the Bank or its affiliates may acquire accounts originated by third parties from time to time in the future.

UNDERWRITING PROCEDURES

  The Bank originates accounts through (i) applications mailed directly to prospective accountholders, (ii) direct mail and telemarketing solicitations for accounts from individuals whose creditworthiness was prescreened, (iii) arrangements with affinity groups, (iv) conversion of existing non-premium accounts to premium accounts, (v) application information taken over the telephone from prospective accountholders, (vi) newspaper, magazine, radio and television advertisements and (vii) location or event marketing. For account originations and solicitation activity since 1990, the Bank has focused largely on prescreened direct mail and telemarketing targeted to multiple customer segments with varying combinations of product structure and pricing. In general, the Bank's prescreening and underwriting criteria are intended to identify and avoid potential losses. These procedures are based on limited information, however, and it is not possible for the Bank to identify all potential losses. The following describes the process by which the Bank originates accounts.

  Generally, the credit risk of each applicant is evaluated by use of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, further verification of information by telephone or in writing may be required. Credit limits, and with respect to the secured credit card program, deposit amounts, are determined based on information obtained from the application and the independent credit reporting agency. Accountholder requests for increased credit limits are evaluated based on a current credit reporting agency report, updated application data and prior account performance.

  The Bank's accounts are grouped into solicitations for purposes of administrative convenience. A solicitation represents a group of accounts established from replies to a specific mailing, telemarketing program or advertisement program. Each program has a discrete set of underwriting criteria corresponding to it. Product information for a particular solicitation is mailed within a discrete period, normally two to three weeks in length.

  The Bank's prescreened account solicitation process generally utilizes information from credit reporting agencies to identify consumers who are likely to be approved for a credit card account. In the prescreening process, the Bank is provided anonymous credit report information on potential customers which is screened against underwriting standards determined by the Bank to produce appropriate lists of anonymous credit reports with desired credit attributes. The list of names associated with the anonymous credit bureau reports is also refined through the use of appropriate criteria developed by the Bank. The resulting lists of names and anonymous credit reports are linked together by a third party vendor to produce the final list of consumers who will receive direct mail solicitations. The sets of underwriting criteria used to prescreen potential applicants vary from time to time in accordance with the Lending Guidelines and include various models, including risk models, designed to predict the credit risk of potential cardholders.

  In order to establish the amount of the customer's credit line, returned applications are subject to the back-end verification process. Each customer whose credit request meets all of the underwriting criteria is generally offered a line of credit in excess of a minimum level, which is currently $200, although lower levels may also be offered.

  The Bank tracks and continually tests the results of each mailing. Extensive management information systems and processes enable management to monitor continuously the effectiveness of prescreening and underwriting criteria. Criteria are periodically modified based on the results obtained from this process.

  Each accountholder is subject to an agreement governing the terms and conditions of the account under which the Bank reserves the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic rate finance charges, other charges, minimum payments or, with respect to secured credit card accounts, the amount of the related deposit). The terms of the lending agreements are governed by Virginia law. Credit limits are adjusted periodically based upon the Bank's continuing evaluation of an accountholder's credit behavior.

  For non-preapproved solicitations, the Bank acquires prospect names from a variety of sources, including list vendors, and then edits the list utilizing internal and external sources to ensure quality and accuracy. The prospective customers on the final list are mailed solicitations. Respondents are approved or declined based on both the characteristics drawn from the application and a credit reporting agency check.

  Under the Bank's secured credit card program, an accountholder provides the Bank with a sum of money in the form of a check or money order (the "Funds") as security for such accountholder's payment obligations arising under the secured credit card. The Funds equal all, or a portion, of the credit limit available to the accountholder and are deposited by the Bank, on behalf of the accountholder, in an FDIC insured deposit account (the "Deposit Account," and together with the Funds, the "Funds Collateral") at a Depositary as selected by the Bank. Pursuant to a security agreement, each such accountholder pledges and assigns to the Bank all of its right, title and interest in any and all Funds delivered by the accountholder to the Bank and in the Deposit Account to secure the full performance and payment of the obligations of such accountholder. If a secured credit card account becomes delinquent, the Bank may immediately withdraw funds from the Deposit Account to satisfy the accountholder's payment obligations. Notwithstanding this right to immediately withdraw funds, the Bank typically will not withdraw funds until shortly before the secured credit card account is charged off as uncollectible. See "--Delinquencies and Collections--Collection Efforts."

CUSTOMER SERVICE

  Customer service representatives are currently available 24 hours a day, seven days a week. Such representatives have on-line access to the customer's account history in order to resolve immediately the majority of questions. When charges are in dispute, the Bank's current policy is to credit the accountholder's monthly billing statement for such portion of the balance that is in dispute. If the dispute is resolved so that the customer accepts the charge, it is re-billed to the customer's account. However, finance charges are not applied retroactively on any disputed balances. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

BILLING AND PAYMENTS

  The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

  Currently, monthly billing statements are sent by the Bank to accountholders with balances at the end of each billing period. Generally, with some exceptions, each month an accountholder must make a minimum payment equal to the sum of (i) the greater of a percentage (either 2% or 3%) of the outstanding balance (including purchases, cash advances, finance charges and fees posted to the account) or $10.00 plus (ii) any past due amounts. If the accountholder's outstanding balance is less than $10.00, then the minimum monthly payment equals the amount of the outstanding balance. With certain exceptions, accountholders are also permitted to make payments in advance for up to three months.

  A daily periodic rate finance charge is assessed on the accounts in the Bank Portfolio. Accounts may have a different periodic rate finance charge for purchase, cash and account management balance transfer activity. Daily periodic rate finance charges are calculated from the date that a purchase, cash advance or balance transfer is made and are equal to the sum of the amount computed for each day during the billing cycle by multiplying the daily periodic rate by the daily balance of the account during the billing cycle. No periodic rate finance charges are assessed on new purchases if the accountholder's balance from the preceding billing cycle is paid in full by the due date and if new purchases are paid in full by the next statement cycle date. The Bank does not currently offer products that have no grace period for purchases.

  There can be no assurance that periodic rate finance charges, fees and other charges on Accounts the Receivables in which are included in the Trust from time to time will remain at current levels. See "Risk Factors--Certain Legal Aspects--The Ability of the Bank to Change Terms of the Accounts."

  Currently, payments by accountholders to the Bank are processed at the Bank's credit card operations center and other offices in Richmond, Virginia and Fredericksburg, Virginia. Payments are applied first to finance charges assessed with respect to the preceding billing period, then to any fees billed to the account and then to the principal balance outstanding at the end of such billing period. See "The Pooling Agreement Generally--Collection and Other Servicing Procedures."

DELINQUENCIES AND COLLECTIONS--COLLECTION EFFORTS

  The Bank generally considers an account delinquent if a minimum payment due thereunder is not received by the Bank by the accountholder's payment due date. The Bank makes use of behavioral scoring models designed to predict the probability of an account charging off. Based on the behavioral score and certain other factors, the Bank determines the timing of the collection activity to be implemented for the account. Delinquent accounts are currently referred for contact by phone between seven and 60 days after contractual delinquency, depending on the accountholder's risk profile. In any event, the accountholder's statement reflects the request for payment of past due amounts. Efforts to collect delinquent credit card accounts are generally made by the Bank's regular collection group, supplemented in certain cases by collection agencies.

  The focus of the Bank's response to an early stage delinquency is rehabilitation and identification of the causes for delinquency. The Bank's policies and procedures are designed to encourage cardholders to pay delinquent amounts; for example, once a delinquent account has re-established a payment pattern with three consecutive minimum monthly payments, it can be re-aged as current. An account generally can be re-aged once in the life of the account.

  The Bank reserves the right to suspend charging privileges at any time after an account enters the collections process. In most cases, an account is restricted and charging privileges are suspended no later than 105 days after contractual delinquency. The Bank may also, at its discretion, enter into arrangements with delinquent accountholders to extend or otherwise change payment schedules. During the fourth quarter of 1997, the Bank modified its methodology for charging off credit card accounts. The Bank now charges off an account (net of collateral) at 180 days past due. The Bank's prior practice had been to charge off as uncollectible an account in the next billing cycle after the account became 180 days past due. In connection with a secured credit card account, except as set forth below, funds will generally be withdrawn from the Deposit Account by the Servicer shortly before the secured credit card account is charged off as uncollectible in an amount equal to the lesser of (i) all Principal Receivables plus all Finance Charge Receivables related to such secured credit card account and (ii) the amount of funds for such secured credit card account in the Deposit Account. The Bank generally charges off bankrupt customers' accounts within 30 days after the Bank receives the bankruptcy petition and with respect to secured credit card accounts, funds will be withdrawn from the Deposit Account and applied as set forth above, only after the bankruptcy automatic stay is lifted. The Bank charges off accounts of deceased accountholders within 60 days of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the business judgement of the Bank, applicable law and guidelines established by applicable regulatory authorities.

INTERCHANGE

  Members participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the VISA and MasterCard systems, Interchange in connection with accountholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange paid to the Bank will be allocated to the Trust with respect to each Monthly Period on the basis of the percentage equivalent of the ratio which the amount of accountholder sales charges in the Accounts bears to the total amount of accountholder sales charges for all accounts in the Bank Portfolio, in each case for such Monthly Period. This percentage is an estimate of the actual Interchange paid to the Bank from time to time in respect of the Accounts and may be greater or less than the actual amount of Interchange so paid. The Bank will be required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust for the benefit of Certificateholders the percentage of the Interchange allocable to the Certificateholders' Interest. All or a portion of Interchange allocable to the Certificates as specified in the related Prospectus Supplement for a Series will be used exclusively to pay the Servicer part of its Monthly Servicing Fee. See "Description of the Certificates--Servicing Compensation and Payment of Expenses." Interchange, if any, in excess of the portion thereof required to be used exclusively to pay the Servicer part of such Monthly Servicing Fee will be included in Finance Charge Receivables pursuant to the Pooling Agreement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments thereof to the Certificateholders. Interchange (including the portion used exclusively to pay the Servicer a portion of its Monthly Services Fee) will be included in Finance Charge Receivables for purposes of calculating the average yield on the portfolio of Accounts included in the Trust applicable to any Series as specified in the related Supplement.

                                 THE ACCOUNTS

  The Receivables arise in certain Eligible Accounts selected by the Bank from the Bank Portfolio. The Bank has identified a pool of accounts, from which the Initial Accounts were selected, based on the eligibility and other criteria specified in the Pooling Agreement.

  The Bank has transferred and will transfer to the Trust all Receivables existing in each Account and any Funds Collateral on the date of transfer to the Trust and all Receivables and any Funds Collateral generated in such Account after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a processing month (each, a "Monthly Period"), which is a period of approximately 30 days, that
(a) contains a full set of processing cycles with respect to the Accounts, as defined by the Servicer, (b) commences on the day immediately succeeding the last day of the immediately preceding Monthly Period and (c) ends prior to the Determination Date for the related Distribution Date, provided that the initial Monthly Period with respect to any Series will commence on the cut-off date with respect to such Series. The Initial Accounts do (and any Additional Accounts may) include certain Accounts for which Receivables have been charged off as uncollectible prior to their addition to the Trust in accordance with the Bank's normal servicing policies and the Lending Guidelines. On the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust automatically transfers the Defaulted Receivables to the Bank together with all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds. Pursuant to the Pooling Agreement, the Bank has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying secured or unsecured VISA or MasterCard consumer revolving credit card accounts and other consumer revolving credit accounts to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Accounts as of the date the Bank designates such accounts as Additional Accounts. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. In addition, as of the Trust Cut-Off Date (or as of the addition date for any Account) and on the date any new Receivables are created, the Bank will represent and warrant to the Trust that each of the Receivables in any Account or Additional Account which is conveyed to the Trust on such day meets the eligibility requirements specified in the Pooling Agreement. See "The Pooling Agreement Generally-- Representations and Warranties." However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust. The Pooling Agreement also provides that the Bank may convey to the Trust Participations, which may have different eligibility requirements, characteristics and risks than the Accounts. See "Description of the Certificates--Addition of Trust Assets."

  Accounts may also include any account or accounts (each, a "Related Account") having the following characteristics: (a) such Related Account was established in compliance with the Lending Guidelines pursuant to a Lending Agreement; (b) the accountholder or accountholders with respect to such Related Account are the same person or persons as the accountholder or accountholders of the Account; (c) such Related Account is originated (i) as a result of the credit card with respect to the Account being lost or stolen;
(ii) as a result of the accountholder requesting a change in his billing cycle; (iii) as a result of the accountholder requesting the discontinuance of responsibility with respect to an Account; (iv) as a result of the accountholder requesting a product change; or (v) for any other reasons permitted by the Lending Guidelines; and (d) such Related Account can be traced or identified by reference to or by way of the computer or other records of the Bank.

  Subject to certain limitations and restrictions, the Bank may also designate certain Accounts the Receivables and Funds Collateral in which will be removed from the Trust. In such case, the Receivables and Funds Collateral in the Removed Accounts, together with any related Funds Collateral, will be reassigned to the Bank. Throughout the term of the Trust, the Accounts will consist of the Initial Accounts, plus any Additional Accounts and Participations added to the Trust, and minus any Removed Accounts.

  Additional Accounts might not be accounts of the same type or with the same characteristics as those the Receivables in which were previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables in which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described herein. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic rate finance charges may have the effect of reducing the average yield of the portfolio of Accounts in the Trust. The Bank may add Participations to the Trust from time to time without the approval of Certificateholders of any Series. In addition to the periodic reports otherwise required to be filed by the Bank with the Securities and Exchange Commission pursuant to the Exchange Act, the Bank intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition of Accounts which would have a material effect on the composition of the Accounts or any addition of Participations.

                                   THE BANK

  Capital One is a limited purpose Virginia state chartered credit card bank, a subsidiary of Capital One Financial Corporation and a member of the Federal Reserve System whose deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. Capital One (i) engages only in credit card operations, (ii) does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others, (iii) does not accept any savings or time deposit of less than $100,000 although it may accept deposits of under $100,000 as collateral for extension of credit, (iv) maintains only one office that accepts deposits and
(v) does not engage in the business of making commercial loans. Capital One (through its predecessor) is one of the oldest continually operating bank card issuers in the U.S., having commenced operations in 1953, the same year as the formation of what is now MasterCard International.

  Prior to November 22, 1994, Capital One conducted its operations as a division of Signet Bank ("Signet Bank"), a wholly-owned subsidiary of Signet Banking Corporation ("Signet"). Pursuant to the terms of an agreement among Signet, Signet Bank and Capital One Financial Corporation (the "Separation Agreement"), Signet Bank contributed designated assets and liabilities of its credit card division and $358 million of equity capital to Capital One on November 22, 1994 (the "Separation"). Following the contribution of assets and the assumption of liabilities, Signet Bank distributed the capital stock of Capital One to Signet, which then contributed such stock to Capital One Financial Corporation. Concurrently with the Separation, Capital One Financial Corporation consummated an initial public offering of 7,125,000 shares of its common stock (or approximately 10.8% of its outstanding shares), the net proceeds of which were approximately $102 million. Approximately $92 million of such net proceeds were contributed as capital to Capital One. On February 28, 1995 Signet divested its remaining ownership interest in Capital One Financial Corporation by means of a tax-free distribution to its stockholders. Signet Bank and Signet have since been acquired by First Union National Bank and First Union Corporation, respectively, as of November 30, 1997.

  Capital One was incorporated under the laws of Virginia on May 3, 1994. Its main office is currently located at 11011 West Broad Street Road, Richmond, Virginia 23260. Capital One's telephone number is (804) 967-1000.

                     ASSUMPTION OF THE BANK'S OBLIGATIONS

  The Pooling Agreement permits a transfer of all of the Bank's consumer revolving credit card accounts and other revolving credit accounts and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and the Bank's remaining interest in the Receivables arising thereunder, its interest in Participations and its interest in the Trust (collectively, the "Assigned Assets"), together with all servicing functions and other obligations under the Pooling Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may or may not ultimately be affiliated with the Bank. Pursuant to the Pooling Agreement, the Bank is permitted to assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Certificates, if the following conditions, among others, are satisfied: (i) the Assuming Entity, the Bank and the Trustee shall have entered into an Assumption Agreement (as defined in the Pooling Agreement) providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under the Pooling Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, (ii) each provider of Series Enhancement, if any, shall have consented to the transfer and assumption, (iii) all filings required to perfect the interest of the Trustee in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered by the Bank to the Trustee, (iv) if the Assuming Entity is a savings and loan association, a national banking association, a bank or other entity that is not subject to Title 11 of the United States Code (a "Non-Code Entity"), the Bank shall have delivered notice of such transfer and assumption to each Rating Agency (in which case there is no requirement that such transfer and assumption will not have a Ratings Effect) or, if the Assuming Entity is not a Non-Code Entity, the Bank shall have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect, (v) the Trustee shall have received an opinion of counsel with respect to clause (iii) above and as to certain other matters specified in the Pooling Agreement, and (vi) the Trustee shall have received an opinion of counsel acceptable to the Trustee that for Federal income tax purposes and Virginia income and franchise tax purposes and for income and franchise tax purposes of the jurisdiction in which the Assuming Entity engages in its principal servicing activities, if different from Virginia, (x) following the transaction the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (y) such transaction will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and will not cause a taxable event to the holders of the Certificates (an opinion of counsel with respect to any matter to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "Tax Opinion"). The Pooling Agreement provides that the Bank, the Assuming Entity and the Trustee may enter into amendments to the Pooling Agreement to permit the transfer and assumption described above without the consent of the holders of any Certificates. After any permitted transfer and assumption, the Assuming Entity will be considered to be the "Bank" for all purposes hereof, and the Bank will have no further liability or obligation under the Pooling Agreement. It was pursuant to this provision of the Pooling Agreement that Capital One assumed the roles of Seller and Servicer under the Trust. See "Prospectus Summary--Bank."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Bank and will be used for general corporate purposes.

                                   THE TRUST

  The Trust, as a master trust, previously has issued other Series of Certificates and is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Bank Certificate and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust is formed under and administered in accordance with the laws of the State of New York.

  The Bank has conveyed to the Trust, without recourse, its interest in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, recoveries (net of collection expenses) received by the Servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to the Receivables, the right to receive certain Interchange attributed to accountholder charges for merchandise and services in the Accounts, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, Funds Collateral relating to secured accounts and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as secured and unsecured consumer revolving credit card accounts, other consumer revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. The Pooling Agreement provides that, subject to certain limitations and conditions, Trust Assets may also include Participations. Pursuant to the Pooling Agreement, the Bank will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates--Addition of Trust Assets." In addition, the Bank will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Description of the Certificates--Removal of Accounts."

  The Trust was originated by Signet Bank in 1993 as Signet Master Trust. In connection with the Separation and as permitted by the Pooling Agreement, (i) Signet Bank transferred to Capital One, and Capital One accepted and assumed, all of Signet Bank's rights and obligations under the Pooling Agreement, (ii) Capital One became Seller and Servicer of the Trust, (iii) Signet Bank was released from any continuing obligations under the Pooling Agreement, (iv) the Trust's name was changed to Capital One Master Trust and (v) Signet Bank and Capital One filed with the appropriate governmental authorities Uniform Commercial Code financing statements and amendments to financing statements reflecting the transfer to and assumption by Capital One.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates of a Series will be issued pursuant to the Pooling Agreement, and a Supplement thereto relating to such Certificates, between the Bank, as seller of the interests in the Receivables and servicer of the Accounts, and the Trustee. See "Description of the Certificates--New Issuances." The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Certificateholders upon written request. The following summary describes certain terms generally applicable to the Certificates of each Series.

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of the

Depository Trust Company ("DTC") or Cedel or Euroclear (together with any successor depository selected by the Bank, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Bank has been informed by DTC that DTC's nominee will be Cede. See "The Pooling Agreement Generally--Book-Entry Registration" and "-- Definitive Certificates."

  The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

INTEREST

  Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. If the Prospectus Supplement for a Series of Certificates so provides, the interest rate and interest payment dates applicable to each Certificate of that Series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus Supplement for such Series. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified with respect thereto in the related Prospectus Supplement, provided that if an Early Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

  The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series, including Miscellaneous Payments so allocated, will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series, if the Supplement therefor so provides, or the Bank. Unless an Early Amortization Period commences with respect to a Series, following the Revolving Period with respect to such Series, to the extent specified in the related Prospectus Supplement, such Series will have either an Accumulation Period or a Controlled Amortization Period.

  During the Accumulation Period, if any, with respect to a Series or any Class thereof, collections of Principal Receivables and certain other amounts allocable to such Series or such Class (including Miscellaneous Payments and, if the Supplement so provides, Shared Principal Collections, if any, allocable to such Series or such Class) will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series or such Class when due. The amount to be deposited in a Principal Funding Account for any Series or any Class thereof offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Deposit Amount equal to a Controlled Accumulation Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Accumulation Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

  During the Controlled Amortization Period, if any, with respect to a Series or any Class thereof, collections of Principal Receivables and certain other amounts allocable to such Series or such Class (including Miscellaneous Payments and, if the Supplement so provides, Shared Principal Collections, if any, allocable to such Series or such Class) will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series or any Class thereof offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount equal to a Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Amortization Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

  During the Early Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Miscellaneous Payments and, if the Supplement so provides, Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Series Provisions--Pay Out Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

  Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments, and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant Prospectus Supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the Certificates at a certain date.

  Certificates of a Series offered hereby may also be subject to purchase from time to time, generally at their respective principal amounts, in connection with a remarketing thereof, under the terms of a liquidity facility established for the benefit of such Series or in the event that the Seller's Interest is less than a specified percentage of the Required Seller's Interest on the last business day of any Monthly Period, in each case if so specified in the related Prospectus Supplement. A purchase of Certificates of such a Series, depending on the circumstances giving rise thereto, may result in a decrease in the outstanding principal amount of such Series prior to the commencement of any Controlled Amortization Period, Accumulation Period or Early Amortization Period with respect thereto. The Prospectus Supplement for any Series subject to purchase as described in this paragraph will describe the conditions to and procedures for any such purchase. The proceeds of any such purchase would be paid to the holders of the Certificates so purchased.

ADDITION OF TRUST ASSETS

  If, as of the close of business on the last business day of any Monthly Period, the Seller's Interest is less than the Required Seller's Interest on such date, the Bank shall on or prior to the close of business on the tenth business day following the last business day of such Monthly Period (the "Required Designation Date") unless the Seller's Interest exceeds the Required Seller's Interest as of the close of business on any day after the last business day of such Monthly Period and prior to the Required Designation Date, make an Addition to the Trust as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such Addition, the Seller's Interest as of the close of business on the Addition Date is at least equal to the Required Seller's Interest on such date. An "Addition" will consist of (i) receivables arising in Eligible Accounts owned by the Bank and related Funds Collateral, if any, or (ii) participations representing undivided interests in a pool of assets primarily consisting of secured and unsecured consumer revolving credit card accounts or other consumer revolving credit accounts owned by the Bank or any affiliate thereof and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing or similar agreement (a "participation agreement") entered into by the Bank or an affiliate of the Bank which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the participation agreement. The Bank may, upon 30 days' prior notice to the Trustee, each Rating Agency and certain providers of Series Enhancement, reduce the Required Seller's Percentage; provided that (a) the Bank shall have received written notice from each Rating Agency that such reduction will not have a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such reduction will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series; and provided further that the Required Seller's Percentage shall never be less than 2%, unless the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion with respect to the lowering of such percentage. In addition, the Bank may from time to time, at its sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

  The Bank may from time to time, at its sole discretion, designate certain types of Eligible Accounts approved by the Rating Agencies to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph. Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts plus the number of Accounts added to maintain the Seller's Interest as specified above, without prior Rating Agency notice, shall not either (i) with respect to any three consecutive Monthly Periods, exceed 15% of the number of Accounts at the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or, the Trust Cut-Off Date, whichever is later) and (ii) with respect to any twelve Monthly Periods, exceed 20% of the number of Accounts as of the first day of such twelve Monthly Periods (or, the Trust Cut-Off Date, whichever is later) (the "Aggregate Addition Limit"). On or before March 31, June 30, September 30 and December 31 of each calendar year, or more frequently if required by any Rating Agency, the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding three-month period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. Such opinion of counsel shall be provided by outside counsel. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Bank to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or such Accounts are removed from the Trust. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts and other revolving credit accounts either (i) not originated by the Bank or (ii) not of a type included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon compliance with the conditions described below with respect to Additions. Additions of Participations must also comply with such conditions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as "Additional Accounts."

  In connection with an Addition, the Bank will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the fifth business day immediately preceding such Addition the Bank shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice that the Additional Accounts or Participations will be included as Trust Assets; (b) within ten business days of the date on which any such Receivables or Participations are added to the Trust, the Bank shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts or Participations specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account, the aggregate amount of Principal Receivables outstanding in such Account or comparable information in the case of Participations and, with respect to any Funds Collateral relating to such Account, the account number for, and the amount of Funds on deposit in, the applicable Deposit Account;
(c) the Bank shall have delivered to the Trustee copies of all filings necessary to perfect the Trust's interest in the Receivables in Additional Accounts; (d) in the case of an addition other than a required Addition, the Bank shall have received written notice from each Rating Agency that such Addition will not have a Ratings Effect; (e) in the case of a required Addition which exceeds the Aggregate Addition Limit, the Bank shall have provided each Rating Agency with 15 days prior written notice and each Rating Agency shall not have notified the Bank that such Addition would result in a Ratings Effect; (f) the Bank shall have delivered to the Trustee, each Rating Agency and any provider of Series Enhancement entitled thereto an opinion of counsel that for Federal income tax purposes and Virginia income and franchise tax purposes (or, if there has been a transfer and assumption as described under "Assumption of the Bank's Obligations" herein, for income and franchise tax purposes of the jurisdiction in which the Assuming Entity engages in its principal servicing activities, if other than Virginia), such Addition will not cause a taxable event to the holders of the Certificates and certain other opinions of counsel; and (g) prior to or on the date any such Receivables or Participations are added to the Trust, the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that any related Additional Accounts are Eligible Accounts and that, in the reasonable belief of the Bank (i) such Addition will not, based on the facts known to such officer at the time, cause a Pay Out Event or an event that, after the giving of notice or lapse of time, would cause a Pay Out Event, to occur with respect to any Series and (ii) in the case of Additional Accounts, no selection procedure was utilized by the Bank that would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Bank) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the Addition.

  Affiliates of the Bank may originate or acquire portfolios of revolving credit card accounts or other revolving credit accounts the receivables in which may be participated to the Bank and sold to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Additions.

  Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a different date or were part of a portfolio of revolving credit card accounts or other revolving credit accounts which were not part of the Bank Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts may not be accounts or assets of the same type or having the same characteristics as those previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties." Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust.

  Additional Accounts of a type different than the Initial Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts which have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance

Charge Receivables. The Pooling Agreement provides that the Bank may add to the Trust Participations which may have characteristics substantially different than those of Accounts or Additional Accounts, including substantially different eligibility requirements, payment characteristics and risks.

REMOVAL OF ACCOUNTS

  On any day of any Monthly Period the Bank shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables and the related Funds Collateral, if any, then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts owned and designated by the Bank, upon satisfaction of the following conditions: (a) on or before the fifth business day (the "Removal Notice Date") immediately preceding the date upon which the Removed Accounts are to be removed from the Trust, the Bank shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date"); (b) on or prior to the date that is ten business days after the Removal Date, the Bank shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account and, with respect to any Funds Collateral relating to such Account, the account number for, and the amount of Funds on deposit in, the applicable Deposit Account; (c) the aggregate amount of Principal Receivables to be removed shall not equal or exceed 5% of the aggregate amount of Principal Receivables in the Trust; (d) the Bank shall have represented and warranted as of each Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal Date, is true and complete in all material respects; (e) the Bank shall have received written notice from each Rating Agency that such removal will not have a Ratings Effect; and (f) as of the Removal Notice Date, either (i) the Removed Accounts are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Removed Accounts is not more than 60 days or (ii) the Removed Accounts are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Removed Accounts does not exceed 90 days. Such removal could occur for a number of reasons, including a determination by the Bank that the Trust contains more Receivables than the Bank is obligated to retain in the Trust under the Pooling Agreement and any applicable Supplements and a determination that the Bank does not desire to obtain additional financing at the time through the Trust. In addition, the Pooling Agreement permits the Bank to designate as a Removed Account without the consent of the Trustee, any Certificateholders or any Rating Agency any Account that has had a zero balance with no activity for the twelve months preceding such designation.

  Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Bank a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the Bank or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

  In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Trust shall automatically be deemed to transfer, set over and otherwise convey to the Bank all right, title and interest of the Trust in and to the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided, that Recoveries of such Account which include any proceeds of the sale or securitization of such Defaulted Receivables shall be applied as provided in the Pooling Agreement. See "--Allocation Percentages."

NEW ISSUANCES

  The Pooling Agreement provides that, pursuant to any one or more Supplements, the Bank may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance a

"New Issuance"). Each New Issuance will have the effect of decreasing the Seller's Interest to the extent of the Invested Amount of such new Series.

  Under the Pooling Agreement, the Bank may designate, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"); (iii) its certificate rate (or method for the determination thereof) and the manner, if any, in which such rate may be adjusted from time to time; (iv) the interest payment date or dates (the "Interest Payment Dates") and the manner, if any, in which the Interest Payment Dates may be reset from time to time and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the method of calculating the servicing fee with respect thereto; (viii) the provider and the terms of any form of Series Enhancement with respect thereto;
(ix) the terms on which the Certificates of such Series may be exchanged for Certificates of another Series, repurchased by the Bank or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the rating agency or agencies, if any, rating the Series; (xvi) the name of the clearing agent, if any; (xvii) the base rate applicable to any Series; (xviii) the minimum amount of Principal Receivables required to be maintained through the designation of Additional Accounts; (xix) any deposit into any account maintained for the benefit of Certificateholders; (xx) the rights of the holders of the Seller's Certificate that have been transferred to the holders of such Series; (xxi) the Group, if any, in which the Series will be included;
(xxii) whether or not such Series is entitled to receive Shared Principal Collections; and (xxiii) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Bank, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Bank may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." Any such Series may be issued in fully registered, bearer or book-entry form in minimum denominations determined by the Bank. The Bank intends to offer, from time to time, additional Series.

  The Pooling Agreement provides that the Bank may designate Principal Terms such that each Series has a period during which accumulation of the principal amount thereof in a Principal Funding Account or amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation or Controlled Amortization Periods while other Series are not. Collections of Principal Receivables and Miscellaneous Payments otherwise allocable to a Series which is not amortizing or accumulating principal will be treated as Shared Principal Collections and, if the Supplement for another Series which is amortizing or accumulating principal so provides, reallocated to such Series. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Bank may deliver a different form of Series Enhancement agreement. Additionally, if specified in the related Prospectus Supplement, certain Series may be subordinated to certain other Series, or Classes within a Series may have different priorities. The Bank also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Bank or remarketed to other investors. There is no limit to the number of New Issuances that the Bank may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

  Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to issue the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Bank shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Bank shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Bank shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Bank shall have received written notice from each Rating Agency that such New Issuance will not have a Ratings Effect; (e) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that, based on the facts known to such officer at the time, the Bank reasonably believes that such issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series; (f) the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion; (g) the Bank's remaining interest in Principal Receivables shall not be less than 2% (unless the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion with respect to a lower percentage) of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Bank the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

  The Servicer has established and maintains for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (a) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (ii) has either (x) a long-term unsecured debt rating of AA by Standard & Poor's Corporation ("Standard & Poor's") or
(y) a certificate of deposit rating of A-1+ by Standard & Poor's and (iii) is a member of the FDIC or (b) any other institution that is acceptable to each Rating Agency. The Collection Account is maintained with The Bank of New York. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) direct obligations of, and obligations fully guaranteed by, the United States of America, (ii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt of such depository institution or trust company shall be in the highest rating category from each Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with an entity the commercial paper of which has a credit rating from each Rating Agency in its highest rating category, (v) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (ii) above, (vi) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits (having maturities of not more than 30 days) other than as referred to in clause (iv) above, with an entity the commercial paper of which has the highest rating from each Rating Agency and (viii) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of the Bank or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to, or at the direction of, the Bank except as otherwise specified in any Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. Unless specified otherwise in the related Prospectus Supplement, the Paying Agent with respect to each Series shall be Harris Trust and Savings Bank.

ALLOCATION PERCENTAGES

  Pursuant to the Pooling Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Seller's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to any Monthly Period and will allocate among the Certificateholders' Interest of each Series all Adjustment Payments and Transfer Deposit Amounts (collectively, "Miscellaneous Payments") with respect to any Monthly Period as follows:

    (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series;

    (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of a Series based on the Principal Allocation Percentage of such Series; and

    (c) Miscellaneous Payments will at all times be allocated among the Certificateholders' Interests of each Series based on their respective Invested Amounts.

  The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Bank.

  Notwithstanding the foregoing, amounts collected as annual membership fees with respect to any Monthly Period will be held in the Collection Account and will be amortized in twelve equal installments over twelve Monthly Periods commencing with the Monthly Period following the Monthly Period in which the annual fee is billed. Each such installment of annual membership fees will be treated as a collection of Finance Charge Receivables in the Monthly Period in which it is amortized and allocated in the manner described above.

  With respect to Recoveries constituting the proceeds of any sale or initial securitization of Defaulted Receivables, such Recoveries will be treated as Finance Charge Collections and allocated as described above over a period of time. With respect to each Monthly Period, the amount of Recoveries received from the sale or initial securitization of Defaulted Receivables which shall be included as Finance Charges for such Monthly Period shall be an amount equal to the total amount of such Recoveries collected during the three Monthly Periods ending with such Monthly Period divided by three.

  Collections of Receivables with respect to any Monthly Period will be allocated by the Servicer first to annual membership fees billed during the preceding Monthly Period, second to Finance Charge Receivables, to the extent of Finance Charge Receivables billed (or, in the case of annual membership fees, amortized) during the preceding Monthly Period, and third to Principal Receivables. The Servicer will, to the extent it is required to make daily deposits into the Collection Account, make an estimated allocation of collections between annual membership fees, Finance Charge Receivables and Principal Receivables on each deposit date and will deposit amounts into the Collection Account as set forth above in accordance with such allocation.

DEPOSITS IN COLLECTION ACCOUNT

  For as long as (i) the Bank remains the Servicer under the Pooling Agreement and (ii) either (x) the Bank, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from such Rating Agency) or (y) the Bank, if the Collection Account is maintained with the Bank, has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by each Rating Agency, the Bank may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date or, in the case of any collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, at which time the Bank will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. However, if the Bank is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing or, in the case of collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement plus the aggregate amount of the unamortized portion of any collections of annual membership fees plus the aggregate amount of the unamortized portion of any collections representing Recoveries and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by each Rating Agency, if at any time the Bank or another eligible affiliate of the Bank is not the Servicer, the Collection Account will be moved from the Bank, if then maintained there.

  On the earlier of (i) the second business day after the Date of Processing and (ii) the day any such deposit is made into the Collection Account or, in the case of any collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, the Servicer will pay to the Bank (i) the Bank's allocable portion of collections on Principal Receivables, provided that the Seller's Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day) exceeds the Required Seller's Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance and otherwise such amounts shall be deposited into the Excess Funding Account; and (ii) the Bank's allocable portion of collections on Finance Charge Receivables. The "Required Principal Balance," is an amount, as of any date of determination, equal to the (a) the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of each Series outstanding on such date plus, the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus (b) the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

SHARED PRINCIPAL COLLECTIONS

  Collections on Principal Receivables and certain other amounts, including Miscellaneous Payments, for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus Miscellaneous Payments and certain other amounts described in the related Offering Circular Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and Miscellaneous Payments and certain other amounts for such Series, provided that the Supplement for such Series so provides ("Principal Shortfalls"); provided that in such allocation, all other Series will have priority over any Series whose terms permit the Servicer to extend the Initial Principal Payment Date, and then only to the extent that the Principal Shortfall for such Series is greater than such Principal Shortfall would otherwise have been due to the election by the Servicer not to extend the Initial Principal Payment Date. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Series entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Bank; provided, however, that such Shared Principal Collections will be distributed to the Bank only if the Seller's Interest on such Distribution Date exceeds the Required Seller's Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance and otherwise such amounts shall be deposited into the Excess Funding account. Any such reallocation of collections on Principal Receivables and other amounts will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

EXCESS FUNDING ACCOUNT

  If on any date the Seller's Interest is less than or equal to the Required Seller's Interest, the Servicer shall not distribute to the Bank any Shared Principal Collections that otherwise would be distributed to the Bank, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series entitled to the benefits thereof, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Excess Funding Account"). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Bank on any business date to the extent that the Seller's Interest exceeds the Required Seller's Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance on such date; provided, however, that if an Accumulation Period, Controlled Amortization Period or Early Amortization Period commences with respect to any Series entitled to the benefits of Shared Principal Collections, any funds on deposit in the Excess Funding Account will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, if the Supplement with respect to such Series so provides.

  Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

SHARING OF EXCESS FINANCE CHARGES

  Any Series offered hereby may be included in a group of Series (a "Group"). Each Series in a specific Group will be entitled to share Excess Finance Charges in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group and whether any previously issued Series have been included in such Group. Subsequently issued Series may also be included in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables ("Excess Finance Charges") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Excess Finance Charges among Series in any Group will continue only until such time, if any, at which the Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank or its counsel, the continued sharing of Excess Finance Charges among Series in any Group would have adverse regulatory implications with respect to the Bank. Following the delivery by the Bank of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charges among the Series in any Group. In all cases, any Excess Finance Charges remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the Bank. While any Series offered hereby may be included in a Group, there can be no assurance that (i) any other Series will be included in such Group, (ii) there will be any Excess Finance Charges with respect to such Group for any Monthly Period or (iii) the Bank will not at any time deliver a certificate as described above. While the Bank believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

FUNDING PERIOD

  For any Series, the related Prospectus Supplement may specify that during a Funding Period, the Prefunded Amount will be held in a Prefunding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Certificateholders' Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest with respect to such Series, the Initial Investor Amount and the date by which the Certificateholders' Interest is expected to equal the Initial Investor Amount. The Certificateholders' Interest will increase as Receivables are delivered to the Trust or as the Certificateholders' Interests of other Series of the Trust are reduced. The Certificateholders' Interest may also decrease due to charge-offs or the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

  During the Funding Period, funds on deposit in the Prefunding Account for a Series will be withdrawn and paid to the Bank to the extent of any increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not for any reason equal the Initial Investor Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, monies in the Prefunding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Prefunding Account during the related Monthly Period will be withdrawn from the Prefunding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

PAIRED SERIES

  If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with a Paired Series issued by the Trust. As the Certificateholders' Interest of the Series having a Paired Series is reduced, the Certificateholders' Interest in the Trust of the Paired Series will increase by an equal amount. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when the Series is in a Controlled Amortization Period, the Principal Allocation Percentage in respect of collections of Principal Receivables for the Series and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; RECOVERIES

  "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged off as uncollectible in such Monthly Period in accordance with the Lending Guidelines and the Servicer's customary and usual servicing procedures for servicing consumer revolving credit card and other consumer revolving credit account receivables comparable to the Receivables other than due to any Adjustment Payment. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables for such Monthly Period minus
(b) the sum of (i) the amount of any Defaulted Receivables of which the Bank or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event has occurred with respect to the Bank or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries (net of collection expenses) received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) for such Monthly Period over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. The current policy of the Bank is to charge off as uncollectible an account at 180 days past due. The Bank generally charges off a bankrupt customer's account within 30 days after the Bank receives the bankruptcy petition. The Bank charges off accounts of deceased accountholders within 60 days of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. Generally, shortly before a secured credit card account is charged off as uncollectible or in the case of a bankruptcy, after the bankruptcy automatic stay is lifted, the Servicer will withdraw funds from the Deposit Account in an amount equal to the lesser of (i) all Principal Receivables plus all Finance Charge Receivables related to such secured credit card account and
(ii) the amount of funds for such secured credit card account in the Deposit Account, and the Servicer will allocate such amount for treatment as Collections of Principal Receivables and Finance Charge Receivables.

  On the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Trust will automatically transfer to the Bank all right title and interest of the Trust in and to the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that Recoveries of such Account shall be applied as provided in the Pooling Agreement. See "--Allocation Percentages." "Recoveries," as defined in the Pooling Agreement and as used herein, means all amounts, excluding insurance proceeds, received by the Servicer with respect to Receivables which have previously become Defaulted Receivables (including any related Finance Charge Receivables), net of any out-of-pocket costs and expenses of collection (including attorneys fees and expenses) deducted therefrom, plus the net proceeds of any sale or securitization of such Defaulted Receivables (plus any related Finance Charge Receivables), plus any residual payments from any such securitization, but excluding any interest, principal and servicing fees or other fees payable with respect to the securitization of such Defaulted Receivables and the related Finance Charge Receivables.

  If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to the Bank) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an accountholder or such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or, if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Seller's Interest in Principal Receivables at such time to be a negative number, the Bank shall be required to pay an amount equal to such deficiency into the Collection Account (each such payment an "Adjustment Payment" with respect to such Distribution Date).

CREDIT ENHANCEMENT

  GENERAL. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables, or another form of credit enhancement described in the related Prospectus Supplement or any combination of the foregoing. Credit Enhancement may also be provided to a Series or Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Series or such Class or Classes before distributions are made to one or more Series or one or more Classes of such Series, if the Supplements with respect thereto so provide. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein.

  The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the Prospectus Supplement for a Series offered hereby, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

  If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event and in certain other instances described in the related Prospectus Supplement, the Credit Enhancer will have a subordinated interest in the Receivables or certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

  SUBORDINATION.

  If so specified in the related Prospectus Supplement, one or more Series or one or more Classes of a Series offered hereby may be subordinated to one or more other Series or one or more Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Series or Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates which are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

  LETTER OF CREDIT.

  If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, an L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

  CASH COLLATERAL GUARANTY OR CASH COLLATERAL ACCOUNT.

  If specified in the related Prospectus Supplement, support for the Certificates of any Class or Series offered hereby will be provided by (i) a guaranty (the "Cash Collateral Guaranty") issued by a cash collateral trust (the "Cash Collateral Trust") or similar entity and secured by the deposit of cash or certain Eligible Investments in an account (the "Cash Collateral Guaranty Account") owned by the beneficiaries of the Cash Collateral Trust or
(ii) an account of the Trust (a "Cash Collateral Account"). A Cash Collateral Account with respect to a Class or Series will be funded by cash or certain Eligible Investments on the Series Issuance Date with respect thereto. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Guaranty Account or the Cash Collateral Account, as the case may be, and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Trust or funds are to be released from the Cash Collateral Account, as the case may be.

  The Servicer will determine on each Determination Date with respect to the Series enhanced by a Cash Collateral Account or a Cash Collateral Guaranty whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee to draw an amount equal to such deficiency from the Cash Collateral Account or Cash Collateral Guaranty Account, as the case may be, up to the maximum amount available thereunder.

  SURETY BOND OR INSURANCE POLICY.

  If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

  SPREAD ACCOUNT.

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the "Spread Account") intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

  RESERVE ACCOUNT.

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement or any combination thereof. The Reserve Account will be established to help assure the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

SWAP AGREEMENT

  If so provided in the related Prospectus Supplement, the Trustee, on behalf of the Trust, may enter into one or more interest rate swap agreements for the benefit of a Class or Series, the terms of which will be specified in the related Prospectus Supplement.

DISCOUNT OPTION

  The Pooling Agreement provides that the Bank may at any time and from time to time, but without any obligation to do so, designate a fixed percentage or a variable percentage based on a formula (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such designation becomes effective that would otherwise constitute Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Bank will do so, such designation may occur because the Bank determines that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from Finance Charge Receivables or to avoid the occurrence of a Pay Out Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the Supplement for a Series provides for such a Pay Out Event. After any such designation, pursuant to the Pooling Agreement, the Bank may, without notice to or the consent of Certificateholders, from time to time reduce or eliminate the percentage of Receivables subject to such designation or reduction; provided, however, that such reduction or elimination will only occur at such time, if any, at which the Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such reduction or elimination would not have adverse regulatory or other accounting implications for the Bank. The Bank must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and any Series Enhancer of any such designation or reduction, and such designation or reduction will become effective on the date specified therein only if (i) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, the Bank reasonably believes that such designation or reduction will not at the time of its occurrence cause a Pay Out Event or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (ii) the Seller shall have received written notice from each Rating Agency that such designation or reduction will not have a Ratings Effect. On the Date of Processing of any collections on or after the date the exercise of the Discount Option takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables (other than Discount Option Receivables) and the Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and (b) collections of Principal Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed "Discount Option Receivables Collections." An amount equal to the product of (i) the aggregate Floating Allocation Percentages with respect to all Series of Certificates issued and outstanding and (ii) the aggregate amount of such Discount Option Receivables Collections processed in such day will be deposited by the Bank into the Collection Account and an amount equal to the balance of such Discount Option Receivables Collections will be paid to the Bank. The former amount deposited into the Collection Account will be applied as provided herein regarding payments with respect to Finance Charge Receivables.

  The Pooling Agreement also provides that the Bank may at any time and from time to time designate an amount of Principal Receivables in Additional Accounts to be treated as Finance Charge Receivables (such amount, the "Addition Discount Receivables"); provided, however, that the Bank may not make such designation unless (i) the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee and (ii) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement an Officer's Certificate of the Bank, to the effect that the Bank reasonably believes that such designation will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series. On or prior to each Determination Date after such designation is made, the Servicer shall deliver to the Trustee a certificate setting forth (a) the amount of Addition Discount Receivables to be included as collections of Finance Charge Receivables with respect to the preceding Monthly Period, as calculated in accordance with the formula set forth in the applicable Assignment of Receivables or accretion designation letter delivered to the Trustee, and (b) the portion of such Addition Discount Receivables which have not been treated as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

PAY OUT EVENTS

  As described above, the Revolving Period with respect to a Series will continue until the commencement of the Accumulation Period or the Controlled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. Except as otherwise provided in the related Prospectus Supplement with respect to any Series offered hereby, a "Pay Out Event" with respect to a Series refers to any of the following events and any other events specified as such in the related Prospectus Supplement:

    (a) the occurrence of an Insolvency Event relating to the Bank; or

    (b) the Trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended.

  In the case of either event described above, a Pay Out Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders of any Series immediately upon the occurrence of such event. The Early Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

  In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Bank will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published each other holder of the Bank Certificate, the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee rates with respect to each Series outstanding (based upon the applicable servicing fee rate for each Series and the outstanding principal amount of each Series) and
(b) the amount of Principal Receivables outstanding on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Seller's Interest, the Certificateholders' Interests of each Series and the interest represented by the Enhancement Invested Amount, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest of a particular Series, which includes the Enhancement Invested Amount, if any, of such Series with respect to any Monthly Period (the "Monthly Servicing Fee") will be determined in accordance with the relevant Supplement. A portion of the Servicing Fee as specified in the related Prospectus Supplement will be paid solely from Interchange allocable to such Series, before such Interchange is used for any other purpose. A portion of the Servicing Fee as specified in the related Prospectus Supplement will be paid from collections of Finance Charge Receivables allocable to Certificateholders of a Series. The portion of the Servicing Fee not so allocated to a Series or payable from Interchange shall be paid by the Bank and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the Bank or from Interchange. Unless otherwise provided in any Supplement, in the case of the first Distribution Date with respect to any Series, the Servicing Fee and the Monthly Servicing Fee shall accrue from the Series Issuance Date with respect to such Series. The Monthly Servicing Fee will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account).

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees which are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Bank (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that the Bank is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

RECORD DATE

  Payments on the Certificates of a Series offered hereby will be made as described herein and in the relevant Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last day of the calendar month preceding the date of such payment (each a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling Agreement Generally--Book-Entry Registration."

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

  If specified in the Prospectus Supplement with respect to any Series offered hereby and subject to any conditions described therein, on any day occurring on or after the day that the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to a percentage of the initial outstanding aggregate principal amount of the Certificates of such Series set forth in such Prospectus Supplement, the Bank will have the option to repurchase the Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates and (if applicable) on the Enhancement Invested Amount (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through
(a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable certificate rate. Following any such repurchase and the deposit of the aggregate purchase price into the Collection Account, the Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Bank shall fail for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, payments would continue to be made to the Certificateholders of such Series as described herein and in the related Prospectus Supplement.

  In any event, the last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series or the Enhancement Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in the Pooling Agreement and the related Supplement, in an amount equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series at the close of business on the Series Termination Date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series or the Enhancement Invested Amount after such Certificateholders are paid in full, as provided in the Pooling Agreement and the Supplement with respect to such Series.

REPORTS

  No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and certain providers of Series Enhancement with respect to a Series a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), as specified in the related Prospectus Supplement.

  With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the

Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount as of the close of business on the last day of the calendar month preceding the date of such payment (each, a "Record Date") with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

  On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Certain Federal Income Tax Consequences."

                        THE POOLING AGREEMENT GENERALLY

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

  Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Unless otherwise specified in the related Prospectus Supplement, Citibank, N.A. ("Citibank"), will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and "Certain Federal Income Tax Consequences--Non-U.S. Certificateholders."

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling Agreement and the Supplements) will be Cede, as nominee of DTC, and that Certificateholders will not be recognized by the Trustee as "Certificateholders" under the Pooling Agreement and the Supplements. Certificateholders will only be permitted to exercise the rights of Certificateholders under the Pooling Agreement and the Supplements indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

  Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take action in respect to such Certificates, may be limited due to lack of a physical certificate for such Certificates.

  DTC has advised the Bank that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement or the Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Bank that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interest.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of the 32 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

  The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear Systems on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distribution with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distribution will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificateholders or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Bank advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Bank are unable to locate a qualified successor, (ii) the Bank, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" under the Pooling Agreement and the relevant Supplement ("Holders").

  If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the relevent Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which is Harris Trust and Savings Bank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE BANK CERTIFICATE

  The Pooling Agreement provides that the Bank may exchange a portion of the Bank Certificate for another certificate (a "Supplemental Certificate") for transfer or exchange to a person designated by the Bank upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment section of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; See "--Amendments") provided that prior to such transfer or exchange (a) the Bank shall have received written notice from each Rating Agency that such transfer or exchange will not have a Ratings Effect and (b) the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion with respect to the transfer or exchange. Any transfer or exchange of a Supplemental Certificate is subject to the conditions set forth in the preceding sentence. See also "Assumption of the Bank's Obligations." The Bank currently plans to amend the Pooling Agreement to provide that the Bank Certificate and any Supplemental Certificates may be in certificated or uncertificated form.

DEFEASANCE

  Pursuant to the Pooling Agreement, the Bank may terminate its substantive obligations in respect of a Series or the Pooling Agreement (the "Defeased Series") by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocable to the Defeased Series and available to purchase additional Receivables) monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the Bank has the right to use collections on Receivables to purchase Eligible Investments rather than additional Receivables. Prior to its first exercise of its right to substitute monies or Eligible Investments for Receivables, the Bank shall deliver to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not have a Ratings Effect. In addition, the Bank must comply with certain other requirements set forth in the Pooling Agreement, including requirements that the Bank deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Bank deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Bank, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Bank discharges its substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series might no longer be available to make payments with respect thereto.

TERMINATION OF TRUST

  Unless the Bank instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts and Enhancement Invested Amounts, if any, of all Series is zero, (b) September 1, 2014, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Description of the Certificates--Pay Out Events," immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Bank.

CONVEYANCE OF RECEIVABLES

  Pursuant to the Pooling Agreement, the Bank has sold and assigned to the Trust its interest in all Receivables in the Initial Accounts outstanding as of the Trust Cut-Off Date, and will sell and assign all Receivables in the Additional Accounts as of the applicable additional cut-off date, all Receivables thereafter created under the Accounts, any Participations added to the Trust and the proceeds of all of the foregoing.

  In connection with the transfer of any Receivables to the Trust, the Bank is required to indicate in its computer records that the Receivables have been conveyed to the Trust. In addition, the Bank has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date
(i) its account number, (ii) the collection status and (iii) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Bank has filed and is required to file UCC financing statements with respect to the sale of the

Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

REPRESENTATIONS AND WARRANTIES

  As of the issuance date for a Series offered hereby (the "Series Issuance Date") specified in the related Prospectus Supplement, the Bank will make representations and warranties to the Trust relating to the Accounts, the Receivables and, if any, the Funds Collateral to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the additional cut-off date) each Account or each Additional Account was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the additional cut-off date), each of the Receivables then existing in any Account or Additional Account is an Eligible Receivable, (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and (d) each of the Receivables, and all Funds Collateral, if any, have been transferred to the Trust free and clear of any lien other than (i) liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Bank shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, and (ii) with respect to Funds Collateral, liens granted in favor of the Bank by secured credit card accountholders. If the Bank breaches any representation and warranty described in this paragraph and such breach remains uncured for 60 days, or such longer period, not in excess of 150 days, as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Bank or receipt of written notice of such breach by the Bank, and such breach has a material adverse effect on the Certificateholders' Interest of all Series in any Receivable (which determination shall be made without regard to the availability of funds under any Credit Enhancement), such Certificateholders' Interest in all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to the Bank on the terms and conditions set forth below and such Account shall no longer be included as an Account.

  An Ineligible Receivable shall be reassigned to the Bank on or before the end of the Monthly Period in which such reassignment obligation arises by the Bank directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller's Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller's Interest would cause the Seller's Interest to be a negative number, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the Bank will make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Seller's Interest would be reduced below zero into the Excess Funding Account and the Collection Account, respectively. Any amount deposited into the Excess Funding Account and the Collection Account, respectively, in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount") shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the Bank is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

  The Bank will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is a Virginia banking corporation validly existing under the laws of the Commonwealth of Virginia, it has, in all material respects, full power and authority to consummate the transactions contemplated by the Pooling Agreement and the related Supplement and each of the Pooling Agreement and the related Supplement constitutes a valid, binding and enforceable agreement of the Bank and (b) subject, in each case pertaining to proceeds, to Section 9-306 of the UCC, and further subject to certain tax liens as specified in the Pooling Agreement, the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Bank in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) under the UCC as in effect in Virginia and in any other state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof, which is effective as to each Receivable then existing on the Series Issuance Date or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by the Bank, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to the Bank and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct the Bank to accept the reassignment of the Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice). The Bank will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if (i) at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects as if made on such day and (ii) the Bank shall have delivered to the Trustee a certificate of an authorized officer of the Bank describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the Certificateholders and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will generally be equal to the aggregate Invested Amounts and Enhancement Invested Amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of all Receivables and the principal portion of such funds and the interest portion of such funds will be deposited in the Excess Funding Account and the Collection Account, respectively. If the Trustee or the requisite percentage of Certificateholders of all Series gives a notice as provided above, the obligation of the Bank to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

  An "Eligible Account" is defined to mean a MasterCard or Visa consumer revolving credit card account or other consumer revolving credit account owned by the Bank which as of the Trust Cut-Off Date with respect to an Initial Account or as of the related Addition Date with respect to an Additional
Account: (a) is in existence and maintained with the Bank or any affiliate thereof on the Trust Cut-Off Date or the Addition Date, as the case may be;
(b) is payable in United States dollars; (c) has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to the Bank as having been lost or stolen; (d) the accountholder of which has provided, as his or her current billing address, an address located in the United States (or its territories or possessions or a military address); (e) has not been, and does not have any Receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement); (f) except as provided below, does not have any Receivables which are Defaulted Receivables; (g) does not have any Receivables which have been identified by the Bank or the relevant accountholder as having been incurred as a result of fraudulent use of any related credit card or check; (h) relates to an accountholder who is not identified by the Bank in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding; and (i) is not an account with respect to which the accountholder has requested discontinuance of responsibility. Eligible Accounts may include accounts, the receivables of which have been charged off; provided, however, that (a) the balance of all receivables included in such accounts is reflected on the books and records of the Bank (and is treated for purposes of the Pooling Agreement) as "zero" and (b) charging privileges with respect to all such accounts have been canceled in accordance with the Lending Guidelines of the Bank and will not be reinstated by the Bank or the Servicer.

  An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance in all material respects with the Lending Guidelines and all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a lending agreement which complies with all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the Bank in connection with the creation of such Receivable or the execution, delivery and performance by the Bank of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the Bank or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Bank is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of either a valid transfer and assignment from the Bank to the Trust of all the Bank's right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) which constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the Commonwealth of Virginia and in any other state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer; (j) as to which, at the time of its transfer to the Trust, the Bank has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which, at the time of its transfer to the Trust, the Bank has not taken any action which, or failed to take any action the omission of which would, at the time of its transfer to the Trust, impair in any material respect the rights of the Trust or Certificateholders therein.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Bank's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before April 30 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INDEMNIFICATION

  The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

  Under the Pooling Agreement, the Bank has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates or those which arise from any action on the part of any Certificateholder) arising out of or based on the arrangement created by the Pooling Agreement as though such agreement created a partnership under the Uniform Partnership Act in which the Bank was a general partner. The Bank has agreed to pay, indemnify and hold harmless each holder of Certificates of any Series against and from any such losses, claims, damages or liabilities except to the extent that they arise from any action by such holder. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Bank for any losses, claims, damages and liabilities of the Bank as described in this paragraph arising from the actions or omissions of such successor Servicer.

  Except as provided in the two preceding paragraphs, the Pooling Agreement provides that none of the Bank, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certificates of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Bank, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables, including the Funds Collateral, if any, in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Lending Guidelines.

  Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to accountholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

  Pursuant to the Pooling Agreement, the Bank, as Servicer, has the right to delegate its duties as Servicer to any Person who agrees to conduct such duties in accordance with the Pooling Agreement and the Lending Guidelines. The Bank has contracted with Capital One Services, Inc. ("Capital One Services"), an affiliate of the Bank, to act as sub-servicer and to perform its servicing activities. Notwithstanding any such delegation to Capital One Services, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement. In certain circumstances, however, the Bank could be relieved of its duties as Servicer upon the assumption of such duties by another entity. See "Assumption of the Bank's Obligations."

SERVICER COVENANTS

  In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables or Accounts, and will maintain in effect all qualifications required in order to service the Receivables or Accounts the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement; (b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other governmental authority in accordance with the Lending Guidelines; (c) it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Certificateholders in the Receivables, the Funds Collateral, if any, or the Accounts; (d) it will not reschedule, revise or defer collections due on the Receivable except in accordance with the ordinary course of business and the Lending Guidelines; and (e) except in connection with its enforcement or collection of an

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

Account, it will take no action to cause or permit any Receivables to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

  Under the terms of the Pooling Agreement, in the event any of the representations, warranties or covenants of the Servicer contained in clauses
(a) through (e) above with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' Interest of all Series in such Receivable (which determination shall be made without regard to the availability of funds under any Credit Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given, by the Trustee, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured. If the Bank is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Seller's Interest. In addition, if the deduction of such Principal Receivable would reduce the Seller's Interest below zero, the Bank as the Servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under "--Representations and Warranties." If the Bank is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be deemed a Transfer Deposit Amount hereunder. This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, subject to compliance with certain conditions described under "Assumption of the Bank's Obligations," the Bank may transfer its servicing obligations to another entity and be relieved of its obligations and duties under the Pooling Agreement and related agreements.

  Any person into which, in accordance with the Pooling Agreement, the Bank or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Bank or the Servicer is a party, or any person succeeding to the business of the Bank or the Servicer, will be the successor to the Bank, as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

SERVICER DEFAULT

  In the event of any Servicer Default, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Bank delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee shall offer the Bank a

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

right of first refusal to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of (a) the sum of the Invested Amount and the Enhancement Invested Amount, if any, of such Series on such Distribution Date (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date and (b) the sum of (i) the average bid price quoted by two recognized dealers for similar securities rated in the same rating category as the initial rating of the Certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series and (ii) the Enhancement Invested Amount, if any, of such Series.

  The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Trust Servicing Fee. The rights and interest of the Bank under the Pooling Agreement and any Supplement in the Seller's Interest will not be affected by any Termination Notice or Service Transfer.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on or before the date the Servicer is required to do so under the Pooling Agreement or any Supplement, which is not cured within a ten business day grace period;

    (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the Certificateholders of any Series or Class (determined without regard to the availability of funds under any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns or delegates its duties under the Pooling Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (determined without regard to the availability of funds under any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for an additional period of five business days or referred to under clause (b) or (c) for an additional period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Bank, any provider of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

  The Pooling Agreement provides that on or before May 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer

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

or the Bank) to furnish a report to the effect that they have attested to the assertion of authorized officers of the Servicer that the servicing was conducted in compliance with certain applicable provisions of the Pooling Agreement and each Supplement in all material respects.

  In addition, on or before May 31 of each year such accountants will compare the mathematical calculations of the amounts contained in the monthly Servicer's certificates delivered during the preceding calendar year with the Servicer's computer reports that generated such amounts, and will deliver a report to the Trustee and each Rating Agency reporting all discrepancies, regardless of materiality, revealed by such comparison.

  The Pooling Agreement provides for delivery to the Trustee, each Rating Agency and certain providers of Series Enhancement on or before May 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

  The Pooling Agreement and any Supplement may be amended from time to time (including in connection with (v) the assumption by the Assuming Entity of the Bank's obligations under the Pooling Agreement, (w) the provision of additional Series Enhancement for the benefit of Certificateholders of any Series, (x) the issuance of a Supplemental Certificate, (y) the addition of Participations to the Trust or (z) the designation of an additional Seller) by agreement of the Trustee, the Bank and the Servicer without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) the Bank shall have received written notice from each Rating Agency that such amendment will not have a Ratings Effect, (ii) the Bank delivers to the Trustee and each provider of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such amendment will not, based on the facts known to the officer at the time, have a material adverse effect on the interests of the Certificateholders, and (iii) in the case of an amendment relating to the assumption by the Assuming Entity of the Bank's obligations, all other conditions to such assumption specified in the Pooling Agreement shall have been satisfied (see "Assumption of the Bank's Obligations").

  The Pooling Agreement and any Supplement may also be amended from time to time by the Bank, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected; (b) change the definition or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder; (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

TRUSTEE

  The Bank of New York is the Trustee under the Pooling Agreement. The Corporate Trust Department of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The Bank, the Servicer

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

and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Bank, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Bank will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Bank has represented and warranted in the Pooling Agreement that the transfer of Receivables by it to the Trust is either a valid sale and assignment to the Trust of all right, title and interest of the Bank in and to such Receivables, except for the interest of the Bank as holder of the Bank Certificate (or the interests of transferees, if any, of a portion of the Seller's Certificate), or a grant to the Trust of a security interest in such Receivables. The Bank also represents and warrants in the Pooling Agreement that in the event the transfer of Receivables by the Bank to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "The Pooling Agreement Generally--Representations and Warranties."

  Certain Receivables may be added to the Trust from time to time with respect to which the related accountholders have provided the Bank with Funds Collateral as security for such accountholder's obligations to the Bank. The Funds Collateral is expected to be held by a Depositary. The Bank will take certain actions as it believes are required or reasonably requested under applicable state law to perfect the Bank's security interest in the Funds Collateral. The perfection of a security interest in the Funds Collateral may not be governed by the UCC, and existing common law authority does not definitively establish what steps are necessary to perfect such a lien. This uncertainty exists both with respect to the grant of a security interest in the Funds Collateral by accountholders to the Bank and with respect to the grant of a security interest in the Bank's interest in the Funds Collateral by the Bank to the Trust. While not free from doubt, a Virginia court properly presented with the issue should determine that the Bank has taken sufficient action and has adequately divested the accountholders of control over the Funds Collateral so as to perfect a security interest therein. In connection with the transfer of the Bank's interest in the Receivables to the Trust, the Bank will also sell and assign to the Trust its interest as secured party in the related Funds Collateral, if any. Because possession of such Funds Collateral will be maintained by the Depositary and will not be transferred to the Trustee, the Trust will not have a direct claim to the Funds Collateral. The Bank will represent and warrant in the Pooling Agreement that the transfer of the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust is either a valid sale and assignment of the Bank's interest in such Receivables and such Funds Collateral to the Trust or the grant to the Trust of a security interest in the Bank's interest in such Receivables and such Funds Collateral. The Bank will also represent and warrant in the Pooling Agreement that in the event the transfer of the Bank's interest in the Receivables and the related Funds Collateral, if any, by the Bank to the Trust is deemed to create a security

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

interest, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Bank's interest in the Receivables and the related Funds Collateral, if any, created thereafter in favor of the Trust on and after their creation, except for certain governmental liens and other non-consensual liens or certain subsequent transferees of the Funds Collateral. Although the Bank has taken steps it believes appropriate to perfect interests given to the Trust, and on the basis of its belief has made the related representations and warranties, the legal uncertainty in these areas is such that no definitive assurance can be given that a first priority perfected security interest in the Bank's interest in the Funds Collateral will exist for the benefit of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties, see "The Pooling Agreement Generally-- Representations and Warranties."

  The Bank has represented as to previously conveyed Receivables, and will represent as to Receivables and the related Funds Collateral, if any, to be conveyed, that the Bank's interest in the Receivables and the related Funds Collateral, if any, are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing of an appropriate financing statement or statements is also required in order to perfect the Trust's security interest in the Receivables and the related Funds Collateral, if any. Financing statements covering the Receivables and the related Funds Collateral, if any, have been and will be filed with the appropriate state and local governmental authority to protect the interests of the Trust in the Receivables and the related Funds Collateral, if any. If a transfer of general intangibles is deemed to be a sale, the filing of a financing statement is not required to protect the Trust's interest from third parties. Although the priority of a transfer of general intangibles arising after the formation of the Trust is not as clear under the laws of the Commonwealth of Virginia as the priority of interests governed by the UCC, the Bank believes that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables and the related Funds Collateral, if any, is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables and the related Funds Collateral, if any, consisting of general intangibles would be deemed to have occurred as of the date of execution of the Pooling Agreement or the applicable date Receivables arising in Additional Accounts have been conveyed to the Trust.

  In connection with the transfer of the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust, the Bank is required to indicate in its computer records that the Bank's interest in such Receivables and such Funds Collateral has been conveyed to the Trust. In addition, the Bank has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date (i) its account number,
(ii) the collection status and (iii) the aggregate amount outstanding, the aggregate amount of Principal Receivables in such Account and the amount of the related Funds Collateral, if any. The Bank as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts, the Receivables or the Funds Collateral. Except as set forth above, the records and agreements relating to the Accounts, the Receivables and the Funds Collateral will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts, the Receivables or the Funds Collateral will not be stamped or marked to reflect the transfer of the Receivables and the Funds Collateral to the Trust. The Bank has filed and is required to file UCC financing statements with respect to the sale of the Receivables and the Funds Collateral and the proceeds thereof to the Trust meeting the requirements of applicable state law. With respect to the Funds Collateral, in order to perfect its interest in the Funds Collateral, the Depositary or a person unaffiliated with the accountholders has obtained and will maintain continuous possession and control of such Funds Collateral.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables and the related Funds Collateral, if any, coming into existence after the date of the Pooling Agreement could have an interest in such Receivables and the related Funds Collateral, as applicable, with priority over the Trust's interest. Under the Pooling Agreement, however, the Bank has represented and warranted that it transferred the Receivables to the Trust, and will represent and warrant that it will transfer the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust, free and clear of the lien of any third party except for certain governmental liens. In addition, the Bank has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or any related Funds Collateral (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien arising prior to the time a Receivable comes into existence or through fraud or negligence of the Bank, a subsequent transferee of the Funds Collateral may also have priority over the interest of the Trust in such Receivables and any related Funds Collateral. Furthermore, if the FDIC were appointed as a conservator or receiver of the Bank, the conservator's or receiver's administrative expenses may also have priority over the interest of the Trust in the Bank's interest in such Receivables and related Funds Collateral.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Bank is chartered under the laws of Virginia. In Virginia, the Virginia State Corporation Commission (the "SCC"), which supervises and examines the Bank, may apply to any Virginia court having jurisdiction over the appointment of receivers to appoint a receiver upon determination that certain events relating to the Bank's financial condition have occurred. The SCC is authorized, but not required, to apply for the appointment of the FDIC as receiver and, as a matter of Federal law, the FDIC would be authorized, but not obligated, to accept such appointment. The SCC has informally indicated that it would seek to have the FDIC appointed as receiver in any receivership proceeding involving a bank such as the Bank. Virginia law sets forth certain powers that could be exercised by the FDIC upon its appointment as receiver. There are no Virginia or statutory provisions governing the appointment of a conservator for a Virginia-chartered bank.

  The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Bank could exercise. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed as conservator or receiver for the Bank, would interfere with the timely transfer to the Trust of payments collected on the Receivables or applications of the Funds Collateral or interfere with the timely liquidation of such Receivables or the Trust's interest in such Funds Collateral, as described below. To the extent that the Bank has granted a security interest in the Receivables and in the Bank's security interest in the related Funds Collateral, if any, to the Trust, and that interest was validly perfected before the Bank's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, the FDIA provides that such security interest should not be subject to avoidance. As a result, payments to the Trust with respect to the Receivables and the related Funds Collateral, if any, should not be subject to recovery by the FDIC as conservator or receiver for the Bank. If, however, the FDIC, as conservator or receiver for the Bank, were to assert a contrary position, or were to require the Trustee to establish its right to such payments or the Funds Collateral by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments on Certificates of all Series and possible reductions in the amount of those payments could occur.

  The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Trust. Pursuant to the Pooling Agreement, neither newly created Principal Receivables nor the Bank's interest in the Funds Collateral, if any, related to such newly created Principal Receivables will be transferred to the Trust and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables and the Trust's interest in the related Funds Collateral in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by each other holder of the Bank Certificate and the Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Series Enhancer with respect thereto), or unless otherwise required by the FDIC as receiver or conservator of the Bank.

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

Under the Pooling Agreement, the proceeds from the sale of the Receivables and the Trust's interest in any related Funds Collateral would be treated as collections on the Receivables. This procedure, however, could be delayed as described above. Upon the occurrence of a Pay Out Event, if a conservator or receiver is appointed for the Bank and no Pay Out Event other than such conservatorship or receivership or insolvency of the Bank exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and of the Trust's interest in any related Funds Collateral and the commencement of the Early Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and of the Trust's interest in any related Funds Collateral and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables and of the Bank's security interest in the related Funds Collateral, if any, to the Trust. See "Description of the Certificates--Pay Out Events."

  In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the requisite percentage of holders of Certificates of all Series from appointing a successor Servicer. See "The Pooling Agreement Generally--Servicer Default."

  The Bank will establish the Deposit Account and maintain records regarding each accountholder's beneficial interest in the Funds sufficient to afford each accountholder federal deposit insurance up to applicable limits. In the event of the insolvency of the Depositary, although the Funds will be FDIC insured up to applicable limits, such an insolvency may result in a delay in the payment of such Funds to the accountholder or to the Trust by the FDIC as receiver for the Depositary.

CONSUMER PROTECTION LAWS

  The relationship between an accountholder and consumer lender is extensively regulated by Federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the Bank, the most significant Federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables or the Funds Collateral, if any, either as assignee from the Bank with respect to obligations arising before transfer of the Receivables or the Funds Collateral, if any, to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of Receivables owing. See "Risk Factors--Certain Legal Aspects" and "--The Ability of the Bank to Change Terms of the Accounts." All Receivables, including any Funds Collateral, that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under "The Pooling Agreement Generally--Representations and Warranties", will be reassigned to the Bank. The Servicer has also agreed in the Pooling Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "The Pooling Agreement Generally--Representations and Warranties."

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay.

  Application of Federal and state bankruptcy and debtor relief laws would affect the interests of Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectible when there are no funds available from Series Enhancement or other sources and could delay realization on any related Funds Collateral or otherwise affect the ability of the Bank to realize on such Funds Collateral. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereunder This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificateholder in light of that Certificateholder's circumstances, and some Certificateholders may be subject to special tax rules and limitations not discussed below. Each prospective Certificateholder is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Colombia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificateholder" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

  The Bank expresses in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt of the Bank secured by the Receivables. The Bank, by entering into the Pooling Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt of the Bank for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Bank will treat the Pooling Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the Bank ("Tax Counsel"), will deliver its opinion generally to the effect that, under current law as in effect on the Series Issuance Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

  General. The Pooling Agreement permits the issuance of Certificates and certain other interests in the Trust (including certain undivided interests in the Trust, or "Collateral Indebtedness Interests" or "Class C Interests" such as may be set forth in the Supplement), each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Seller's Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Bank (or other holder of the Seller's Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests (other than the Seller's Certificate) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Bank (or other holder of the Seller's Certificate) and the other holders of equity interests in the Trust. However, Tax Counsel will deliver its opinion generally to the effect that, under current law as in effect on the Series Issuance Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Tax Counsel will deliver its opinion that the Certificates offered hereunder will properly be treated as debt and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Certificates or any other interest in the Trust (other than the Seller's Certificate), including any Collateral Indebtedness Interest, were not debt obligations for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or a publicly traded partnership taxable as a corporation for such purposes. Because Tax Counsel will deliver its opinion that the Certificates offered hereunder will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Indebtedness Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

  If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

  Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Bank has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the

Trust other than the publicly traded Certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable on a secondary market (or the substantial equivalent thereof)" are not fully within the control of the Bank, and certain Series predating the Regulations may not conform to the requirements of the regulations. As a result, there can be no assurance that the measures the Bank has taken and intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

  If the Trust was treated as a partnership but nevertheless was not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Bank (or the holder of the Seller's Certificate) and any Certificateholders treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificateholders treated as partners would likely differ from that reportable by such Certificateholders had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificateholder that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificateholder. If the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Bank may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

  If the arrangement created by the Pooling Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificateholders. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificateholders were treated as payments of interest thereon. In addition, distributions to Certificateholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificateholders may not be entitled to any dividends received deduction in respect of such income).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATEHOLDERS

  General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificateholder's method of accounting.

  Original Issue Discount. It is not expected that the Certificates will be issued with original issue discount ("OID"). If the Certificates are issued with OID, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificateholder (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificateholders, but prospective U.S. Certificateholders should consult their own tax advisers concerning the impact to them in their particular circumstances. Except where indicated to the contrary, this discussion assumes that the interest payable on a Certificate is "unconditionally payable."

  Market Discount. A U.S. Certificateholder who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

  Market Premium. A U.S. Certificateholder who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

  Upon a disposition of an interest in a Certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificateholder's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATEHOLDERS

  In general, a non-U.S. Certificateholder will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificateholder actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Bank entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificateholder is a controlled foreign corporation that is related to the Bank (or the Trust if treated as a partnership) through stock ownership, (iii) the non-U.S. Certificateholder is a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is described in the applicable Prospectus Supplement as contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificateholder bears certain relationships to any holder of either the Seller's Certificate other than the Bank or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, under currently applicable procedures, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificateholder. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the Certificate on behalf of the non-U.S. Certificateholder. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. The U.S. Treasury Department recently issued final regulations which will revise some of the foregoing procedures whereby, a non-U.S. Certificateholder may establish an exemption from withholding beginning January 1, 1999. Non-U.S. Certificateholders should consult their tax advisers concerning the impact to them, if any, of such procedures.

  Generally, any gain or income realized by a non-U.S. Certificateholder upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificateholder should consult a tax adviser.

  If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificateholder would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificateholder generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S Certificateholder must be reported to the IRS, unless the U.S. Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificateholder who is not an exempt recipient.

  In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S Certificateholder certifies that the seller is a non-U.S. Certificateholder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or
(ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957 (a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been existence) was effectively connected with the conduct of a trade or business within the United States.
  Any amounts withheld under the backup withholding rules from a payment to a Certificateholder would be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the IRS.

  Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures beginning January 1, 1999. Certificateholders should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

STATE AND LOCAL TAXATION

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local law. Each investor should consult its own tax advisor regarding state or local tax consequences.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits employee benefit plans subject to Title I of ERISA (from engaging in certain transactions with persons who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e) (1) of the Code from engaging in transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies. Persons who are "parties in interest" or "disqualified persons" (collectively, "Parties in Interest") with respect to employee benefit and other plans subject to Title I of ERISA or Section 4975 of the Code (collectively, "Benefit Plans") may be subject to excise taxes, civil fines and other liabilities for violating the "prohibited transaction" rules of Section 406 of ERISA and Section 4975 of the Code. For example, a prohibited transaction could arise, unless an exemption were available, if a Certificate were viewed as debt of the Bank and the Bank were a Party in Interest with respect to a Benefit Plan that acquired the Certificate.

  Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute assets of any Benefit Plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") concerning the definition of what constitutes "plan assets" of a Benefit Plan. Under the Final Regulation, the assets of corporations, partnerships, trusts and certain other entities in which a Benefit Plan (or other entities whose assets include assets of a Benefit Plan) makes an investment in an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. The Final Regulation specifically defines a "beneficial interest" in a trust as an equity interest. Accordingly, if a Benefit Plan purchases Certificates, the Trust would likely be deemed to hold assets of the Benefit Plan unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation only applies to the investment by a Benefit Plan in an "equity interest" of an entity. Assuming that a Certificate is an equity interest for purposes of the Final Regulation, the Final Regulation contains an exception that may apply to the purchase of Certificates by Benefit Plans. Under this exception the issuer of a security will not be deemed to hold assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly-offered security" for purposes of the Final Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of this exception, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

  The Certificates of each Class of a Series must be separately tested under, and may meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Certificates, and the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. Based on information provided by an underwriter, agent or dealer involved in the distribution of the Certificates, the Bank will notify the Trustee as to whether or not the Certificates of the most senior Class of a Series will be held by at least 100 separately named persons at the conclusion of the offering thereof, unless the related Prospectus Supplement describes such Class as ineligible for purchase by Benifit Plans. The Bank will not, however, determine whether the 100 independent investors requirement of the exception for publicly offered securities is satisfied as to either a specific Class or Series. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

  If the Certificates of a particular Class fail to meet the requirements of the publicly-offered securities exception and the Trust Assets are deemed to include assets of Benefit Plan investors, transactions involving the Trust and Parties in Interest with respect to such Plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, persons providing services with respect to the assets of the Trust could become Parties in Interest with respect to the Benefit Plan investors and could, in certain cases, be subject to the prohibited transaction and other fiduciary responsibility rules of ERISA and Section 4975 of the Code. Thus, for example, if a participant in any Benefit Plan holding Certificates is an accountholder of one of the Accounts, under a DOL interpretation the purchase of such Certificates by such Benefit Plan could constitute a non-exempt prohibited transaction.

  There are five class exemptions issued by the DOL that could apply in such event: DOL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). However, there is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Assets.

  As discussed above, while Tax Counsel will deliver its opinion that (unless otherwise provided in the related Prospectus Supplement) the Certificates of a Series offered hereby and thereby will properly be treated as debt for Federal income tax purposes, if any Certificates were instead treated as equity interests in a partnership not taxable as a corporation, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Class of Certificates were treated as equity interests in a partnership in which any other Class of Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity probably would be treated as unrelated debt-financed income under the Code and taxable to the tax-exempt investor.

  In light of the foregoing, fiduciaries of Benefit Plans considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would be prohibited transaction, whether Trust Assets which are represented by such Certificates would be considered assets of the Benefit Plan, the consequences that would apply if the Trust Assets were considered assets of the Benefit Plan, the applicability of exemptive relief from the prohibited transaction rules, and the applicability of the tax on unrelated business income and unrelated debt-financed income. In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
(1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of Certificates with assets of an insurance company's general account may subject the insurance company to the prohibited transaction and other fiduciary responsibility rules of ERISA with respect to such assets. Insurance company general account investors should also consider the effect of the enactment of Section 401(c) of ERISA.

  Unless otherwise provided in the related Prospectus Supplement, if the Bank does not notify the Trustee (as described above) that the Certificates of any particular Class will be held by at least 100 separately named persons, the Certificates of such Class may not be acquired by any Benefit Plan or by any entity investing with assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling Agreement, the related Supplement and each Certificate of such Class will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing such Certificate on behalf of a Benefit Plan and is not using assets treated as assets of a Benefit Plan to effect the purchase.

                             PLAN OF DISTRIBUTION

  The Bank may sell Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Bank from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Bank. Any remarketing firm will be identified and the terms of its agreement, if any, with the Bank and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

  Certificates may also be sold directly by the Bank or through agents designated by the Bank from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Bank to such agent will be set forth in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Certain agents and underwriters may be entitled under agreements entered into with the Bank to indemnification by the Bank against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Bank or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Bank and the Trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., and McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia and for any underwriters, agents or dealers by counsel named in the applicable Prospectus Supplement. Certain Federal income tax matters will be passed upon for the Bank by Tax Counsel, Orrick, Herrington & Sutcliffe LLP.

                            GLOSSARY FOR PROSPECTUS

TERM                                                                   PAGE
----                                                               -------------
Accounts..........................................................             1
Act...............................................................             2
Accumulation Period...............................................            10
Addition..........................................................            35
Addition Discount Receivables.....................................            48
Additional Accounts...............................................            35
Adjustment Payment................................................            45
Aggregate Addition Limit..........................................            35
Assigned Assets...................................................            31
Assumed Obligations...............................................            31
Assuming Entity...................................................            31
Automatic Additional Accounts.....................................            35
Bank..............................................................          1, 4
Bank Certificate..................................................             7
Bank Portfolio....................................................            25
Benefit Plans.....................................................            72
Capital One.......................................................          1, 4
Capital One Services..............................................        15, 59
Cash Collateral Account...........................................            46
Cash Collateral Guaranty..........................................            46
Cash Collateral Guaranty Account..................................            46
Cash Collateral Trust.............................................            46
Cede..............................................................             2
Cedel.............................................................            52
Cedel Participants................................................            52
Certificateholders................................................ 2, 19, 52, 54
Certificateholders' Interest......................................             6
Certificates......................................................             1
Citibank..........................................................            51
Class.............................................................             1
Class C Interests.................................................            68
Code..............................................................            69
Collateral Indebtedness Interests.................................            68
Collection Account................................................         8, 39
Commission........................................................             2
Controlled Accumulation Amount....................................            11
Controlled Amortization Amount....................................            11
Controlled Amortization Period....................................            11
Controlled Deposit Amount.........................................            10
Controlled Distribution Amount....................................            11
Cooperative.......................................................            53
Credit Enhancement................................................            14
Credit Enhancer...................................................            45
Date of Processing................................................            15
Defaulted Amount..................................................            44
Defaulted Receivables.............................................            44
Defeased Series...................................................            55
Deficit Controlled Accumulation Amount............................            11
Deficit Controlled Amortization Amount............................            11
Definitive Certificates...........................................            54
Deposit Account...................................................            27
Depositaries......................................................            51
Depositary........................................................            21

TERM                                                                       PAGE
----                                                                      ------
Depository...............................................................     33
Determination Date.......................................................     15
DIDMCA...................................................................     23
Disclosure Document......................................................      7
Discount Option Receivables..............................................     47
Discount Option Receivables Collections..................................     48
Discount Percentage......................................................     47
Distribution Date........................................................     15
DOL......................................................................     72
DTC......................................................................  2, 33
Early Amortization Period................................................     11
Eligible Account.........................................................     57
Eligible Deposit Account.................................................     39
Eligible Institution.....................................................     39
Eligible Investments.....................................................     40
Eligible Receivable......................................................     57
Enhancement Invested Amount..............................................     45
ERISA....................................................................     72
Euroclear................................................................     53
Euroclear Operator.......................................................     53
Euroclear Participants...................................................     53
Excess Finance Charges...................................................     43
Excess Funding Account...................................................     42
Exchange Act.............................................................      2
Excluded Series..........................................................     41
Expected Final Payment Date..............................................      9
FDIA.....................................................................     22
FDIC.....................................................................      6
Final Regulation.........................................................     72
Finance Charge Receivables...............................................      5
FIRREA...................................................................     22
Floating Allocation Percentage...........................................     40
Funding Period...........................................................     13
Funds....................................................................     27
Funds Collateral.........................................................     27
Group....................................................................     43
Holders..................................................................     54
Indirect Participants....................................................     52
Ineligible Receivables...................................................     56
Initial Accounts.........................................................      4
Initial Invested Amount..................................................     41
Initial Investor Amount..................................................     13
Insolvency Event.........................................................     22
Interchange..............................................................  5, 28
Interest Funding Account.................................................      9
Interest Payment Dates...................................................     38
Invested Amount.......................................................... 38, 41
IRS......................................................................     67
L/C Issuer...............................................................     46
Lending Guidelines.......................................................     24

TERM                                                                       PAGE
----                                                                      ------
MasterCard...............................................................      5
Miscellaneous Payments...................................................     40
Monthly Period...........................................................     29
Monthly Report...........................................................     50
Monthly Servicing Fee....................................................     49
Moody's..................................................................     39
Morgan...................................................................     51
New Issuance.............................................................     38
Non-Code Entity..........................................................     31
OID......................................................................     69
Paired Series............................................................     14
Participants.............................................................     52
Participation agreement..................................................     35
Participations...........................................................  3, 35
Parties in Interest......................................................     72
Pay Out Event............................................................     48
Payment Date.............................................................     50
Pooling Agreement........................................................      1
Prefunded Amount.........................................................     13
Prefunding Account.......................................................     13
Principal Allocation Percentage..........................................     40
Principal Commencement Date..............................................      9
Principal Funding Account................................................     10
Principal Receivables....................................................      5
Principal Shortfalls.....................................................     42
Principal Terms..........................................................     38
Prospectus Supplement....................................................      1
Rating Agency............................................................     17
Ratings Effect...........................................................     19
Receivables..............................................................   1, 3
Record Date.............................................................. 50, 51
Recoveries...............................................................     44
Regulations..............................................................     68
Related Account..........................................................     30
Removal Date.............................................................     37
Removal Notice Date......................................................     37
Removed Accounts.........................................................      5
Required Designation Date................................................     34
Required Principal Balance...............................................     41
Required Seller's Interest...............................................     19
Required Seller's Percentage.............................................     19
Reserve Account..........................................................     47
Revolving Period.........................................................     10
SCC......................................................................     65
Seller...................................................................      4
Seller's Certificate.....................................................      7
Seller's Interest........................................................      6
Separation...............................................................     30
Separation Agreement.....................................................     30
Series...................................................................      1
Series Cut-Off Date......................................................     10

TERM                                                                        PAGE
----                                                                        ----
Series Enhancement.........................................................    3
Series Issuance Date.......................................................   56
Series Termination Date....................................................   50
Service Transfer...........................................................   61
Servicer...................................................................   15
Servicer Default...........................................................   61
Servicing Fee..............................................................   49
Shared Principal Collections...............................................   42
Signet.....................................................................   30
Signet Bank................................................................   30
Special Payment Date.......................................................   48
Spread Account.............................................................   47
Standard & Poor's..........................................................   39
Supplement.................................................................    7
Supplemental Certificate...................................................   54
Tax Counsel................................................................   67
Tax Opinion................................................................   31
Termination Notice.........................................................   60
Terms and Conditions.......................................................   53
Transfer Deposit Amount....................................................   56
Trust...................................................................... 1, 3
Trust Assets...............................................................    3
Trust Cut-Off Date.........................................................    4
Trustee....................................................................    4
Trust Termination Date.....................................................   55
UCC........................................................................   21
U.S. Certificateholder.....................................................   67
U.S. Person................................................................   67
VISA.......................................................................    5
Withholding Agent..........................................................   70

                                    ANNEX I

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Unless otherwise specified in a Prospectus Supplement for a Series, investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against- payment basis through Citibank and Morgan as the respective depositaries of Cedel and Euroclear and as participants in DTC.

  Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in the same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

  TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in the same-day funds.

  TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to climinate this potential problem:

    (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing systems's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside of the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case or persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust of the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PRO-SPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUN-DER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Series Terms....................................................  S-3
Summary of Series Provisions...............................................  S-5
Risk Factors............................................................... S-16
Maturity Considerations.................................................... S-16
The Bank Portfolio......................................................... S-18
The Receivables............................................................ S-22
Use of Proceeds............................................................ S-26
The Bank................................................................... S-26
Series Provisions.......................................................... S-26
Underwriting............................................................... S-51
Glossary for Prospectus Supplement......................................... S-53
Annex I--Previous Issuances of Certificates................................  A-1

                                   PROSPECTUS

Available Information......................................................    2
Reports to Certificateholders..............................................    2
Incorporation of Certain Documents by Reference............................    2
Prospectus Summary.........................................................    3
Risk Factors...............................................................   18
The Bank's Credit Card and Consumer Lending Business.......................   25
The Accounts...............................................................   29
The Bank...................................................................   30
Assumption of the Bank's Obligations.......................................   31
Use of Proceeds............................................................   32
The Trust..................................................................   32
Description of the Certificates............................................   32
The Pooling Agreement Generally............................................   51
Certain Legal Aspects of the Receivables...................................   63
Certain Federal Income Tax Consequences....................................   67
ERISA Considerations.......................................................   72
Plan of Distribution.......................................................   74
Legal Matters..............................................................   74
Glossary for Prospectus....................................................   75
Annex I....................................................................  A-1

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--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     [LOGO OF CAPITAL ONE(R) APPEARS HERE]

                                  MASTER TRUST

                                  $500,000,000

                                   CLASS A  %
                           ASSET BACKED CERTIFICATES
                                 SERIES 1998-1

                                  $50,236,407

                                   CLASS B  %
                           ASSET BACKED CERTIFICATES
                                 SERIES 1998-1

                                CAPITAL ONE BANK
                              SELLER AND SERVICER

                               ----------------
                             PROSPECTUS SUPPLEMENT
                              DATED MARCH  , 1998
                               ----------------

                                BARCLAYS CAPITAL

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